As Filed with the Securities and Exchange Commission on November 2, 2005

Registration No. 333-127864

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGET CREDIT CARD OWNER TRUST 2005-1

(Issuer with respect to the Class A notes)
(Exact Name of Registrant as Specified in its Charter)

TARGET RECEIVABLES CORPORATION

(Originator of the Issuer)
(Exact Name of Registrant as Specified in its Charter)

Delaware	9999	41-1812153
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code No.)	Identification No.)

Target Receivables Corporation
1000 Nicollet Mall
Suite 3136
Minneapolis, Minnesota  55403
(612) 696-3102
(Address, Including Zip Code, and Telephone Number, Including Area Code, of the Registrant’s Principal Executive Office)

Douglas A. Scovanner
President
Target Receivables Corporation
1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 696-3102
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Andrew M. Faulkner
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-2853

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Notes	$900,000,000	100%	$900,000,000	$105,930(2)
Collateral Certificate(3)	$1,153,846,154	—	—	—

(1)                                  Estimated solely for the purpose of calculating the Registration Fee.

(2)                                  The Registration Fee is $105,930.00. $117.70 of the Registration Fee was previously paid with the initial filing of this Registration Statement.  $88,157.30 of the Registration Fee was paid with the filing of Amendment No. 1 to this Registration Statement and $17,655.00 of the Registration Fee is hereby paid; both of such amount were paid by applying such amounts against the $242,700.00 previously paid in connection with unissued Asset Backed Certificates registered under Registration Statement No. 333-103371, initially filed on September 22, 2003, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended. $136,887.70 of the previously-filed Registration Fee remains unused.

(3)                                  No additional consideration will be paid by purchasers of the Class A notes for the collateral certificate, which is pledged as security for the Class A notes.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement to Prospectus, dated October 31, 2005

TARGET CREDIT CARD OWNER TRUST 2005-1

Issuer

TARGET RECEIVABLES CORPORATION

Transferor and Administrator

TARGET NATIONAL BANK

Servicer of Target Credit Card Master Trust

$900,000,000 Floating Rate Class A Asset Backed Notes

Principal Amount	$900,000,000
Price	$900,000,000 (100.00%)
Underwriters’ Commissions	$2,250,000 (0.25%)
Proceeds to Target Receivables Corporation	$897,750,000 (99.75%)
Class A Interest Rate	one-month LIBOR + 0.06% p.a.
Interest Payment Dates	monthly on the 25th
First Interest Payment Date	December 27, 2005
Class A Expected Final Payment Date	October 25, 2010
Legal Maturity Date	October 27, 2014

The Target Credit Card Owner Trust 2005-1 is also issuing Subordinated Interests of the same series in an initial principal amount of $253,846,154. The Subordinated Interests will be subordinated to the Class A notes and initially will be retained by Target Receivables Corporation.

The Class A notes and the Subordinated Interests are obligations of Target Credit Card Owner Trust 2005-1 and are backed only by the assets of Target Credit Card Owner Trust 2005-1. None of the Class A notes, the Subordinated Interests or the collateral certificate, which is the primary asset of Target Credit Card Owner Trust 2005-1, are obligations of Target Corporation, Target National Bank, Target Capital Corporation, Target Receivables Corporation or any of their affiliates or are obligations insured by the FDIC.

These securities are highly structured. Before you purchase these securities, you should understand the structure and you should consider carefully the “Risk Factors” beginning on page S-13 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this prospectus supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

The underwriters of the Class A notes have agreed to purchase the Class A notes, subject to the terms and conditions in the underwriting agreement.

LEHMAN BROTHERS
BANC OF AMERICA SECURITIES LLC
CITIGROUP
JPMORGAN
MERRILL LYNCH & CO.

The date of this Prospectus Supplement is November 2, 2005.

Table of Contents

Important Notice About Information Presented in this Prospectus Supplement and the Attached Prospectus	S-1
Summary of Terms	S-2
Structural Summary	S-3
Transaction Flow Chart	S-12
Risk Factors	S-13
Target National Bank’s Credit Card Business	S-22
Target VISA	S-22
Private Label Credit Card Business (Target Card)	S-23
Marketing Programs and Account Origination	S-23
Target National Bank’s Underwriting Processes and Authorizations	S-23
Servicing of Accounts	S-25
Terms of Accounts	S-25
Delinquency and Collections Procedures for Target National Bank Credit Cards	S-26
The Master Trust Portfolio	S-27
General	S-27
Principal Receivables Outstanding	S-27
Delinquency Experience	S-28
Charge-Off Rate Experience	S-28
Principal Payment Rate Experience	S-29
Master Trust Portfolio Yield Experience	S-30
Characteristics of the Master Trust Portfolio	S-30
Creation of the Owner Trust	S-33
Use of Proceeds	S-33
Description of the Notes	S-34
General	S-34
Interest Payments	S-34
Principal Payments	S-35
Distributions to Noteholders	S-35
Note Distribution Account	S-36
Subordination	S-36
Events of Default and Rights Upon Event of Default	S-37
Transfer of the Subordinated Interests	S-38
Issuance of Additional Notes	S-38
Defeasance	S-39
Note Principal Funding Account and Noteholder Reserve Account	S-40
Optional Termination	S-40
Purchase of Class A Notes by TRC or the Owner Trust	S-40
Noteholder Reports	S-40
Description of the Collateral Certificate	S-41
General	S-41
Collateral Certificate Interest Payments	S-41
Collateral Certificate Principal Payments	S-42
Allocation Percentages	S-42
Application of Collections	S-44
Postponement of Accumulation Period	S-49
Sharing of Excess Finance Charge Collections	S-50
Shared Principal Collections	S-50
Excess Transferor Finance Charge Collections and Shared Transferor Principal Collections	S-51
Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs	S-52
Principal Funding Account	S-52
Reserve Account	S-53
Increases in the Principal Amount of the Collateral Certificate	S-53
Early Amortization Events	S-54
Servicing Fee and Expenses	S-56
Optional Termination	S-56
Series Termination	S-57
Underwriting	S-57
Other Series Issued and Outstanding	S-59
Glossary of Terms for Prospectus Supplement	S-60

i

Important Notice About Information Presented in this
Prospectus Supplement and the Attached Prospectus

The attached prospectus provides general information about Target Credit Card Owner Trust 2005-1 and Target Credit Card Master Trust, including terms and conditions that are generally applicable to the Class A notes issued by the owner trust and certificates issued by the master trust. The specific terms of the Class A notes are described in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Class A notes, the collateral certificate, Target Credit Card Owner Trust 2005-1 and Target Credit Card Master Trust in abbreviated form:

•        Summary of Terms provides important dates, amounts and other terms of your notes,

•        Structural Summary gives a brief introduction to the key structural features of your notes and the collateral certificate and directions for locating further information,

•        Transaction Flow Chart illustrates the flow of receivables, and

•        Risk Factors describes some of the risks that apply to your notes and the collateral certificate.

As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this prospectus supplement. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the table of contents included in the attached prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these notes in any state where the offer is not permitted.

We do not make any representation as to the accuracy of the information in this prospectus supplement as of any date other than the date set forth on its cover.

You can find a glossary with definitions of important terms that appear in this document under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-60 in this prospectus supplement or under the caption “Glossary of Terms for Prospectus” beginning on page 70 in the attached prospectus.

To understand the structure and terms of these securities, you must read carefully this prospectus supplement and the attached prospectus in their entirety.

Summary of Terms

Issuer:	Target Credit Card Owner Trust 2005-1
Transferor and Administrator:	Target Receivables Corporation
Servicer:	Target National Bank
Indenture Trustee and Master Trust Trustee:	Wells Fargo Bank, National Association
Owner Trustee:	Wilmington Trust Company
Pricing Date:	November 2, 2005
Closing Date:	November 9, 2005
Clearance and Settlement:	DTC/Clearstream/Euroclear
Owner Trust Assets:	The collateral certificate issued by Target Credit Card Master Trust, representing an undivided interest in receivables originated in consumer open-end credit card accounts of Target National Bank.

Series Structure:	Principal Amount	% of Total Series
Class A notes:	$900,000,000	78%
Subordinated Interests:	$253,846,154	22%
Annual Servicing Fee Rate:	2%
Credit Enhancement for Class A:	subordination of the Subordinated Interests
Class A Interest Rate:	one-month LIBOR + 0.06% p.a.
Interest Accrual Method:	actual/360
Interest Payment Dates:	monthly on the 25th
First Interest Payment Date:	December 27, 2005
Class A Expected Final Payment Date:	October 2010 distribution date
Legal Maturity Date:	October 2014 distribution date
Class A Anticipated Ratings (Moody’s/Standard & Poor’s):	Aaa/AAA

Structural Summary

This summary briefly describes certain major structural components of the Class A notes. To fully understand the terms of the Class A notes, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Target Credit Card Owner Trust 2005-1

Target Credit Card Owner Trust 2005-1 is the issuer of the Class A notes and is referred to as the owner trust. The Class A notes will be the only class of notes issued by the owner trust. The owner trust will be maintained by the indenture trustee for the benefit of the holders of the notes. The owner trust is a Delaware statutory trust formed for the purpose of issuing the notes and the Subordinated Interests. TRC is the beneficial owner of the owner trust.

For more information on the owner trust, see “The Owner Trusts” in the attached prospectus.

Target Credit Card Master Trust

Target Credit Card Master Trust, referred to as the master trust, is the issuer of the Series 2005-1 collateral certificate, which is referred to as the collateral certificate. The collateral certificate is one of two series of certificates issued by the master trust that will be outstanding as of the closing date. The master trust is maintained by the master trust trustee for the benefit of the holders of the securities of each outstanding series, including the collateral certificate, as of the closing date.

For more information on other series of the master trust, see “Other Series Issued and Outstanding” in this prospectus supplement.

Target Corporation

Target Corporation, referred to as Target, is one of America’s largest general merchandise retailers operating large-format discount stores. The receivables in the master trust portfolio primarily arise under Target VISA accounts and under Target Card private label revolving credit card accounts relating to the sale of merchandise and services by Target stores and Target.com.

For more information on Target, see “Target Corporation” in the attached prospectus.

Target National Bank

Target National Bank originates the Target VISA accounts and the Target Card accounts. Target National Bank also is the servicer of these accounts.

For more information on Target National Bank, see “Target National Bank” in the attached prospectus.

Target Financial Services

Target Financial Services, a division of Target, performs many of the services which Target National Bank, as servicer, would typically perform, including marketing, implementation of underwriting, implementation of authorizations, guest services, collections and systems support. Target Financial Services will also perform, on behalf of Target Receivables Corporation, most of the duties that Target Receivables Corporation, as administrator of the owner trust, is obligated to perform.

For more information on Target Financial Services, see “Target Financial Services” in the attached prospectus.

Target Capital Corporation

Target Capital Corporation, referred to as TCC, purchases the receivables originated by Target National Bank and subsequently sells the receivables to Target Receivables Corporation.

For more information on TCC, see “Target Capital Corporation” in the attached prospectus.

Target Receivables Corporation

Target Receivables Corporation, referred to as TRC, is the transferor of the receivables to the master trust, the administrator of the owner trust and the depositor of the collateral certificate into the owner trust. TRC holds the transferor certificate issued by the master trust and initially will retain the Subordinated Interests. The mailing address of TRC is 1000 Nicollet Mall, Suite 3136,

Minneapolis, Minnesota 55403 and the telephone number is (612) 696-3102.

For more information on TRC, see “Target Receivables Corporation” in the attached prospectus.

The Indenture Trustee

Wells Fargo Bank, National Association is the trustee under the indenture pursuant to which the Class A notes are issued. The corporate trust department of the indenture trustee is located at Sixth and Marquette, MAC N9311-161, Minneapolis, Minnesota 55479.

For more information on the indenture trustee, see “Description of the Notes—The Indenture Trustee” in the attached prospectus.

The Owner Trustee

Wilmington Trust Company is the owner trustee under the trust agreement for the owner trust. The corporate trust department of the owner trustee is located at 1100 North Market Street, Wilmington, Delaware 19890.

The Master Trust Trustee

Wells Fargo Bank, National Association is the trustee under the pooling and servicing agreement governing the collateral certificate. The corporate trust department of the master trust trustee is located at Sixth and Marquette, MAC N9311-161, Minneapolis, Minnesota 55479.

For more information on the master trust trustee, see “The Master Trust Trustee” in the attached prospectus.

The Collateral

The primary asset of the owner trust is the collateral certificate. The primary asset of the master trust is a pool of receivables arising under:

•       Target VISA accounts relating to the sale of merchandise and services by Target stores and other merchants and vendors participating in the worldwide VISA network, and

•       Target Card accounts relating to the sale of merchandise and services by Target stores.

For more information on the receivables, see “Target National Bank’s Credit Card Business” and “The Master Trust Portfolio” in this prospectus supplement.

Interests in the Master Trust

The master trust trustee maintains the master trust for several beneficiaries:

•       the owner trust, as holder of the collateral certificate,

•       certificateholders of other series issued by the master trust,

•       Target National Bank, as the holder of a participation in the assets of the master trust, and

•       TRC, as the holder of the transferor certificate issued by the master trust.

Each series, including the collateral certificate, has a claim to a specific dollar amount of the master trust’s assets, regardless of the total amount of principal receivables in the master trust at any time. TRC, as holder of the transferor certificate, and Target National Bank, as holder of the participation, hold the other claims to the master trust’s assets. The sizes of these claims fluctuate with the total amount of principal receivables in the master trust.

For more information on interests in the master trust, see “Description of the Certificates—Allocation of Master Trust Assets” in the attached prospectus.

The Series 2005-1 Collateral Certificate

The collateral certificate represents the right to receive a portion of collections on the underlying master trust assets and will also be allocated a portion of net losses on the principal receivables in the master trust, called the investor defaulted amount. Any collections allocated to the collateral certificate in excess of the amount owed to the owner trust and the servicer of the receivables will be shared with other series of certificates issued by the master trust or returned to TRC.

For more information on the collateral certificate, see “Description of the Collateral Certificate” in this prospectus supplement. For more information on the allocation of collections and payments to the collateral certificate, see “Description of the Collateral Certificate—Collateral Certificate Interest Payments,” “—Collateral Certificate Principal Payments” and “—Allocation Percentages” in this prospectus supplement.

The Class A Notes

The Class A notes represent obligations of the owner trust and will be secured by the collateral certificate and amounts received in respect of the collateral certificate, which will be the sole source of payments on the Class A notes. The amounts allocated to the collateral certificate will be used to pay principal of and interest on the Class A notes as those amounts become due, to cover net losses allocated to the collateral certificate and to pay the servicing fee and other expenses allocated to the collateral certificate. In no case will you receive more than the principal and interest owed to you under the terms of your notes described in this prospectus supplement.

For more information on the Class A notes, see “Description of the Notes” in this prospectus supplement.

Interest Payments

Interest on your Class A notes will be paid monthly on each distribution date for the related interest accrual period, from interest paid to the owner trust on the collateral certificate. A distribution date will occur on the 25th day of each month, or if that day is not a business day, the next business day, beginning on December 27, 2005. Your Class A notes will bear interest at one-month LIBOR plus 0.06% per year.

Interest for your Class A notes will be calculated as follows:

Class A outstanding principal amount at end of prior month	x	actual number of days in interest accrual period	x	Class A interest rate for interest accrual period
360

Each interest accrual period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest accrual period will begin on and include the closing date and end on but exclude the first distribution date for your notes.

You may obtain the interest rates for the current interest accrual period and the immediately preceding interest accrual period by telephoning the indenture trustee at (612) 667-8058.

For more information on the payment of interest on the Class A notes, see “Description of the Collateral Certificate—Collateral Certificate Interest Payments” and “—Application of Collections—Payment of Interest, Fees and Other Items” and “Description of the Notes—Interest Payments” in this prospectus supplement.

Principal Payments

Your Class A notes are expected to be paid in full on the October 2010 distribution date, which is the expected final payment date for the Class A notes. If an early amortization period has not commenced, the master trust will accumulate collections of principal receivables in a principal funding account during the accumulation period for the benefit of the owner trust, as holder of the collateral certificate, for the purpose of repaying the Class A notes on the Class A expected final payment date. The length of the accumulation period prior to the Class A expected final payment date will be as many months as is expected to be necessary for the accumulation of the Class A principal amount, but will not be more than twelve months or less than one month. The accumulation period will end on the first to occur of the following:

•       the day before an early amortization period begins,

•       the date on which the invested amount of the collateral certificate is reduced to zero, and

•       the October 2014 distribution date, which is the legal maturity date.

If your Class A notes are not paid in full on the Class A expected final payment date, an early amortization event will occur, the early amortization period will begin and the Class A notes will begin to receive monthly payments of interest and principal until the first to occur of the following:

•       the date on which they are paid in full,

•       the date on which the invested amount of the collateral certificate is reduced to zero,

•       the date on which the assets of the owner trust are fully liquidated after an event of default and acceleration of the outstanding principal amount of the notes, and

•       the legal maturity date.

For more information on the payment of principal of the Class A notes and the accumulation period, see “Description of the Collateral Certificate—Collateral Certificate Principal Payments” and “—Application of Collections—Payment of Principal” and “Description of the Notes—Principal Payments” and “—Distributions to Noteholders” in this prospectus supplement.

Credit Enhancement

Your Class A notes are credit enhanced through the subordination of the Subordinated Interests. Each month, the master trust will allocate a portion of net losses on the receivables in the master trust portfolio to the collateral certificate. Finance charge collections allocated to the collateral certificate ordinarily will be used to pay interest on the Class A notes, to fund the servicing fee with respect to the collateral certificate and then to cover the portion of net losses allocated to the collateral certificate.

If finance charge collections allocated to the collateral certificate are insufficient to make all required payments and reimbursements in any month, excess finance charge collections from other series issued by the master trust, if any, may be used to make required payments and reimbursements. If those amounts are not sufficient and TRC does not elect to apply excess transferor finance charge collections to cover those required payments and reimbursements or the amount of excess transferor finance charge collections applied is insufficient to cover those required amounts, principal collections allocated to the collateral certificate in an aggregate amount not to exceed the subordinated amount will be reallocated to make up shortfalls in amounts available to make interest payments on the Class A notes and pay the monthly servicing fee. The subordinated amount is equal to the difference between the invested amount of the collateral certificate and the outstanding principal amount of the Class A notes, but not less than zero. Any reallocation of principal collections allocated to the collateral certificate will result in a reduction in the invested amount of the collateral certificate. In addition, the invested amount of the collateral certificate will be reduced by:

•       any investor defaulted amount allocated to the collateral certificate and not funded by collections of finance charge receivables and other amounts available to the collateral certificate to cover the investor defaulted amount, and

•       any unpaid adjustment payment that TRC is required to but fails to make and that is allocated to the collateral certificate.

The Class A notes may suffer a loss of principal and shortfalls in interest payments if the subordinated amount is reduced to zero and there are shortfalls in collections of finance charge receivables and other amounts available to make interest payments and to cover the investor defaulted amount.

For a more detailed description of the subordination provisions of the Subordinated Interests, see “Description of the Notes—Subordination” in this prospectus supplement.

Allocations of Collections

Each month the servicer will allocate collections among:

•       the collateral certificate,

•       other series of certificates issued and outstanding,

•       the interests of any holders of participations in assets of the master trust, and

•       the transferor’s interest in the master trust.

Generally, you are entitled to receive payments of interest and principal only from collections and other master trust assets allocated to the collateral certificate.

The amount allocated to the collateral certificate will be based generally upon the invested amount of the collateral certificate compared to the total amount of principal receivables in the master trust. The invested amount of the collateral certificate is the sum of:

•       the initial invested amount of the collateral certificate, plus

•       any increase in the collateral certificate principal amount in connection with the issuance of additional Class A notes and/or Subordinated Interests, plus

•       the aggregate amount of reimbursement of investor charge-offs, minus

•       principal payments made to the holder of the collateral certificate, minus

•       the aggregate amount of investor charge-offs, minus

•       the amount of any reduction in the invested amount of the collateral certificate due to the purchase and subsequent cancellation of notes by TRC or the owner trust.

On the closing date, the invested amount of the collateral certificate will be $1,153,846,154, the Class A outstanding principal amount will be $900,000,000 and the outstanding principal amount of the Subordinated Interests will be $253,846,154.

During the accumulation period, collections of finance charge receivables allocated to the collateral certificate and the investor defaulted amount will be based upon the adjusted invested amount of the collateral certificate, which is equal to the invested amount of the collateral certificate less amounts accumulated in the principal funding account for the purpose of making payments to the Class A noteholders on the Class A expected final payment date.

If the invested amount of the collateral certificate is reduced due to investor charge-offs, collections of principal receivables and finance charge receivables allocated to the collateral certificate and available for payment on your notes may be reduced.

For a more detailed description of the allocation percentages used for the collateral certificate, see “Description of the Collateral Certificate—Allocation Percentages” in this prospectus supplement. For a description of the events which may lead to reductions in the invested amount of the collateral certificate, see “Description of the Collateral Certificate—Allocation Percentages” and “—Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Application of Collections

Collections of Finance Charge Receivables

Collections of finance charge receivables allocated to the collateral certificate will be used each month in the following order:

•       to pay interest due and payable on the Class A notes for the related interest accrual period,

•       to pay the monthly servicing fee,

•       to cover the investor defaulted amount,

•       to reimburse write downs of the invested amount of the collateral certificate due to investor charge-offs,

•       to pay interest, if any, on the Subordinated Interests,

•       to fund the reserve account, if TRC, at its option, designates a reserve account funding date,

•       to pay any other amounts required to be paid pursuant to the Indenture or any supplement to the Indenture, and

•       to be applied as excess finance charge collections.

Collections of Principal Receivables

So long as the subordinated amount is greater than zero, collections of principal receivables allocable to the collateral certificate, up to an amount equal to the subordinated amount, will be applied each month first to fund shortfalls, if any, in:

•       interest payments on the Class A notes, and

•       payments of the monthly servicing fee;

then collections of principal receivables allocable to the collateral certificate will be applied as follows:

•       during the revolving period:

—       first, at the request of TRC, provided that rating agency confirmation is received, used to reduce the outstanding principal amount of the Subordinated Interests in an amount not to exceed the subordinated amount, and

—       second, treated as shared principal collections,

•       during the accumulation period:

—       first, deposited up to the Class A controlled deposit amount in the principal funding account for the benefit of the owner trust for payment to the Class A noteholders on the Class A expected final payment date,

—       second, after the deposit in the principal funding account of an amount equal to the outstanding principal amount of the Class A notes, paid to the owner trust to be applied to pay principal of the Subordinated Interests until the subordinated amount has been paid in full, and

—       third, treated as shared principal collections, and

•       during an early amortization period:

—       first, paid to the owner trust to be applied to pay principal of the Class A notes, until the Class A outstanding principal amount has been paid in full or the invested amount of the collateral certificate is reduced to zero,

—       second, paid to the owner trust to be applied to pay principal of the Subordinated Interests until the subordinated amount has been paid in full, and

—       third, treated as shared principal collections.

For a more detailed description of the application of collections, see “Description of the Collateral Certificate—Application of Collections” in this prospectus supplement.

Group I

The collateral certificate is included in Group I and will share excess finance charge collections with other series in Group I. The series listed under “Other Series Issued and Outstanding” in this prospectus supplement is also included in Group I. Additional series issued by the master trust may be included in Group I or may be included in other groups that may be established.

For more information on sharing of excess finance charge collections among series in Group I, see “Description of the Collateral Certificate—Sharing of Excess Finance Charge Collections” in this prospectus supplement.

Shared Principal Collections

The collateral certificate is a principal sharing series. The series listed under “Other Series Issued and Outstanding” in this prospectus supplement is also a principal sharing series. Each principal sharing series that has a principal shortfall will receive a portion of the total amount of shared principal collections based on the amount of the principal shortfall for that series divided by the total principal shortfalls for all principal sharing series.

For more information on shared principal collections and principal sharing series, see “Description of the Collateral Certificate—Shared Principal Collections” in this prospectus supplement.

Early Amortization Events

The collateral certificate is subject to several early amortization events, which could cause principal to be paid on the collateral certificate, and thus on the Class A notes, prior to the Class A expected final payment date. If the collateral certificate or the master trust experiences an early amortization event, the early amortization period may begin. If the early amortization period begins, the Class A notes will receive monthly payments of principal and interest until the first to occur of the following:

•       the date on which they are paid in full,

•       the date the invested amount of the collateral certificate is reduced to zero,

•       the date on which the assets of the owner trust are fully liquidated after an event of default and acceleration of the outstanding principal amount of the notes, and

•       the legal maturity date.

Early amortization events may occur if TRC fails to make required deposits or payments, violates certain covenants and agreements or makes representations and warranties that are materially incorrect.

The following are also early amortization events:

•       the average portfolio yield for any three consecutive months is less than the average base rate for those three consecutive months,

•       the Class A outstanding principal amount is not paid in full on the Class A expected final payment date,

•       bankruptcy, insolvency or similar events relating to TRC, the servicer, TCC or the holder of the transferor certificate, and

•       the occurrence of an event of default and the acceleration of the outstanding principal amount of the notes under the indenture.

For more information on early amortization events, see “Description of the Collateral Certificate—Application of Collections—Payment of Principal” and “—Early Amortization Events” in this prospectus supplement.

Events of Default

The Class A notes are subject to several events of default, which could cause principal to be paid on the Class A notes prior to the Class A expected final payment date. If an event of default occurs, the indenture trustee or the holders of a majority by outstanding principal amount of the notes, including any portion of the Subordinated Interests held by an entity other than TRC or its affiliates, may declare the notes to be immediately due and payable. General references in this prospectus supplement to “notes” or “noteholder” includes any portion of the Subordinated Interests held by an entity other than TRC or its affiliates and any holder thereof, as applicable. Notes or Subordinated Interests held by TRC or its affiliates are not entitled to vote. If the Class A notes are accelerated, the indenture trustee can:

•       begin proceedings to collect amounts due from the owner trust,

•       foreclose on the collateral certificate,

•       sell the collateral certificate and use the proceeds to pay the notes, and

•       allow the owner trustee to continue to hold the collateral certificate and make principal payments of the notes from principal payments of the collateral certificate.

The following are events of default under the indenture:

•       principal of any class of notes is not paid in full on the legal maturity date,

•       the owner trust fails to pay interest on any class of notes when due and the failure continues for 35 days,

•       the owner trust becomes bankrupt or insolvent,

•       failure to observe or perform any covenants or agreements under the indenture, which failure has a material adverse effect on noteholders, and

•       the owner trust becomes subject to regulation as an “investment company” under the Investment Company Act of 1940.

For more information on events of default, see “Description of the Notes—Events of Default and Rights Upon Event of Default” in this prospectus supplement.

Defeasance

On any date on which certain conditions described herein have been satisfied, the notes will no longer be entitled to the security interest of the indenture trustee in the collateral certificate and the collateral certificate will be released from the lien of the Indenture. Following defeasance of the notes, the owner trust will transfer the collateral certificate to TRC, the owner trust will no longer be entitled to receive payments from the master trust trustee in respect of the collateral certificate and payments of principal of and interest on the notes will be made primarily from amounts deposited into accounts established by the owner trust in connection with the defeasance of the notes.

For more information on defeasance of the notes and the conditions required to be satisfied in connection therewith, see “Description of the Notes—Defeasance” in this prospectus supplement.

Optional Termination

TRC, as the holder of the transferor certificate, has the right to repurchase the collateral certificate, and thus cause an early repayment of the Class A notes, on any distribution date on or after the distribution date on which the outstanding principal amount of the Class A notes is less than or equal to 10% of the highest outstanding principal amount of the Class A notes at any time. The purchase price will be equal to the outstanding principal amount of the collateral certificate plus accrued and unpaid interest.

For more information on optional termination, see “Description of the Collateral Certificate—Optional Termination” in this prospectus supplement.

Federal Income Tax Characterization of the Class A Notes, Target Credit Card Owner Trust 2005-1 and the Target Credit Card Master Trust

Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to TRC, will render the opinion, in connection with the issuance of the Class A notes and subject to the assumptions and qualifications stated in its opinion, that:

•       under existing law the Class A notes will be classified as debt for U.S. federal income tax purposes, and

•       neither the owner trust nor the master trust will be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For more information regarding the application of U.S. federal income tax laws, see “Federal Income Tax Consequences” in the attached prospectus.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in the attached prospectus, the Class A notes will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For more information regarding the application of ERISA, see “ERISA Considerations” in the attached prospectus.

Risk Factors

Investment in the Class A notes involves risks. You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement.

Registration, Clearance and Settlement

The Class A notes offered by this prospectus supplement and the attached prospectus will be registered in the name of The Depository Trust Company or its nominee. The purchasers of those Class A notes will not be entitled to receive physical delivery of those Class A notes in definitive paper form except under limited circumstances. Owners of those Class A notes may elect to hold their Class A notes through The Depository Trust Company in the United States or through Clearstream Banking, société anonyme, or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems.

For more information regarding registration, clearance and settlement procedures, see “Description of the Notes—General” in this prospectus supplement and “Description of the Notes” in the attached prospectus.

Note Ratings

Upon issuance, the Class A notes are required to be rated in the highest rating category by at least one nationally recognized rating organization. It is anticipated that the Class A notes will be rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s.

Transaction Flow Chart

Target
National
Bank
Originates credit cards and services accounts; holder of participation in master trust assets
Target
Capital Corporation
(TCC)
Purchases receivables arising under credit card accounts originated by Target National Bank
Participation
Target Receivables
Corporation
(TRC)
Purchases receivables from TCC and transfers them to the master trust; retains transferor certificate; initially holds Subordinated Interests
Target Credit Card
Master Trust
(Delaware Common Law
Trust)
Target Credit Card Master Trust issues the Series 2005-1 collateral certificate that is deposited into Target Credit Card Owner Trust 2005-1
Existing Series
Target Credit Card
Owner Trust 2005-1
(Delaware Statutory
Trust)
Target Credit Card Owner Trust 2005-1 enters into an Indenture with an indenture trustee and issues Class A notes and the Subordinated Interests
Class A notes
Subordinated
Interests

Risk Factors

You should consider carefully the following risk factors in deciding whether to purchase the Class A notes described in this prospectus supplement.

Reduced collections of finance charge receivables or increased defaulted receivables could result in accelerated, delayed or reduced payments to you.

If the average portfolio yield, which is net of defaulted receivables, for any three consecutive months is less than the average base rate for the same three consecutive months, an early amortization event will occur and the early amortization period will begin. This could result in accelerated, delayed or reduced payments to you.

Reduced collections of principal receivables or an inadequate amount of principal receivables could result in accelerated, delayed or reduced payments to you.

Reductions in collections of principal receivables may cause the period necessary to repay the collateral certificate and, as a result, your Class A notes to extend beyond the Class A expected final payment date. In addition, an inadequate amount of principal receivables could result in an early amortization event, thereby resulting in early or delayed repayment or reduced payments of principal to the owner trust as holder of the collateral certificate and, as a result, on your Class A notes.

The receivables transferred to the master trust may be paid at any time. We cannot assure the creation of additional receivables in the master trust accounts or that any particular pattern of cardholder payments will occur. The amount of outstanding receivables will vary due to changes in credit terms and conditions, seasonal variations, the availability of other sources of credit, legal factors, general economic conditions, and the spending and borrowing habits of individual cardholders.

We can give you no assurance that sufficient collections of principal receivables will be available when expected, either to accumulate during the accumulation period or to pay to the owner trust as holder of the collateral certificate to be used to pay principal of the Class A notes on the Class A expected final payment date. Collections of principal receivables may or may not be constant from month to month or be similar to historical experience. The monthly principal payment rates on the receivables may vary due to any of the following: cardholders failing to make required minimum payments, cardholders paying only the minimum required amount, variations in the master trust portfolio receivables balance and changing payment habits of the cardholders. This could result in accelerated, delayed or reduced payments to you.

Allocations of defaulted receivables could result in reduced payments to you.

Target National Bank will write off defaulted receivables arising in accounts in the master trust portfolio. If the amount of defaulted receivables allocated to the collateral certificate exceeds the amount of funds available for reimbursement of those defaulted receivables, the owner trust as holder of the collateral certificate may not receive the full amount of principal and interest due to it and you may receive reduced payments on your Class A notes. See “Target National Bank’s Credit Card Business—Delinquency and Collections Procedures for Target National Bank Credit Cards,” “The Master Trust Portfolio—Delinquency Experience” and “—Charge-Off Rate Experience,” “Description of the Notes—Subordination,” and “Description of the Collateral Certificate—Application of Collections” and “—Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs” in this prospectus supplement.

Limited credit enhancement provided by the Subordinated Interests could result in reduced payments to you.

The credit enhancement provided for your Class A notes from the subordination of the Subordinated Interests is limited. The Class A notes may suffer a loss of principal and shortfalls in interest payments if the subordinated amount is reduced to zero and there are shortfalls in collections of finance charge receivables and other amounts available to make interest payments on the Class A notes and to cover the investor defaulted amount. This could result in reduced payments to you. See “Description of the Notes—Subordination” in this prospectus supplement.

A change in the terms and conditions of the accounts may reduce the amount of receivables arising under the accounts, reduce the portfolio yield, reduce the amount of collections on those receivables or otherwise alter payment patterns and could result in accelerated, delayed or reduced payments to you.

Target National Bank will sell receivables arising under specified credit card accounts to TCC which will sell those receivables to TRC. TRC will transfer those receivables to the master trust, but Target National Bank will continue to own the credit card accounts. As the owner of the accounts, Target National Bank retains the right to change account terms and conditions, including finance charges and other fees it charges and the required minimum monthly payment. For example, in 2005 Target National Bank began assessing finance charges at a prime based floating rate instead of a fixed rate on a majority of accounts. Certain changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the portfolio yield, reduce the amount of collections on those receivables or otherwise alter payment patterns. Payments to the owner trust on the collateral certificate and, therefore, payments to you could be accelerated, delayed or reduced as a result of these changes.

Competition in the credit card and debit card industry could impact Target National Bank’s ability to generate new accounts and receivables and might also affect payment patterns on the existing receivables which could result in accelerated, delayed or reduced payments to you.

The credit card industry is highly competitive. As the issuer of Target VISA, Target National Bank competes with other issuers of VISA credit cards and with issuers of MasterCard, American Express, Discover Card and other credit cards and charge cards, as well as issuers of debit cards. As new issuers enter the market and existing issuers try to expand their market share, effective advertising, target marketing, pricing and technology related strategies grow in importance. The ability of Target National Bank to compete in this industry environment will affect its ability to generate new accounts and receivables and might also affect payment patterns on the receivables. This could result in accelerated, delayed or reduced payments to you.

Fluctuations in the rate of receivables growth and principal payment rates due to the dependence on Target stores could result in accelerated, delayed or reduced payments to you.

Retailing is highly competitive. Target stores compete not only with other discount and general merchandise stores in the areas in which they operate but also with direct marketers and numerous types of retail outlets, including online retailers. Target stores currently accept most major credit cards and related debit cards. Target’s ability to compete in this environment will affect its ability to generate new receivables from Target National Bank credit cards, including Target VISA to the extent it is used for purchases in Target stores, and might also affect payment patterns on those receivables. Target stores may not be able to continue generating new receivables at the same rate as in previous years. Target may decide at any time to sell all or any portion of its business or assets. A significant decline in the amount of new receivables generated by the accounts in the master trust or a decline in the principal payment rate could result in reduced collections. This could result in accelerated, delayed or reduced payments to you.

TRC may not be able to add accounts to the master trust. This could result in accelerated, delayed or reduced payments to you.

If TRC’s percentage interest in the principal receivables and certain accounts in the master trust falls to a minimum level, currently set at 2%, TRC will be required to maintain that level of interest in the master trust assets by designating additional accounts for the master trust portfolio and transferring the receivables in those accounts to the master trust. TRC may not be able to designate additional accounts when required. If TRC fails to designate additional accounts when required, an early amortization event will occur and the early amortization period will begin. This could result in accelerated, delayed or reduced payments to you. See “The Pooling and Servicing Agreement—Addition of Master Trust Assets” in the attached prospectus.

Currently, all new accounts are automatically designated as additional accounts. These additional accounts may have different terms and conditions and may be of lower credit quality than existing accounts. This could result in accelerated, delayed or reduced payments to you.

So long as certain conditions are satisfied, TRC currently intends to automatically designate all new accounts as additional accounts and transfer the receivables in those accounts to the master trust. Credit card accounts purchased by Target National Bank and originated by other credit card originators may also be included as additional accounts if certain conditions are satisfied. Any additional accounts may have different terms and conditions than the accounts currently designated to have their receivables included in the master trust. These additional accounts and the related receivables may perform differently than the current accounts and receivables already included in the master trust. This could result in accelerated, delayed or reduced payments to you.

If any rating of the Class A	Any rating of the Class A notes by a rating agency will indicate:
notes is lowered or withdrawn, the market value of the Class A notes could decrease.	• its view on the likelihood that Class A noteholders will receive timely payments of interest and payments of principal by the legal maturity date, and
• its evaluation of the receivables and the availability of any enhancement for the Class A notes provided by the subordination of the Subordinated Interests.

Among the things a rating will not indicate are:
• the likelihood of payment in full of the Class A notes by the Class A expected final payment date,
• the likelihood that an early amortization event will occur,
• the marketability of the Class A notes,
• the market price of the Class A notes,
• the likelihood that a United States withholding tax will be imposed on non-U.S. noteholders, or
• whether the Class A notes are an appropriate investment for you.
Rating agencies other than those requested could assign a rating to the Class A notes and that rating could be lower than any rating assigned by a rating agency chosen by TRC.

A rating is not a recommendation to buy, sell or hold the Class A notes. A rating may be lowered or withdrawn at any time by a rating agency. The market value of the Class A notes could decrease if any rating of the Class A notes is lowered or withdrawn.

You may not be able to resell your Class A notes.

The underwriters may assist in resales of your Class A notes but they are not required to do so. A secondary market for the Class A notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class A notes.

Repayment of your notes is limited to the owner trust’s assets.

The owner trust will not have any significant assets for the benefit of your notes other than the collateral certificate, the note distribution account and, if the notes are defeased, any accounts established by the owner trust in connection with the defeasance. As a result, you must rely only on those assets for repayment of your notes. Although the owner trust may be required to sell the collateral certificate following an event of default, there can be no assurance that the proceeds of a sale of the collateral certificate will be sufficient to pay the interest or principal due to you. Additionally, the sale of the collateral certificate is subject to restrictions on transfer that may delay the payment on your notes.

If Target National Bank, TCC or TRC breaches representations and warranties relating to the receivables, it could result in accelerated, delayed or reduced payments to you.

Target National Bank represents and warrants to TCC, TCC represents and warrants to TRC and TRC represents and warrants to the master trust, the eligibility, validity and enforceability of the receivables arising under the accounts in the master trust portfolio, and the perfection and priority of the security interest in the transferred receivables. Neither the indenture trustee nor the master trust trustee makes any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations or warranties, or for any other purpose. If a representation or warranty relating to the receivables is violated, the cardholders may have defenses to payment or offset rights, or creditors of Target National Bank or TCC, as the case may be, may claim rights to these receivables. This could result in accelerated, delayed or reduced payments to you. See “The Pooling and Servicing Agreement” and “The Bank Receivables Purchase Agreement and the Receivables Purchase Agreement” in the attached prospectus.

Changes to consumer protection laws may impede Target National Bank’s collection efforts or alter the timing or amount of collections. This could result in accelerated, delayed or reduced payments to you.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those laws or failure to comply with those laws could make it more difficult for Target National Bank to collect payments on the receivables or could reduce the finance charges and other fees that Target National Bank can charge on credit card account balances, or could render some receivables uncollectible. Receivables which arise under accounts that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligor on those receivables. This could result in accelerated, delayed or reduced payments to you. See “The Pooling and Servicing Agreement—Representations and Warranties,” “The Bank Receivables Purchase Agreement and the Receivables Purchase Agreement” and “Legal Aspects of the Receivables—Consumer Protection Laws” in the attached prospectus.

Regulatory action could result in delayed or reduced payments to you.

Federal and state banking agencies have broad enforcement powers over Target National Bank. If the appropriate banking agency were to find that any securitization agreement of Target National Bank, the master trust or the owner trust, or the performance of any obligation under such an agreement, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement applicable to Target National Bank, that banking agency has the power to order Target National Bank, among other things, to rescind that agreement, refuse to perform that obligation, terminate that activity, or take such other action as that banking agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered Target National Bank to rescind or amend its securitization agreements, payments to you could be delayed or reduced, and Target National Bank may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency. See “Legal Aspects of the Receivables—Certain Regulatory Matters” in the attached prospectus.

The proposed implementation of new minimum payment requirements could increase delinquency and net charge-off rates in the accounts included in the master trust portfolio, resulting in accelerated, delayed or reduced payments to you.

In January 2003, the Federal Financial Institutions Examination Council, referred to herein as the FFIEC, issued guidelines regarding account management, risk management and loss allowance practices for institutions engaged in credit card lending. The Office of the Comptroller of the Currency, referred to herein as the OCC, has recently provided new interpretive guidance to Target National Bank and other OCC regulated banks with respect to the FFIEC’s guidelines that will result in an increase in the minimum payments due on a portion of the Target VISA and Target Card accounts when fully implemented by Target National Bank. The OCC guidance is intended to be responsive to concerns raised by the FFIEC that credit card lenders should require minimum payments that amortize outstanding account balances over a reasonable period of time. By December 31, 2005, in response to the OCC guidance, a new minimum payment is expected to be implemented for Target VISA accounts and, in 2006, Target National Bank expects to implement a new minimum payment due for Target Card accounts. See “Target National Bank’s Credit Card Business—Terms of Accounts” in this prospectus supplement.

These changes in minimum payments are likely to result in a near-term increase in delinquencies and charge-offs in the accounts in the master trust portfolio. Target National Bank is unable to predict at this time the magnitude of that increase or its long-term impact, if any, on portfolio performance. Any negative impact on portfolio performance may result in accelerated, delayed or reduced payments to you.

Insolvency or bankruptcy of Target National Bank, TCC or TRC could result in accelerated, delayed or reduced payments to you.

Target National Bank owns the credit card accounts under which the receivables arise. If Target National Bank becomes insolvent or is in an unsound financial condition, the Comptroller of the Currency is authorized to appoint the FDIC as receiver. Under these circumstances, the FDIC would have the statutory authority to take any of the following actions:

•   require the master trust trustee to go through an administrative claims procedure under which the FDIC could have up to 180 days to determine the master trust trustee’s right to payments collected on the receivables in the master trust,

• request a stay of up to 90 days of any judicial action or proceeding involving Target National Bank, and

•   repudiate any contract of Target National Bank within a reasonable time following the date of receivership and limit the master trust’s resulting claim to “actual direct compensatory damages” —not including lost profits or opportunity—measured as of the date of receivership, not the date of payment.

If the FDIC were to take any of these actions, your payments could be accelerated, delayed or reduced. See “Legal Aspects of the Receivables—Matters Relating to Bankruptcy or Receivership” in the attached prospectus.

The receivables in which the owner trust has an interest are conveyed to the master trust by TRC. TRC acquires them from TCC which in turn acquired the receivables from Target National Bank. The conveyances from Target National Bank to TCC and from TCC to TRC are intended to be treated as sales. However, a court could conclude that TCC or Target National Bank still owns the receivables and has only conveyed a security interest in the receivables. The receivables may then be subject to tax or other governmental liens and to administrative expenses of the bankruptcy or bank receivership proceeding of a predecessor in interest of those receivables. Also, a bankruptcy trustee or a creditor may attempt to cause TRC to be substantively consolidated with a predecessor in interest of the receivables. Recharacterization of the conveyance of the receivables as a pledge or substantive consolidation can delay or reduce payments to the owner trust as holder of the collateral certificate and, therefore, to you.

The FDIC, as conservator or receiver, would have the statutory authority to repudiate any contract of Target National Bank. This authority may permit the FDIC to repudiate the transfers of receivables to TCC. Under an FDIC regulation, however, the FDIC, as conservator or receiver, would not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the receivables, transferred by a bank if certain conditions are met. These conditions include that the transfer by Target National Bank must qualify for sale accounting treatment, be made for adequate consideration, and not be made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. Target National Bank believes that this FDIC regulation applies to the transfer of receivables under the bank receivables purchase agreement and that the conditions of the regulation have been satisfied.

If specified events related to the conservatorship or receivership of Target National Bank, or the bankruptcy or insolvency of TCC or TRC were to occur then an early amortization event would occur for all outstanding series and new principal receivables would cease to be transferred to the master trust. The FDIC, as conservator or receiver, may nonetheless have the power regardless of the terms of the bank receivables purchase agreement, the receivables purchase agreement, or the pooling and servicing agreement:

• to prevent the beginning of an early amortization period,
• to require new principal receivables to continue to be sold by Target National Bank to TCC, or
• to prohibit the continued transfer of receivables to TCC.

In addition, the FDIC, as conservator or receiver, may have the power to prevent the master trust trustee or the certificateholders (including the owner trust as holder of the collateral certificate) from appointing a new servicer under the pooling and servicing agreement. The events described in this paragraph could result in accelerated, delayed or reduced payments to you.

Issuance of additional series of certificates by the master trust may result in delayed or reduced payments to you.

The master trust has issued series of certificates other than the collateral certificate and is expected to issue additional series from time to time. The master trust may issue additional series with terms that are different from the terms of the collateral certificate without the prior review or consent of the owner trust as holder of the collateral certificate. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series of certificates or notes confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating on such certificates or notes. However, the terms of a new series could affect the timing and amount of payments on any other outstanding series and may result in delayed or reduced payments to you. See “Description of the Certificates—New Issuances” in the attached prospectus.

Shortfalls in investment earnings on amounts deposited in the special funding account and the principal funding account could result in accelerated or reduced payments to you.

Any amounts deposited in the special funding account or in the principal funding account will be invested in investments earning a rate that is likely to be less than the yield from collections of finance charge receivables and that is likely to be less than the base rate. Excess transferor finance charge collections will and any amounts on deposit in a reserve account may be used to fund shortfalls in investment earnings on amounts in the principal funding account during the accumulation period; however, there can be no assurances that these funds will be available or sufficient to cover shortfalls in investment earnings. Shortfalls in investment earnings may result in the occurrence of an early amortization event and the commencement of the early amortization period. This could result in accelerated or reduced payments to you.

You will have limited control of master trust or owner trust actions.

You will have limited voting rights relating to actions of the owner trust and the indenture trustee. You will not have the right to vote to direct the master trust trustee to take any actions other than the right to vote to commence an early amortization period or declare a servicer default. Moreover, actions taken or not taken by controlling certificateholders may be contrary to the actions that you determine to be in your best interest. In general, any voting right to which the owner trust, as holder of the collateral certificate, is entitled to exercise in respect of master trust actions will be passed through to noteholders. In such cases, holders of the same proportion of notes, by outstanding principal amount, as that specified for the applicable certificates will have a right to direct the exercise of the vote by the owner trust in respect of the collateral certificate.

During the revolving period, TRC may increase the outstanding principal amount of the collateral certificate, the Class A notes and the Subordinated Interests. If the conditions precedent described in this prospectus supplement are satisfied, TRC may also sell the Subordinated Interests to affiliates or third parties. Holders of the Subordinated Interests who are not affiliates of TRC will have a right to vote with Class A noteholders, as a single class, on any matter on which Class A noteholders have a right to vote, unless such right is expressly limited to Class A noteholders. Any such increase in the outstanding principal amount of the Class A notes or Subordinated Interests and any transfer of the Subordinated Interests to an entity that is not an affiliate of TRC may dilute your voting rights. See “Description of the Collateral Certificate—Increases in the Principal Amount of the Collateral Certificate” and “Description of the Notes —Transfer of the Subordinated Interests” in this prospectus supplement.

This prospectus supplement and the attached prospectus use defined terms. Any capitalized term used but not defined in this prospectus supplement is defined in the attached prospectus. Both the attached prospectus and this prospectus supplement contain a glossary of important terms where definitions can be found.

Target National Bank’s Credit Card Business

Effective July 8, 2004, receivables originated on Marshall Field’s and Mervyn’s private label credit cards were removed from the master trust in connection with Target’s sale of these receivables and related accounts and retail operations. All numerical portfolio information in this prospectus supplement reflects the removal of Marshall Field’s and Mervyn’s receivables balances for all periods.

Target National Bank’s credit card business is comprised of Target VISA and Target Card, as described in the table below.

Target National Bank	Composition of Receivables in Target National Bank’s Credit Card Portfolio
Credit Cards	as of September 30, 2005	as of December 31, 2004	as of December 31, 2003	as of December 31, 2002
Target VISA	89%	87%	85%	83%
Target Card	11%	13%	15%	17%

Target VISA

The pilot introduction of Target VISA in the fall of 2000 was focused on leveraging Target National Bank’s credit card operations to strengthen the loyalty of Target’s higher credit quality guests. The approaches to account acquisition, credit-granting and the features of Target VISA were tailored to encourage guests to both shop more frequently at Target stores and purchase more on each visit. Accordingly, the primary origination channel was to substitute Target VISA for the Target Cards of qualifying accountholders. Target VISA is accepted by Target stores as well as by other merchants and service providers throughout the VISA network.

In the fall of 2001, Target VISA was rolled out nationally with the conversion of approximately 4 million qualifying and primarily active Target Card accounts to Target VISA accounts. Additional conversions occurred in the fall of 2002, 2004 and 2005 for 1.6 million, 1.4 million and 600 thousand accounts, respectively.

Since the national rollout, expanding existing relationships with Target’s higher credit quality guests continues to remain the focus of Target VISA. New Target VISA accounts have been generated through applications offered at Target stores and online through the Target website. In the future, Target National Bank expects to continue to originate new Target VISA accounts and may convert select existing Target Card accounts to Target VISA accounts as these accounts meet Target VISA underwriting standards. As a result, Target VISA accounts may over time constitute a somewhat greater portion of the accounts designated to have their receivables included in the master trust.

Target VISA cardholders may currently use their Target VISA for purchases and cash advance transactions. Cardholders make purchases when using their Target VISA to buy goods or services. A cash advance is made when Target VISA is used to obtain cash from a financial institution or an automated teller machine to draw against the cardholder’s credit line. The majority of accounts are limited to cash advances up to 15% of their credit line, although certain low risk accounts are allowed cash advances up to 50% of their credit line. Target National Bank may from time to time offer additional credit card features or issue credit cards on other networks.

Private Label Credit Card Business (Target Card)

Currently, Target’s private label credit card, Target Card, is used to purchase products from Target stores and online through the Target website at www.target.com. New Target Card accounts are generated through applications offered at Target stores and online through the Target website. Target National Bank may test and introduce new private label credit card products from time to time. Credit cards issued by Target National Bank in the future may contain terms different from Target National Bank’s current credit cards.

Marketing Programs and Account Origination

Account Origination.   Over 96% of all new account originations in 2004 were the result of in-store origination channels. The primary vehicle that Target National Bank uses for in-store account origination is “instant credit.”  Applicants provide information, including name, address and social security number, which allows the credit underwriting system to access their credit history and to score their applications. For identification purposes, applicants must also present a valid picture identification and major credit card. Another vehicle that Target National Bank uses for account origination is the use of “Take-One” applications that are available to Target store guests. Target National Bank also originates new accounts through online applications submitted through the Target website.

Guests of Target stores can apply for a Target Card or a Target VISA. A Target VISA applicant is automatically considered for a Target Card if the applicant’s credit history does not meet requirements for the Target VISA. Currently, somewhat more than half of all newly approved accounts are Target Card accounts, with the remainder being Target VISA.

New Accounts.   Application information on all new accounts is entered into a new account processing system. Each application is source-coded to allow future tracking of activation rates, sales trends, delinquencies and charge-offs for various new account sources and promotional programs. Opening a new credit card account may entitle the cardholder to discounts on purchases.

For approved applications, the account is automatically established and a credit card is generated and mailed to the new cardholder. For instant credit accounts, a temporary card is also issued which can be used immediately for purchases.

Stimulation of Account Usage.   Target National Bank and Target stores operate various account loyalty and purchase frequency reward programs. Target encourages Target Card and Target VISA usage by contributing a specified percentage of cardholder purchases to the cardholder’s designated K-12 school. Account usage is also stimulated for Target VISA and Target Card by rewarding cardholders with discounts on future purchases. Additional account loyalty and reward programs may be used in the future.

Optional Balance Protection.   Target Card and Target VISA cardholders are offered an optional balance protection program called “SafetyNet.”  Under this program, the protected portion of an account balance is cancelled in qualifying cases of disability, unemployment, leave of absence, hospitalization, nursing-home care, or loss of life. Balance cancellations are considered credit adjustments for purposes of the master trust. See “Description of the Certificates—Dilution” in the attached prospectus. Fees for this program are treated as Principal Receivables.

Target National Bank’s Underwriting Processes and Authorizations

Account Underwriting and Credit Guidelines.   Target National Bank develops or adopts systems and specifications for underwriting and authorizations. It contracts with Target for services, including the implementation of these systems and of the underwriting and authorization specifications. Target National Bank’s underwriting process involves the purchase of credit bureau information. Target National Bank obtains credit reports from Experian, Inc., Equifax Credit Information Services, Inc., Trans Union Corp.

and other reporting agencies as appropriate. Individual credit bureau selection is based on the applicant’s mailing address and the perceived strength of each credit bureau service in that geographic region. The information obtained is electronically fed into proprietary scoring models developed for Target National Bank to calculate a credit score. These proprietary models are used along with other bureau information, including generic risk scores offered by the credit bureaus, to make approval, interest rate and credit limit assignment decisions. Target National Bank periodically analyzes performance trends of accounts originated at different score levels as compared to projected performance, and adjusts the minimum score or the opening credit limit to manage risk. Different scoring models may be used depending upon bureau type, account source and type of credit card. All new Target VISA accounts are underwritten by Target National Bank using credit scores from FICO, Inc. and proprietary scoring models. All Target VISA accounts converted from Target Card accounts are re-underwritten by Target National Bank using updated credit bureau information.

Ongoing Credit Monitoring.   To control the quality of its portfolio of credit cards, Target National Bank currently uses an adaptive control system in conjunction with statistical scoring models to evaluate each active account on its monthly cycle date. The models are used with other factors such as delinquency status, time on books and utilization to evaluate whether or not credit limits should be increased or decreased. If a credit limit change is warranted, based on this strategy, the change is made effective immediately.

Up to three types of scoring models are used for credit monitoring and strategy settings:

•       Internal behavior score:   Incorporates payment and usage behavior to predict the likelihood of an account going three or more cycles past due over the next six to twelve months. Internal models are customized at the product level to evaluate specific factors and their respective weighting. Scores are refreshed every month at billing.

•       External credit bureau score:   Reviews utilization, payment patterns and other behavior with external credit grantors to predict the likelihood of an account going two or more cycles past due over the next twelve months. All active accounts within the portfolio receive refreshed scores on a quarterly basis. In addition, active accounts are continuously monitored at the credit bureau and high risk behavior is reported on a daily basis through a trigger process. This daily report includes updated risk scores and specific credit bureau attributes that are integrated into the credit monitoring process.

•       External bankruptcy score:   Includes transactional information from other credit card issuers to predict the likelihood of an accountholder filing for bankruptcy within the next twelve months. All active Target VISA accounts receive refreshed scores on a monthly basis. In addition, Target VISA accounts previously assigned low-risk status that have migrated to high-risk status are refreshed on a daily basis.

Credit monitoring also includes segmentation and trend analysis to identify opportunities that may increase profitability. Standard analysis includes acquisition channel performance, risk score migration, utilization patterns, geographic variances and early stage delinquency trends. Opportunities are evaluated to determine the impact on both credit losses and revenues before they are implemented.

Credit Authorization.   For Target Card, point-of-sale terminals in Target stores have an online connection with Target National Bank’s credit authorization system and allow real-time updating of accounts. Every sales transaction is passed through a proprietary authorization system which looks at a variety of behavioral and risk factors to determine whether each transaction should be declined, approved or referred for further review.

For Target VISA, the TSYS (TSYS, Inc.) system is used in conjunction with adaptive control software to allow account authorization decisions to be made in real-time. The system looks at a variety of behavioral factors and predictive scoring models to set risk based authorization parameters.

Fraud Prevention.   Target Financial Services provides fraud prevention and detection services to Target National Bank. The TFS Fraud Prevention team monitors several types of transactions and contacts cardholders to confirm whether the account activity is authorized. The team uses industry-standard neural network scoring tools and observed rules to determine transactions that appear suspicious and require confirmation. In addition, the team works closely with Target National Bank in identifying and reviewing suspicious account applications, and leads the research efforts of all national fraud alerts.

Servicing of Accounts

Target National Bank performs the majority of full application new account data entry, review of new account worklists, billing statement preparation and mailing, the production and mailing of credit cards, the mailed communication of adverse credit decisions, and the mailing of collection letters at its offices in Sioux Falls, South Dakota. Credit card production and mailing of Target VISA are also performed at Target Financial Services’ facility in Tempe, Arizona. Credit card production at both sites is performed in a secure environment, including a separately alarmed secure area and audit procedures that are designed to maintain an accurate count of all cards produced, stored, destroyed and mailed.

An internal credit system supports the Target Card accounts by housing all guest account information, providing data interfaces for guest service and collections functions, enabling various credit account management functions (such as automated bill calculation and generation) and interfacing with other key systems. Such systems include Accounts Receivable, Collections, Credit Authorization, Point-of-Sale and Remittance Processing. These interfaces facilitate all key account maintenance and reconciliation functions. TSYS is currently under contract to provide similar account maintenance functions for Target VISA accounts. Target currently plans to move the Target Card from internal system support to the TSYS system in 2006.

Target National Bank sends monthly billing statements to cardholders. Statement mailing is highly automated, utilizing pre-sorting, bar coding and an on-site postal representative to increase efficiency. The billing statements present the total amount due and show the allocation among current fees, current finance charges and the minimum payment due. Under the account agreement and as allowed by law, late fees, returned check fees and other applicable fees may also be added to a cardholder’s outstanding balance. No issuance or annual fees are presently charged to any cardholders. The processing of cardholder remittances is serviced by Target Financial Services in Minneapolis, Minnesota using automated payment processing equipment and systems.

Terms of Accounts

In March 2005 and May 2005, respectively, a majority of Target VISA and Target Card account terms were changed to a variable rate APR. The annual periodic finance charge rate is a prime based variable rate except for Target VISA and Target Card accounts opened after October 2003 and April 2004, respectively,  which remain fixed, but are expected to be changed to a variable rate during 2006 and 2007. The fixed rate for the Target Card is between 21.0% to 21.6% and for the Target VISA is between 9.9% to 18.9% for purchases and 18.9% to 21.9% for cash advances. The variable rate for the Target Card is prime plus 15.99%. For Target VISA, the variable rate is prime plus a margin between 4.99% and 16.99% for purchases and a variable rate of prime plus 16.99% for cash advances. To date, there has been no material change in card usage or account terminations as a result of such changes in account terms. Target National Bank may change its finance charge rates at any time at its discretion, subject to applicable law. Late payment fees of $20 to $25—on Target Card accounts—and a tiered structure of $15, $29 or $35 based on balance on Target VISA accounts—are assessed each month on accounts that are delinquent in payment. In addition to late payment fees, the annual periodic finance charge rate may increase if the account is delinquent. Target National Bank from time to time tests different rate structures.

Finance charges for Target National Bank credit card accounts are calculated by multiplying the daily outstanding balance during a billing period by the daily periodic rate and adding these daily calculations together, subject to a minimum finance charge. Periodic finance charges on Target VISA cash advances are assessed from the date of the advance with no grace period. All other periodic finance charges are assessed from the date of purchase, although a grace period of approximately 25 to 30 days applies on purchases if the account is paid in full by the due date.

In January 2003, the FFIEC issued guidelines regarding account management, risk management and loss allowance practices for institutions engaged in credit card lending. The OCC has recently provided new interpretive guidance to Target National Bank and other OCC regulated banks with respect to the FFIEC’s guidelines that will result in an increase in the minimum payments due on a portion of the Target VISA and Target Card accounts when fully implemented by Target National Bank. The OCC guidance is intended to be responsive to concerns raised by the FFIEC that credit card lenders should require minimum payments that amortize outstanding account balances over a reasonable period of time. Currently, Target Card accounts have a minimum payment of either the greater of $10 or 5% of the outstanding balance or the greater of $20 or 10% of the outstanding balance. The Target VISA accounts have a minimum payment of the greater of $10 or 2.5% of the outstanding balance. By December 31, 2005, in response to the OCC guidance, a new minimum payment is expected to be implemented for Target VISA accounts which will equal the greater of (a) $10 or (b) the sum of the following:  1% of the new balance, any periodic finance charges, any returned check fees, and any late payment fees. In 2006, Target National Bank expects to implement a similar minimum payment due for Target Card accounts. These changes in minimum payment are likely to result in a near-term increase in delinquencies and charge-offs in the accounts in the master trust portfolio, although Target National Bank is unable to predict at this time the magnitude of that increase or its long-term impact, if any, on portfolio performance.

Delinquency and Collections Procedures for Target National Bank Credit Cards

Efforts to collect delinquent receivables are made for Target National Bank by the Target Financial Services collection department, collection agencies and outside attorneys. The collection department consists of approximately 600 full-time equivalents. New collectors undergo training which includes courses in professional debt collection, collection laws and regulations and negotiating skills. These courses are also available on a “refresher” basis for experienced collectors. Approximately 1,900 accounts per month are referred to various law firms to assist in collection efforts.

An account is considered delinquent if the minimum payment due is not received by the billing due date. At that time, the account is given a status of one day delinquent. Under current policies, a message requesting payment is printed on a cardholder’s billing statement after a scheduled payment has been missed. Soon after an account becomes delinquent, a proprietary collection model automatically scores the risk of the account and assigns a collection strategy to the account. The strategy dictates the contact schedule and collections priority for the account.

Accounts which become 180 days delinquent are charged off. However, subject to regulatory standards, Target National Bank has the ability, but not the obligation, to re-age accounts during delinquency if the obligor demonstrates a willingness and ability to repay by making at least three consecutive minimum payments and other conditions are satisfied. When Target National Bank receives notice of the bankruptcy of an obligor for an account, that account is charged off at the beginning of that account’s next billing cycle.

The Master Trust Portfolio

General

The master trust portfolio includes credit card receivables generated through accounts originated by Target National Bank that TRC has designated as master trust accounts.

The master trust accounts consist of:

•       accounts which were designated as master trust accounts when the master trust was initially established,

•       Automatic Additional Accounts designated upon creation as master trust accounts since the establishment of the master trust, and

•       Supplemental Accounts which have been designated as master trust accounts after they were created and since the establishment of the master trust.

All new accounts originated since the establishment of the master trust have been designated as Automatic Additional Accounts. To date, no Supplemental Accounts have been designated as master trust accounts. TRC is permitted to designate accounts, provided that certain conditions are satisfied, and at times is required to designate accounts, the receivables of which will be added to the master trust. TRC can designate accounts, the receivables of which will be removed from the master trust, if the conditions to removal are satisfied. As a result, the composition of the master trust is expected to change over time.

The following information reflects the historical performance and composition of the master trust portfolio of credit card accounts.  For the “Charge-Off Rate Experience”, “Principal Payment Rate Experience” and “Master Trust Portfolio Yield Experience” tables below, references to monthly periods mean calendar months.

The following information excludes historical data for accounts originated at Marshall Field’s and Mervyn’s. Receivables in these accounts were removed from the master trust on July 8, 2004 in connection with the sale of the related retail entities by Target.

Performance trends shown in the following tables reflect the seasoning of the master trust portfolio following the national rollout of the Target VISA in the fall of 2001, the improving credit quality of the portfolio and overall industry trends.

Principal Receivables Outstanding

The following table provides the amount of Principal Receivables Outstanding as of the indicated dates. In the following table:

•       “Principal Receivables Outstanding” means the aggregate amount of principal receivables outstanding at the end of the period shown.

Principal Receivables Outstanding
for Master Trust Portfolio
(Dollars in Thousands)

	As of September 30,		As of December 31,
	2005	2004	2004	2003	2002
Principal Receivables Outstanding	$ 5,313,443	$ 4,697,447	$ 5,451,036	$ 4,966,718	$ 4,502,858

Delinquency Experience

The following table provides the delinquency experience for the master trust portfolio as of the indicated dates. In the following table:

•       “Number of Days Delinquent” means the number of days following the original billing due date. For example, 30 to 59 days delinquent means that the minimum payment has not been received and that between 30 and 59 days have elapsed since the original billing due date,

•       “Delinquent Amount” represents the outstanding amount of total receivables that are delinquent in each delinquency category at the end of the period shown, and

•       the percentages result from dividing the “Delinquent Amount” by the total receivable balances at the end of the month.

Delinquency Experience
for Master Trust Portfolio
(Dollars in Thousands)

	As of September 30,				As of December 31,
Number of	2005		2004		2004		2003		2002
Days Delinquent	Delinquent Amount	Percent	Delinquent Amount	Percent	Delinquent Amount	Percent	Delinquent Amount	Percent	Delinquent Amount	Percent
30 to 59 Days	$ 90,673	1.66%	$ 82,437	1.71%	$ 82,440	1.48%	$ 90,687	1.78%	$ 80,025	1.74%
60 to 89 Days	59,954	1.10	56,768	1.18	57,023	1.02	61,723	1.21	57,954	1.26
90 Days or More	118,918	2.18	127,367	2.64	130,915	2.35	142,257	2.80	118,054	2.56
Total	$ 269,545	4.94%	$ 266,572	5.53%	$ 270,378	4.85%	$ 294,667	5.79%	$ 256,033	5.56%

Charge-Off Rate Experience

The following table provides the highest, lowest and average monthly gross and net charge-off rates for the master trust portfolio during any month in the periods shown. The average monthly gross and net charge-off rate for all months during the periods shown, in each case, is calculated as an arithmetic average of the gross or net charge-off rate for each month during the indicated period. In the following table:

•       “Gross Charge-Off Rates” are calculated as the amount of gross charge-offs for each month expressed as an annualized percentage of the total amount of Principal Receivables in the master trust as of the first day of that month.

•       The amount of gross charge-offs for any month is the amount of charged-off principal receivables recorded in the month.

•       “Net Charge-Off Rates” are calculated as the amount of net charge-offs for each month expressed as an annualized percentage of the total amount of Principal Receivables in the master trust as of the first day of that month.

•       The amount of net charge-offs for any month is the amount of gross charge-offs for that month, net of any recoveries from earlier charge-offs on principal receivables.

Charge-Off Rate Experience
for Master Trust Portfolio

	9 Months Ended September 30,		For the Year Ended December 31,
	2005	2004	2004	2003	2002
Highest Monthly Gross Charge-Off Rate	9.78%	11.45%	11.45%	11.75%	10.85%
Lowest Monthly Gross Charge-Off Rate	7.98%	9.69%	9.01%	9.13%	6.60%
Average Monthly Gross Charge-Off Rate	8.62%	10.37%	10.14%	10.89%	8.31%
Highest Monthly Net Charge-Off Rate	8.64%	10.37%	10.37%	10.99%	9.88%
Lowest Monthly Net Charge-Off Rate	6.11%	8.64%	8.03%	8.24%	5.11%
Average Monthly Net Charge-Off Rate	7.41%	9.35%	9.10%	10.04%	7.45%

Charge-offs depend on a variety of factors, including:

•       general economic conditions and trends in consumer bankruptcy filings,

•       underwriting policies and standards,

•       the mix of credit card products in the master trust portfolio,

•       terms and conditions of the accounts, and

•       growth and maturity of the portfolio.

Consistent with an industry-wide increase in bankruptcy filings prior to October 17, 2005, the effective date of new U.S. bankruptcy laws, charge-off rates for October and November 2005 master trust monthly periods are expected to increase.

Principal Payment Rate Experience

The following table provides the highest and lowest cardholder monthly principal payment rates for the master trust portfolio during any month in the periods shown and the average cardholder monthly principal payment rate for all months during the periods shown, in each case calculated as an arithmetic average of the principal payment rate for each month during the indicated period. In the following table:

•       “Principal Payment Rates” are calculated as principal payments collected during each month as a percentage of the total amount of Principal Receivables in the master trust as of the first day of that month.

Principal Payment Rate Experience
for Master Trust Portfolio

	9 Months Ended September 30,		For the Year Ended December 31,
	2005	2004	2004	2003	2002
Highest Monthly Principal Payment Rate	17.00%	15.86%	16.22%	15.19%	19.68%
Lowest Monthly Principal Payment Rate	14.43%	14.13%	14.13%	12.99%	13.87%
Average Monthly Principal Payment Rate	15.68%	15.11%	15.18%	13.98%	15.65%

Master Trust Portfolio Yield Experience

The following table provides the highest and lowest monthly master trust portfolio yields during any month in the periods shown and the average monthly master trust portfolio yield for all months during the periods shown, in each case calculated as an arithmetic average of the master trust portfolio yield for each month during the indicated period. In the following table:

•       “Master Trust Portfolio Yield” means for any month, the annualized percentage equivalent of a fraction:

—       whose numerator equals the total collections of Finance Charge Receivables for that month, and

—       whose denominator is the total amount of Principal Receivables in the master trust as of the first day of that month.

Master Trust Portfolio Yield Experience
Master Trust Portfolio

	9 Months Ended September 30,		For the Year Ended December 31,
	2005	2004	2004	2003	2002
Highest Master Trust Portfolio Yield	27.62%	26.67%	26.70%	28.01%	29.76%
Lowest Master Trust Portfolio Yield	23.94%	24.04%	24.04%	23.44%	24.80%
Average Master Trust Portfolio Yield	25.35%	25.12%	25.26%	24.88%	26.50%

Characteristics of the Master Trust Portfolio

The receivables and the accounts in the master trust portfolio, at the end of the day on September 30, 2005:

•       included $5,313,443,116 of Principal Receivables and $137,481,728 of Finance Charge Receivables,

•       had an average receivables balance of $904, excluding all accounts with a zero balance,

•       had an average credit limit of $3,594, of which the average receivables balance represented approximately 25%, excluding all accounts with a zero balance,

•       had an average account age of 45 months, excluding all accounts with a zero balance,

•       had billing addresses in all 50 states, the District of Columbia and in U.S. territories and possessions and on U.S. military bases, and less than 1% of the obligors had billing addresses outside of the United States,

•       included the following percentages of total receivable balances:  Target VISA 89% and Target Card 11%, and

•       included the following percentages of total number of accounts:  Target VISA 46% and Target Card 54%.

The following tables summarize characteristics of the master trust portfolio at the end of the day on September 30, 2005. These tables exclude all closed accounts which have a zero balance. Because the composition of the master trust portfolio may change in the future, these tables are not necessarily indicative of the composition of the master trust portfolio at any later time.

Composition by Account Balance
Master Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance	192,895	0.86%	$(6,914,359)	(0.13)%
$0.00	16,483,370	73.21	0	0.00
$0.01 to $500.00	3,756,263	16.68	735,194,468	13.49
$500.01 to $1,000.00	733,144	3.26	520,371,219	9.55
$1,000.01 to $3,000.00	846,647	3.76	1,523,383,816	27.95
$3,000.01 to $5,000.00	288,728	1.28	1,118,705,792	20.52
$5,000.01 to $10,000.00	192,653	0.85	1,293,693,673	23.73
Over $10,000.00	22,216	0.10	266,490,235	4.89
Total	22,515,916	100.00%	$5,450,924,844	100.00%

Composition by Credit Limit
Master Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
$0 to $250.99	8,202,611	36.43%	$176,768,791	3.24%
$251.00 to $500.99	2,555,161	11.35	304,989,287	5.60
$501.00 to $750.99	1,213,208	5.39	103,307,818	1.90
$751.00 to $1,000.99	1,077,970	4.79	192,374,012	3.53
$1,001.00 to $2,000.99	800,336	3.55	415,831,900	7.63
$2,001.00 to $2,500.99	391,625	1.74	227,451,942	4.17
$2,501.00 to $3,000.99	436,506	1.94	255,237,086	4.68
$3,001.00 to $3,500.99	190,292	0.85	165,849,947	3.04
$3,501.00 to $4,000.99	429,429	1.91	229,707,248	4.21
$4,001.00 to $4,500.99	230,332	1.02	217,303,333	3.99
$4,501.00 to $5,000.99	707,343	3.14	264,236,832	4.85
$5,001.00 to $6,000.99	779,504	3.46	431,655,107	7.92
$6,001.00 to $7,500.99	1,002,839	4.45	523,794,035	9.61
$7,501.00 to $9,999.99	1,420,320	6.31	702,020,091	12.88
$10,000.00 and over	3,078,440	13.67	1,240,397,415	22.75
Total	22,515,916	100.00%	$5,450,924,844	100.00%

Composition by Period of Delinquency
Master Trust Portfolio

Number of Days Delinquent	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current	21,928,877	97.39%	$4,898,145,364	89.86%
1 to 29 days	328,711	1.46	283,234,315	5.20
30 to 59 days	95,379	0.42	90,672,870	1.66
60 to 89 days	57,284	0.26	59,954,425	1.10
90 days or more	105,665	0.47	118,917,870	2.18
Total	22,515,916	100.00%	$5,450,924,844	100.00%

In the table “Composition by Account Age” below, “Account Age” is determined by the number of months elapsed since the account was originally opened. In the case of converted Target VISA accounts, the “Account Age” is determined by the number of months elapsed since the original Target Card account opening date.

Composition by Account Age
Master Trust Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to 1 year	3,357,332	14.91%	$553,802,359	10.16%
Over 1 year to 2 years	3,079,954	13.68	665,090,885	12.20
Over 2 years to 3 years	2,485,424	11.04	671,397,017	12.32
Over 3 years to 5 years	4,300,250	19.10	1,333,583,633	24.47
Over 5 years	9,292,956	41.27	2,227,050,950	40.85
Total	22,515,916	100.00%	$5,450,924,844	100.00%

In the table “Composition of Accounts by State” below, “Other” means not in excess of 5% of the percentage of total receivables outstanding and includes U.S. military, U.S. territories and non-U.S. accounts. The states are ranked by percentage of total receivables outstanding.

Composition of Accounts by State
Master Trust Portfolio

State	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
California	3,754,692	16.67%	$842,227,013	15.45%
Texas	1,607,647	7.14	438,900,011	8.05
Florida	1,795,878	7.98	375,587,892	6.89
Illinois	1,177,509	5.23	325,064,662	5.96
Minnesota	983,931	4.37	280,629,208	5.15
Michigan	1,008,089	4.48	278,250,532	5.10
Other	12,188,170	54.13	2,910,265,526	53.40
Total	22,515,916	100.00%	$5,450,924,844	100.00%

Creation of the Owner Trust

TRC and Wilmington Trust Company, a Delaware banking corporation, as owner trustee will form Target Credit Card Owner Trust 2005-1 as a Delaware statutory trust. The Trust Agreement for the owner trust will provide that the owner trust has been formed for a limited purpose and may not engage in any activities other than:

•        acquiring, owning and managing the assets of the owner trust,

•        issuing and making payments on the Class A notes, the Subordinated Interests and the certificates of beneficial interest in the owner trust, and

•        engaging in other activities incidental to the activities described above.

Because of its limited activities, the owner trust has contracted with TRC to provide administrative services, including providing notices to you and directions to the Indenture Trustee. You should refer to the Trust Agreement and the Deposit and Administration Agreement for a complete description of the owner trust’s activities.

The owner trust’s assets include the collateral certificate, the Note Distribution Account and certain accounts that may be created by the owner trust in connection with a defeasance of the notes as described herein. The owner trust is not expected to have any other assets, and payments of principal of and interest on the notes will only be made to the extent that the master trust allocates finance charge and principal collections to the collateral certificate or the owner trust defeases the notes as described herein and makes the deposits required in connection therewith. See “Description of the Notes—Defeasance” herein for a description of the requirements for defeasance of the notes.

The owner trust’s address is 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of the owner trustee and its telephone number at that address is (302) 636-6119.

Use of Proceeds

The net proceeds from the sale of the Class A notes will be paid to TRC in consideration of the collateral certificate and used by it for general corporate purposes.

Description of the Notes

The following is a summary of the material provisions of the Class A notes. This summary is not a complete description of the terms of the Class A notes. You should refer to “Description of the Notes” in the attached prospectus as well as the Indenture for a complete description.

General

The Class A notes will be issued under an Indenture between the owner trust and Wells Fargo Bank, National Association, as Indenture Trustee. The Class A notes represent obligations of the owner trust and payments on the Class A notes will only be made if the owner trust receives payment on the collateral certificate. The owner trust will be the holder of the collateral certificate and will pledge the collateral certificate, including its allocations of principal and interest from the master trust, to the Indenture Trustee for your benefit.

Payments of interest on the Class A notes will be made on each Distribution Date, and payments of principal will be made on the Class A Expected Final Payment Date and on any other date on which principal is to be paid, to the persons in whose names Class A notes are registered in the note register on the related Record Date, to the extent of available funds.

The Class A notes will be issued in $1,000 denominations and will be available only in global book-entry form through DTC in the name of its nominee Cede & Co. So long as the Class A notes are in global book-entry form, DTC or its nominee will be the registered holder of the Class A notes and your interest in the Class A notes will be represented, and may be transferred only, through financial institutions acting as direct and indirect participants in DTC. For more information on the form and denomination of your notes, book-entry registration, DTC and the standard settlement procedures of DTC, see “Description of the Notes—General”  and “—Form of Your Notes,” “—DTC,” “—Book-Entry Registration” and “—Initial Settlement” in the attached prospectus.

Interest Payments

You will be entitled to receive from available funds payment of Class A Monthly Interest plus Class A Carryover Interest on the 25th day of each month, or if such day is not a business day, the next business day—each a Distribution Date—that the Class A notes are outstanding.

On each Distribution Date, you will receive an interest payment based on the interest rate for your Class A notes for the related Interest Accrual Period, the outstanding principal amount of your Class A notes as of the end of the prior Monthly Period and the number of days in the related Interest Accrual Period.

The Class A notes are floating rate securities and will bear interest for each Interest Accrual Period at a rate determined by reference to one-month LIBOR. The Indenture Trustee will calculate the interest rate on the Class A notes for each Interest Accrual Period on the applicable LIBOR Determination Date. All determinations of interest by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes and binding on the Class A noteholders. All percentages resulting from any calculation of the rate of interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. If you do not receive your interest in full on any Distribution Date, you will be entitled to receive a payment equal to the shortfall amount on the next succeeding Distribution Date together with interest on such shortfall amount, called Class A Carryover Interest, to the extent that there are funds available to make that payment.

The owner trust will make interest payments on the Class A notes on each Distribution Date from money received from the collateral certificate and deposited in the Note Distribution Account. The Class A notes will receive interest payments prior to the Subordinated Interests.

Principal Payments

The Class A notes are scheduled to be paid in full on the October 2010 Distribution Date, which is the Class A Expected Final Payment Date. Principal may be paid earlier if an Early Amortization Period begins or if an Event of Default and acceleration of the outstanding principal amount of the notes occur under the Indenture. Final payment of principal may be delayed if the rate of repayment of principal of the receivables in the master trust is slower than expected or in certain other circumstances. See “Risk Factors.”

The Indenture Trustee is required to use the amount on deposit in the Note Distribution Account to pay principal of the Class A notes on the Class A Expected Final Payment Date. If the outstanding principal amount of the Class A notes is greater than zero after the Class A Expected Final Payment Date, principal will be paid on the following Distribution Dates until the first to occur of:

•       the date on which the full balance is paid,

•       the date on which the Invested Amount of the collateral certificate is reduced to zero,

•       the date on which assets of the owner trust are sold following an Event of Default and acceleration of the outstanding principal amount of the notes, and

•       the October 2014 Distribution Date, which is the Legal Maturity Date.

After an Event of Default has been declared, if the Indenture Trustee and the noteholders determine that the outstanding principal amount of the notes is due and payable, available amounts will be paid first to the Class A notes and then to the Subordinated Interests. See “—Subordination.”  For more information about principal payments, see “Description of the Collateral Certificate—Collateral Certificate Principal Payments” and “—Application of Collections—Payment of Principal.”

Distributions to Noteholders

On each Distribution Date, the Master Trust Trustee will allocate collections of Finance Charge Receivables and collections of Principal Receivables and other amounts to pay interest, principal, fees and other amounts on the collateral certificate. Amounts allocated to the collateral certificate in respect of principal on any Distribution Date during the Accumulation Period prior to the Class A Expected Final Payment Date will be deposited into the Principal Funding Account until those amounts become payable to the holder of the collateral certificate. Amounts payable to the owner trust as holder of the collateral certificate on any Distribution Date will be deposited by the Master Trust Trustee into the Note Distribution Account on that Distribution Date and used by the Indenture Trustee to make principal and interest payments on the Class A notes and Subordinated Interests on that Distribution Date in the following manner and order of priority:

•       all available amounts will be used first to pay Class A Monthly Interest and Class A Carryover Interest to the Class A noteholders and then to pay Subordinated Monthly Interest and Subordinated Carryover Interest, if any, to the holders of the Subordinated Interests, provided, however, that the aggregate amounts of interest payable to the noteholders on any Distribution Date shall not exceed the aggregate amounts distributable to the holder of the collateral certificate for that Distribution Date from Available Series 2005-1 Finance Charge Collections and amounts applied with respect to shortfalls in Available Series 2005-1 Finance Charge Collections; and

•       all remaining amounts will be applied to pay principal as follows:

—       during the Revolving Period, upon satisfaction of the conditions for a reduction of the outstanding principal amount of the Subordinated Interests, to the holders of the Subordinated Interests in the amount of such reduction; and

—       on and after the first to occur of the Class A Expected Final Payment Date and the first Special Payment Date, first to pay principal of the Class A notes, and then to pay principal of the Subordinated Interests, in each case until the first to occur of:

•  the date that the applicable principal amount is paid in full,

•       the date on which the Invested Amount of the collateral certificate is reduced to zero,

•       the date on which assets of the owner trust are sold following an Event of Default and acceleration of the outstanding principal amount of the notes, and

•  the Legal Maturity Date; and

•       all remaining amounts to TRC as holder of the equity in the owner trust;

provided that, instead of depositing into the Collection Account and the Note Distribution Account amounts payable to TRC by the Master Trust Trustee or the Indenture Trustee on any Distribution Date, the Servicer and the Master Trust Trustee, respectively, may pay those amounts directly to TRC and, if so paid, those amounts will be deemed to have been deposited into the applicable account and paid to TRC by the Master Trust Trustee or the Indenture Trustee, as applicable. In addition, so long as Wells Fargo Bank, National Association serves as both Master Trust Trustee and Indenture Trustee, payments to noteholders can be made directly from the Collection Account and the Principal Funding Account without flowing through the Note Distribution Account with the same effect as if made from the Note Distribution Account.

Note Distribution Account

The Administrator will establish and maintain for the benefit of the noteholders a Note Distribution Account, which will be an Eligible Deposit Account. The Master Trust Trustee, on behalf of the owner trust, will deposit into the Note Distribution Account on each Distribution Date payments of principal and interest due on the collateral certificate for that Distribution Date. Amounts deposited in the Note Distribution Account on any Distribution Date will be used to make interest and, if applicable, principal payments to the holders of the Class A notes on that Distribution Date.

Subordination

The Subordinated Interests will be subordinated to the Class A notes. At closing, the Subordinated Interests will not have a stated interest rate and will not be entitled to payments of interest. Any principal payments on the Subordinated Interests will not begin until the Class A notes have been paid in full unless:

•       TRC requests a reduction of the outstanding principal amount of the Subordinated Interests during the Revolving Period, and

•       the Rating Agency Condition is satisfied.

If collections of Principal Receivables allocated to the collateral certificate are reallocated to pay interest on the Class A notes or the Monthly Servicing Fee, the outstanding principal amount of the Subordinated Interests may not be repaid.

If Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections for any Monthly Period are not sufficient to cover the Investor Defaulted Amount, or if on any Distribution Date on which the Transferor Amount is zero, TRC is obligated but fails to make an Adjustment Payment, an Investor Charge-Off will occur and the Invested Amount of the collateral certificate will be reduced and principal may not be paid in full. The Subordinated Interests will bear this risk prior to the Class A notes.

If receivables of the master trust are sold in connection with the occurrence of the Legal Maturity Date or the assets of the owner trust are sold after an Event of Default and the outstanding principal amount of the notes is accelerated, the net proceeds of that sale which are available to make principal payments on the notes will be paid first to the Class A notes before any payments will be made to the Subordinated Interests. See “Description of the Collateral Certificate—Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs.”

Events of Default and Rights Upon Event of Default

Events of Default.   Each of the following is an Event of Default under the Indenture:

•       principal of any class of notes is not paid in full on the Legal Maturity Date,

•       the owner trust fails to pay interest on any class of notes when due and the failure continues for 35 days,

•       the owner trust becomes bankrupt or insolvent,

•       failure to observe or perform in any material respect any covenants or agreements contained in the Indenture and that failure has a material adverse effect on noteholders and the failure continues unremedied for 60 days after written notice is given by the Indenture Trustee or noteholders representing greater than 50% of the outstanding principal amount of the notes, or

•       the owner trust becomes subject to regulation as an “investment company” under the Investment Company Act of 1940.

General references to “notes” and “noteholders” include any portion of the Subordinated Interests transferred by TRC to an entity other than an affiliate of TRC and that third-party holder of the Subordinated Interests, respectively. As a result, any holder of the Subordinated Interests other than TRC and its affiliates will have a right to vote with Class A noteholders, as a single class, on whether to declare the outstanding principal amounts of the Class A notes and the Subordinated Interests due and payable after the occurrence of an Event of Default.

Remedies upon Event of Default.   During the occurrence of an Event of Default, the Indenture Trustee or holders of a majority in outstanding principal amount of the notes, voting as a single class, may declare the outstanding principal amount of the notes to be immediately due and payable. That declaration may be rescinded only by the holders of a majority of the principal amount of the notes, voting as a single class.

If the notes are declared to be due and payable following an Event of Default, the Indenture Trustee may:

•       begin proceedings to collect amounts due from the owner trust or exercise other remedies available to it as a secured party,

•       foreclose on the collateral certificate and any other owner trust property,

•       sell the collateral certificate and any other owner trust property to a party or parties other than TRC and its affiliates and agents and use the proceeds from the sale to repay you on a date determined by the Indenture Trustee and specified to the owner trust and the noteholders as provided in the Indenture, and

•       allow the owner trustee to continue to hold the collateral certificate and any other owner trust property and pass through any payments on the collateral certificate to you.

If an Event of Default occurs and principal of the notes is declared to be immediately due and payable, you may receive principal of your Class A notes prior to the Class A Expected Final Payment Date. For a description of other events that may have a similar effect, see “Description of the Collateral Certificate—Application of Collections—Payment of Principal—Early Amortization Period.” For a further description of rights upon the occurrence of an Event of Default, see “Description of the Notes—The Indentures—Events of Default; Rights Upon Event of Default” in the prospectus.

Transfer of the Subordinated Interests

TRC will initially retain the Subordinated Interests. In the future, TRC may sell all or a portion of the Subordinated Interests. If TRC does sell the Subordinated Interests, the owner trust, at the direction of TRC,  will enter into an indenture supplemental to the Indenture with the Indenture Trustee that will specify the interest rate for the Subordinated Interests as well as other relevant provisions. TRC can only sell the Subordinated Interests if:

•       TRC notifies the Indenture Trustee, the servicer and the rating agencies of the proposed transfer of the Subordinated Interests,

•       the transfer satisfies the Rating Agency Condition,

•       no Event of Default has occurred under the Indenture before the transfer,

•       TRC delivers an officer’s certificate to the Indenture Trustee stating that TRC believes that the transfer will not cause an Event of Default to occur, and

•       TRC delivers a tax opinion to the Indenture Trustee regarding the transfer.

Holders of the Subordinated Interests, other than TRC and its affiliates, will have a right to vote together with the Class A noteholders, as a single class where the consent of each noteholder is not required, on any matter on which Class A noteholders are entitled to vote under the Indenture, unless such voting right is expressly limited to Class A noteholders.

Issuance of Additional Notes

During the Revolving Period, TRC may, subject to certain conditions, cause the Indenture Trustee to issue additional notes. When issued, the additional notes will be identical in all respects to the outstanding notes of the same class and will be entitled to the benefits of the Indenture.

Additional notes of any outstanding class will only be issued upon satisfaction of the following conditions:

•       TRC will have given the Indenture Trustee, the servicer and the rating agencies notice of the date and terms of the additional issuance,

•       the conditions precedent for increasing the outstanding principal amount of the collateral certificate have been met and the outstanding principal amount of the collateral certificate has been increased,

•       the required amount of subordination is available or will become available upon the issuance of these additional notes,

•       the additional issuance satisfies the Rating Agency Condition,

•       TRC will have delivered to the Indenture Trustee a certificate which states that TRC believes that the additional issuance will not have a material adverse effect on the outstanding notes; for the purposes of making this determination, a dilution of voting rights will not constitute a material adverse effect on any class of notes, see “Risk Factors—You will have limited control of master trust or owner trust actions” in this prospectus supplement, and

•       TRC will have delivered to the Indenture Trustee a tax opinion relating to the additional issuance.

Defeasance

On any date on which the following conditions have been satisfied, the notes will no longer be entitled to the security interest of the Indenture Trustee in the collateral certificate, including amounts distributable by the Master Trust Trustee in respect thereof, and the collateral certificate will be released from the lien of the Indenture:

•       the owner trust has deposited

—       into the Note Principal Funding Account an amount equal to the outstanding principal amount of the Class A notes,

—       into the Note Principal Funding Account an amount equal to the outstanding principal amount of the Subordinated Interests not held by TRC or its affiliates plus any other related amount specified in an indenture supplemental to the Indenture,

—       into the Noteholder Reserve Account an amount equal to the aggregate amount of interest accrued and unpaid in respect of the Class A notes and the Subordinated Interests through, but not including, the first Distribution Date in the Defeasance Period, and

—       if the deposit occurs prior to the commencement of the Early Amortization Period, into the Noteholder Reserve Account an additional amount equal to the Class A Defeasance Covered Amount plus the Subordinated Defeasance Covered Amount, as estimated by the Administrator, for each Interest Accrual Period in the Defeasance Period, other than the Interest Accrual Period related to the first Distribution Date in the Defeasance Period;

•       the owner trust has delivered to the Indenture Trustee an opinion of counsel to the effect that the deposit and termination of obligations as described above will not result in the owner trust being required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following such deposit none of the owner trust, the Noteholder Reserve Account or the Note Principal Funding Account will be deemed to be an association or publicly traded partnership taxable as a corporation;

•       the owner trust has delivered to the Indenture Trustee a certificate, which may be a certificate from an officer of TRC, stating that the owner trust or TRC reasonably believes that the deposit and the release of the lien of the Indenture Trustee on the collateral certificate will not cause an Event of Default or a Default to occur; and

•       the Rating Agency Condition has been satisfied.

Following defeasance of the notes as described above, the owner trust will transfer the collateral certificate to TRC and will no longer be entitled to receive payments from the Master Trust Trustee in respect of the collateral certificate. If the notes are defeased, payments of principal and interest on the notes will be made primarily from amounts deposited into the Note Distribution Account, the Note Principal Funding Account and the Noteholder Reserve Account in connection with the defeasance of the notes.

Note Principal Funding Account and Noteholder Reserve Account

If the owner trust elects to defease the Class A notes and Subordinated Interests pursuant to the Indenture as described herein under “Defeasance,” then, on or prior to the date of defeasance, the owner trust will cause the Administrator to establish and maintain, in the name of the Indenture Trustee, for the benefit of the holders of the Class A notes and the Subordinated Interests, two separate Eligible Deposit Accounts to be called the Note Principal Funding Account and the Noteholder Reserve Account. Funds on deposit in the Note Principal Funding Account and the Noteholder Reserve Account will be invested in Eligible Investments by the Indenture Trustee at the direction of the Administrator. All gains on investments made with funds on deposit in the Note Principal Funding Account and the Noteholder Reserve Account will be credited to the applicable account and all losses on those investments will be charged to the applicable account. On each Distribution Date following the defeasance of the notes, the Indenture Trustee or paying agent at the direction of the Administrator, will withdraw from the Note Principal Funding Account and the Noteholder Reserve Account and deposit into the Note Distribution Account the aggregate amount of interest and principal due and payable on the Class A notes and Subordinated Interests on that Distribution Date. Upon the payment in full of the notes, all amounts remaining in the Note Principal Funding Account and the Noteholder Reserve Account will be paid to TRC, as holder of the equity of the owner trust.

Optional Termination

The Class A notes will be redeemed by the owner trust on any Distribution Date on which TRC optionally elects to repurchase the collateral certificate. TRC may repurchase the collateral certificate on any Distribution Date on or after the Distribution Date on which the outstanding principal amount of the Class A notes is less than or equal to 10% of the highest outstanding principal amount of the Class A notes at any time. See “Description of the Collateral Certificate—Optional Termination” in this prospectus supplement for a description of the circumstances under which the collateral certificate may be repurchased by TRC.

Purchase of Class A Notes by TRC or the Owner Trust

TRC or the owner trust may purchase Class A notes in the secondary market and request that the Indenture Trustee cancel those Class A notes and/or any Subordinated Interests held by TRC or the owner trust and reduce the outstanding principal amount of the Class A notes and/or Subordinated Interests by the respective amount so cancelled, provided that Subordinated Interests may not be cancelled unless a pro rata amount of Class A notes are being simultaneously cancelled or the Rating Agency Condition is satisfied. On any date on which Class A notes and/or Subordinated Interests are cancelled, the outstanding principal amount and the Invested Amount of the collateral certificate will be reduced by a corresponding amount.

Noteholder Reports

You will receive a monthly report from the Administrator as described in the attached prospectus. If definitive Class A notes are issued, the monthly notice will be mailed to your address as it appears on the Indenture Trustee’s register.

Description of the Collateral Certificate

The following is a summary of the material provisions of the collateral certificate. This summary is not a complete description of the terms of the collateral certificate. You should refer to “Description of the Certificates” and “The Pooling and Servicing Agreement” in the attached prospectus as well as the Pooling and Servicing Agreement and the Series 2005-1 Supplement for a complete description.

General

The owner trust will be the holder of the collateral certificate and will pledge the collateral certificate, including its allocations of principal and interest from the master trust, to the Indenture Trustee for your benefit.

The collateral certificate will be issued under the Pooling and Servicing Agreement and the Series 2005-1 Supplement. The collateral certificate represents the right to receive payments from collections of Finance Charge Receivables and Principal Receivables allocated to the collateral certificate. The collateral certificate also represents the right to receive payments, if available, from Excess Finance Charge Collections and Shared Principal Collections allocated to the collateral certificate. In addition, the collateral certificate will be allocated a portion of net losses on the Principal Receivables, called the Investor Defaulted Amount.

The owner trust as holder of the collateral certificate will also be entitled to amounts in the Principal Funding Account and, if TRC, at its option, designates a Reserve Account Funding Date, the Reserve Account and the collateral certificate’s share of amounts in the Special Funding Account and the Collection Account, and investment earnings on amounts in these accounts, as applicable.

The master trust has also issued the Transferor Certificate and a Participation. TRC owns the Transferor Certificate. Target National Bank owns the Participation. TRC may transfer the Transferor Certificate in whole or in part under the limitations and conditions described in the Pooling and Servicing Agreement. See “Description of the Certificates—The Transferor Certificate” and “—Participations” in the attached prospectus.

Collateral Certificate Interest Payments

The owner trust as holder of the collateral certificate will be entitled to receive from available funds payment of accrued and unpaid interest on the 25th day of each month, or if such day is not a business day, the next business day—each a Distribution Date—that the collateral certificate is outstanding. The amount of interest required to be paid on the collateral certificate on each Distribution Date is equal to the amount of interest due and payable on the Class A notes and the Subordinated Interests on that Distribution Date.

Interest payments on the collateral certificate on each Distribution Date will be funded from:

•        the Floating Allocation Percentage of collections of Finance Charge Receivables received during the preceding Monthly Period, plus

•        other amounts treated as Available Series 2005-1 Finance Charge Collections for that Monthly Period.

To the extent Available Series 2005-1 Finance Charge Collections are insufficient to make the required interest payment for the collateral certificate, Excess Finance Charge Collections allocated to the collateral certificate will be applied to cover the shortfall. See “—Application of Collections—Payment of Interest, Fees and Other Items—Excess Finance Charge Collections.”

The “Required Amount” means for any Distribution Date, the shortfall, if any, in the amount of Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections allocated to the collateral certificate and available to make required payments of the Class A Monthly Interest, any Class A Carryover Interest and the Monthly Servicing Fee. If for any Distribution Date there is a Required Amount and TRC does not elect to apply Excess Transferor Finance Charge Collections to the Required Amount or the amount of Excess Transferor Finance Charge Collections applied is insufficient to cover the Required Amount, the Principal Allocation Percentage of collections of Principal Receivables for the Monthly Period preceding that Distribution Date, in an amount not to exceed the Subordinated Amount, will be reallocated to pay the outstanding Required Amount. These collections of Principal Receivables applied to cover the Required Amount are referred to in this prospectus supplement as Reallocated Principal Collections. Reallocated Principal Collections will not be available to make principal payments on the collateral certificate or, therefore, the Class A notes and will result in a reduction in the Invested Amount of the collateral certificate. See “—Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs.”

Collateral Certificate Principal Payments

The owner trust, as holder of the collateral certificate, is scheduled to receive an amount of principal equal to the full outstanding principal amount of the Class A notes on the Class A Expected Final Payment Date. Principal of the collateral certificate may be paid earlier if an Early Amortization Period begins and the final payment of principal may be delayed if the rate of repayment of principal of the receivables in the master trust is slower than expected or in certain other circumstances. See “Risk Factors.”

Principal deposits to the Principal Funding Account or payments on the collateral certificate on each Distribution Date with respect to the Accumulation Period or an Early Amortization Period will be funded from:

•        the Principal Allocation Percentage of collections of Principal Receivables received during the preceding Monthly Period, plus

•        other amounts treated as Available Series 2005-1 Principal Collections for that Monthly Period.

To the extent Available Series 2005-1 Principal Collections are insufficient to make the designated deposits or payments on the collateral certificate, Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections allocated to the collateral certificate will be applied to cover the shortfall. See “—Application of Collections—Payment of Principal.”

Collections of Principal Receivables allocable to the collateral certificate but not needed to make payments on the Class A notes or the Subordinated Interests may be applied as Shared Principal Collections for the benefit of other series.

Allocation Percentages

For each Monthly Period, the servicer will allocate collections of Finance Charge Receivables, collections of Principal Receivables and the Defaulted Amount among:

•        the collateral certificate,

•        the interests of certificateholders of all other series issued and outstanding,

•        the Transferor’s Interest, and

•        the interests of the holders of any Participations.

Collections of Finance Charge Receivables and the Defaulted Amount will be allocated to the collateral certificate based on the Floating Allocation Percentage. Collections of Principal Receivables will be allocated to the collateral certificate based on the Principal Allocation Percentage.

For any Monthly Period, the Floating Allocation Percentage is the percentage equivalent of a fraction:

•        whose numerator equals the Adjusted Invested Amount of the collateral certificate at the end of the last day of:

(1)       the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, during the Revolving Period or the Accumulation Period for collections of Finance Charge Receivables and at all times for the Defaulted Amount, and

(2)       the Monthly Period immediately preceding the Monthly Period in which an Early Amortization Event occurs during the Early Amortization Period for collections of Finance Charge Receivables, and

•        whose denominator equals:

(1)       with respect to the Defaulted Amount, the sum of (a) the Principal Receivables and (b) any amount on deposit in the Special Funding Account at the end of the last day of the Monthly Period used to determine the numerator, and

(2)       with respect to collections of Finance Charge Receivables, the greater of (a) the amount described above in (1) and (b) the sum of the numerators used to calculate the applicable allocation percentages for collections of Finance Charge Receivables for all classes of all series and Participations then outstanding.

For any Monthly Period, the Principal Allocation Percentage is the percentage equivalent of a fraction:

•        whose numerator equals:

(1)       during the Revolving Period, the Invested Amount of the collateral certificate at the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and

(2)       during the Accumulation Period, the Invested Amount of the collateral certificate at the end of the last day of the Revolving Period,

provided that on the date of issuance of any new series during the Accumulation Period, this amount may be reduced by TRC, upon receipt by the Master Trust Trustee of confirmation that the Rating Agency Condition is satisfied, to an amount not less than the greater of:

—       the Adjusted Invested Amount of the collateral certificate on that date, and

—       the amount that would result in a Principal Allocation Percentage that when multiplied by collections of Principal Receivables for the preceding Monthly Period would equal:

•       the Class A Controlled Deposit Amount for that Monthly Period plus 10% of the Class A Controlled Accumulation Amount or, if that date is on or after the Class A Expected Final Payment Date and the Class A notes have been paid in full, the Invested Amount of the collateral certificate, minus

•       the amount of any available Shared Principal Collections for that Monthly Period, and

(3)       during an Early Amortization Period, the Invested Amount of the collateral certificate at the end of the last day of the Revolving Period or, if less, the last numerator used to calculate the Principal Allocation Percentage in the Accumulation Period, if any, and

•        whose denominator equals the greater of:

(1)       the sum of (x) the Principal Receivables and (y) the principal amount on deposit in the Special Funding Account at the end of the last day of the immediately preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date, and

(2)  the sum of the numerators used to calculate the principal allocation percentages for all series and Participations outstanding as of the date of determination.

The Floating Allocation Percentage and the Principal Allocation Percentage are subject to adjustment upon the direction of TRC, pursuant to the Pooling and Servicing Agreement, to give effect to additions of Additional Accounts.

Application of Collections

Payment of Interest, Fees and Other Items.

On each Distribution Date, Available Series 2005-1 Finance Charge Collections for the related Monthly Period will be applied in the following order:

•        an amount equal to the Class A Monthly Interest and Class A Carryover Interest will be deposited into the Note Distribution Account for payment to the Class A noteholders,

•        an amount equal to the Monthly Servicing Fee will be paid to the servicer,

•        an amount equal to the Investor Defaulted Amount for that Distribution Date will be treated as Available Series 2005-1 Principal Collections,

•        an amount equal to any reduction in the Invested Amount of the collateral certificate due to unreimbursed Investor Charge-Offs will be applied to reinstate the Invested Amount of the collateral certificate and treated as Available Series 2005-1 Principal Collections,

•        an amount equal to the Subordinated Monthly Interest and Subordinated Carryover Interest, if any, will be deposited into the Note Distribution Account for payment to the holders of the Subordinated Interests,

•        on each Distribution Date from and after the Reserve Account Funding Date—if any Reserve Account Funding Date has been established by TRC at its option—but before the date the Reserve Account is terminated, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount, will be deposited in the Reserve Account,

•        to pay any other amounts, if any, required to be paid under the Indenture or any supplement to the Indenture, and

•        the balance, if any, will constitute Excess Finance Charge Collections.

The following diagram provides you with an outline of the allocation of Available Series 2005-1 Finance Charge Collections. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.

Application of Available Series 2005-1 Finance Charge Collections

Excess Finance Charge Collections.   On each Distribution Date, Excess Finance Charge Collections allocated to the collateral certificate from other series in Group I will be applied to pay the shortfall arising from the excess, if any, of the sum of:

•        Class A Monthly Interest and Class A Carryover Interest,

•        the Monthly Servicing Fee,

•        the Investor Defaulted Amount,

•        unreimbursed Investor Charge-Offs,

•        Subordinated Monthly Interest and Subordinated Carryover Interest, if any,

•        if TRC, at its option, designates a Reserve Account Funding Date, the amount to be funded in the Reserve Account, and

•        other amounts, if any, required to be paid under the Indenture or any supplement to the Indenture, over the Available Series 2005-1 Finance Charge Collections.

Excess Finance Charge Collections from the collateral certificate will be applied in the following order:

•        to make payments to certificateholders of other series in Group I to the extent of any shortfalls covered from Excess Finance Charge Collections,

•        to make payments of any unpaid expenses or liabilities of the master trust,

•        as Excess Transferor Finance Charge Collections and/or Shared Transferor Principal Collections, or if there are no shortfalls or other amounts payable to any series from Excess Transferor Finance Charge Collections or Shared Transferor Principal Collections, then paid to the owner trust, and to the extent of amounts remaining after payments and deposits are made by the owner trust, paid to TRC as holder of its equity.

Payment of Principal.

Available Series 2005-1 Principal Collections will be applied on each Distribution Date as described below:

Revolving Period.   The Revolving Period begins on the Closing Date and ends on the day before the Accumulation Period or Early Amortization Period begins. During the Revolving Period no principal payments will be made to the Class A noteholders. On each Distribution Date during the Revolving Period, Available Series 2005-1 Principal Collections will be treated as Shared Principal Collections and may be used to make principal payments to other series, except that if the Rating Agency Condition is satisfied in connection with a requested reduction in the required level of subordination, those amounts will first be used to make payments to the holder of the collateral certificate for payment to the holders of the Subordinated Interests in reduction of the Subordinated Amount.

Accumulation Period.   The Accumulation Period will begin on the first day of the October 2009 Monthly Period unless postponed by the servicer as described in “—Postponement of Accumulation Period,” and will end on the first to occur of:

•        the day before an Early Amortization Period begins,

•        the date on which the Invested Amount of the collateral certificate is reduced to zero, and

•        the Legal Maturity Date.

During the Accumulation Period, prior to the accumulation in the Principal Funding Account of an amount equal to the outstanding principal amount of the Class A notes, Available Series 2005-1 Principal Collections plus Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, allocated to the collateral certificate will be deposited in the Principal Funding Account on each Distribution Date in an amount not to exceed the lesser of:

•        the Class A Controlled Deposit Amount, and

•        the Adjusted Invested Amount of the collateral certificate.

On the Class A Expected Final Payment Date, the Master Trust Trustee will pay to the owner trust as holder of the collateral certificate, by deposit into the Note Distribution Account, the principal amount on deposit in the Principal Funding Account. If an Early Amortization Event occurs during the Accumulation Period and the Early Amortization Period begins, the principal amount on deposit in the Principal Funding Account will be paid to the owner trust as holder of the collateral certificate, by deposit into the Note Distribution Account, on the first Special Payment Date.

During the Accumulation Period, after the accumulation in the Principal Funding Account of an amount equal to the outstanding principal amount of the Class A notes, Available Series 2005-1 Principal Collections plus Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, will be applied to make principal payments to the owner trust as holder of the collateral certificate in an amount equal to the Subordinated Amount. Any remaining Available Series 2005-1 Principal Collections will be treated as Shared Principal Collections.

Early Amortization Period.   An Early Amortization Period begins on the day an Early Amortization Event occurs and, if required, the Master Trust Trustee or a majority by outstanding principal amount of the noteholders elect to commence the Early Amortization Period and ends on the first to occur of the date the Invested Amount of the collateral certificate is reduced to zero and the Legal Maturity Date. During an Early Amortization Period, the owner trust as holder of the collateral certificate will receive payments of principal and interest, by deposit into the Note Distribution Account, on each Special Payment Date. See “—Early Amortization Events” for additional discussion.

On each Special Payment Date during an Early Amortization Period, the owner trust as holder of the collateral certificate will be entitled to receive Available Series 2005-1 Principal Collections, Shared Principal Collections and, at the option of TRC, Shared Transferor Principal Collections, if any, allocated to the collateral certificate.

The average life and maturity of the collateral certificates and, therefore, the Class A notes can be significantly reduced if an Early Amortization Period begins.

The final payment of principal and interest on the collateral certificate is due to be paid to the owner trust no later than the Legal Maturity Date.

The following diagram provides you with an outline of the application of collections of Principal Receivables and amounts treated as collections of Principal Receivables. This diagram is a simplified demonstration of the allocation and payment provisions contained in this prospectus supplement and the attached prospectus.

Application of Principal Collections

Postponement of Accumulation Period

The Accumulation Period is scheduled to begin 12 months prior to the month in which the Class A Expected Final Payment Date occurs. However, the servicer may elect to extend the Revolving Period and postpone the start of the Accumulation Period. The servicer may make this election only if the number of months needed to fund the Principal Funding Account to pay the outstanding principal amount of the Class A notes in full by the Class A Expected Final Payment Date is less than 12. In that event, the servicer may elect to postpone the start of the Accumulation Period so that the number of months included in the Accumulation Period prior to the month in which the Class A Expected Final Payment Date occurs will be equal to or exceed the number of months determined by the servicer to be required to pay the outstanding principal amount of the Class A notes in full on the Class A Expected Final Payment Date. On the third business day before each Distribution Date beginning in July 2009 until the Accumulation Period begins, the servicer will determine the number of months expected to be required to fully fund the Principal Funding Account and be able to pay the outstanding principal amount of the Class A notes no later than the Class A Expected Final Payment Date. In making this determination, the servicer is required to assume that:

•        the principal payment rate will be no greater than the lowest monthly principal payment rate for the previous 12 months,

•        no additional series will be issued by the master trust,

•        the total amount of Principal Receivables and the principal amount on deposit in the Special Funding Account, if any, will remain the same throughout the Accumulation Period, and

•        no Early Amortization Event will occur for any series issued by the master trust.

The servicer will determine the length of the Accumulation Period on the basis of:

•        the monthly collections of Principal Receivables expected to be allocable to all Principal Sharing Series during the Accumulation Period for the collateral certificate, and

•        the amount of collections of Principal Receivables expected to be distributable to holders of other Principal Sharing Series that are expected to be in their accumulation or amortization periods during the Accumulation Period for the collateral certificate.

In addition, prior to the servicer making its initial determination of the number of months in the Accumulation Period prior to the Class A Expected Final Payment Date, TRC will determine whether or not it will utilize Shared Transferor Principal Collections to fund the Principal Funding Account. If, at its option, TRC elects to utilize Shared Transferor Principal Collections to fund the Principal Funding Account, the servicer will include Shared Transferor Principal Collections expected to be available to the collateral certificate in its determination of the number of months in the Accumulation Period prior to the Class A Expected Final Payment Date and the length of the Accumulation Period may be significantly shorter than it would have been had TRC elected not to make Shared Transferor Principal Collections available to fund the Principal Funding Account.

After making an election to postpone the start of the Accumulation Period but before the Accumulation Period begins, the servicer may elect to further postpone the start of the Accumulation Period or be required to extend the Accumulation Period in accordance with the requirements described above. The length of the Accumulation Period may not be less than one month.

Sharing of Excess Finance Charge Collections

Available Series 2005-1 Finance Charge Collections in excess of the amount required to make deposits or payments for the collateral certificate will be made available to other series included in Group I whose allocation of collections of Finance Charge Receivables and other amounts are not sufficient to make their required deposits or payments. If Available Series 2005-1 Finance Charge Collections are insufficient to make required deposits or payments for the collateral certificate, you will have access to Excess Finance Charge Collections from other series in Group I. Each series that is part of Group I and that has a shortfall will receive a share of the total amount of Excess Finance Charge Collections available for that month based on the amount of the shortfall for that series divided by the total shortfall for all series in Group I for that same month. For a description of how Excess Finance Charge Collections are allocated to the collateral certificate, see “—Application of Collections—Payment of Interest, Fees and Other Items—Excess Finance Charge Collections” and for a more detailed description of the sharing of Excess Finance Charge Collections, see “Description of the Certificates—Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections” in the attached prospectus.

Shared Principal Collections

Series 2005-1 is a Principal Sharing Series. Available Series 2005-1 Principal Collections in excess of:

•        during the Revolving Period, if the Rating Agency Condition is satisfied, any amounts applied to reduce the Invested Amount of the collateral certificate in connection with a reduction in the outstanding principal amount of the Subordinated Interests,

•       during the Accumulation Period, the Class A Controlled Deposit Amount until the Class A Expected Final Payment Date and thereafter the Invested Amount of the collateral certificate, and

•       during an Early Amortization Period, the Invested Amount of the collateral certificate,

will be made available to other Principal Sharing Series as Shared Principal Collections. If Available Series 2005-1 Principal Collections are insufficient to make required principal deposits or payments for the collateral certificate, the owner trust as holder of the collateral certificate will share in the excess available from other Principal Sharing Series. Each Principal Sharing Series that has a Principal Shortfall with respect to any month will receive a share of the total amount of Shared Principal Collections available for that month based on the amount of the Principal Shortfall for that series divided by the total Principal Shortfalls for all Principal Sharing Series for that month.

If Shared Principal Collections exceed shortfalls for all Principal Sharing Series, the Master Trust Trustee will distribute the remaining amount to TRC to the extent that the Transferor Amount—excluding the interest represented by any Supplemental Certificate—exceeds the Required Retained Transferor Amount or deposit it into the Special Funding Account.

Shared Principal Collections may be used to cover Principal Shortfalls for the collateral certificate and, in specified circumstances, may allow the length of the Accumulation Period to be shortened. See “—Postponement of Accumulation Period.”  This type of reallocation of collections of Principal Receivables does not result in a reduction in the Invested Amount of the series to which the collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections for any Monthly Period.

If Shared Principal Collections are not sufficient to cover Principal Shortfalls allocable to the collateral certificate, TRC may elect to apply Shared Transferor Principal Collections to the remaining Principal Shortfalls.

Excess Transferor Finance Charge Collections and Shared Transferor Principal Collections

Excess Transferor Finance Charge Collections will consist of:

•       collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables for any Monthly Period allocable to the Transferor’s Interest remaining after payments to holders of any Supplemental Certificates, and

•       collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables for any Monthly Period allocated to each series but not used to make payments to any series.

Excess Transferor Finance Charge Collections will be used to fund investment earnings shortfalls during the Accumulation Period associated with amounts on deposit in the Principal Funding Account and will be deposited in the Collection Account on each Transfer Date with respect to the Accumulation Period to be applied as Available Series 2005-1 Finance Charge Collections. In addition, if on any Distribution Date there is a Required Amount, TRC may elect to apply Excess Transferor Finance Charge Collections to the Required Amount.

Shared Transferor Principal Collections will consist of:

•       collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to the Transferor’s Interest remaining after payments to the holders of any Supplemental Certificates,

•       collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to any series and not applied to make principal deposits or payments for any outstanding series, and

•       any Excess Transferor Finance Charge Collections remaining after being applied as specified in the Series Supplement for each outstanding series.

Prior to the servicer initially determining the number of months expected to be required to fully fund the Principal Funding Account in order to pay the outstanding principal amount of the Class A notes no later than the Class A Expected Final Payment Date, TRC will determine whether Shared Transferor Principal Collections will be applied to fund the Principal Funding Account during the Accumulation Period. If TRC elects to make Shared Transferor Principal Collections available to fund the Principal Funding Account, those amounts will be applied to cover any Principal Shortfalls not covered by Shared Principal Collections during the Accumulation Period. In addition, at the option of TRC, Shared Transferor Principal Collections may be applied for the benefit of the Class A notes during an Early Amortization Period. For a more detailed description of Excess Transferor Finance Charge Collections and Shared Transferor Principal Collections, see “Description of the Certificates—Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections” and “—Shared Principal Collections and Shared Transferor Principal Collections” in the attached prospectus and for a description of how Shared Transferor Principal Collections may be allocated, see “—Application of Collections—Payment of Principal—Accumulation Period” and “—Payment of Principal—Early Amortization Period” in this prospectus supplement.

On any Distribution Date on which there are no shortfalls or other amounts payable to any series from Excess Transferor Finance Charge Collections or Shared Transferor Principal Collections, all Available Series 2005-1 Finance Charge Collections that would otherwise be treated as Excess Transferor Finance Charge Collections will instead be paid to the owner trust, as holder of the collateral certificate.

Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs

On each Distribution Date for which the servicer determines there is a Required Amount, if TRC does not elect to apply Excess Transferor Finance Charge Collections to the Required Amount or the amount of Excess Transferor Finance Charge Collections applied is insufficient to cover the Required Amount, the Principal Allocation Percentage of collections of Principal Receivables for the Monthly Period preceding that Distribution Date will be reallocated in an amount not to exceed the lesser of the remaining Required Amount and the Subordinated Amount. Those amounts that are reallocated are referred to in this prospectus supplement as Reallocated Principal Collections. The Invested Amount of the collateral certificate will be reduced by the amount of Reallocated Principal Collections.

On or before the third business day before each Distribution Date, the servicer will calculate the Investor Defaulted Amount for the collateral certificate for the immediately preceding Monthly Period. The Investor Defaulted Amount represents the collateral certificate’s share of Principal Receivables charged-off as uncollectible. The Investor Defaulted Amount for each Monthly Period will be paid from Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections from other series allocated to the collateral certificate. If on any Distribution Date, the Investor Defaulted Amount exceeds the amount of Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections allocated to the collateral certificate applied to cover the Investor Defaulted Amount, then the Invested Amount of the collateral certificate will be reduced by the amount of that excess. In addition, if on any Distribution Date the Transferor Amount is zero and TRC is obligated but fails to make an Adjustment Payment, then the Invested Amount of the collateral certificate will be reduced by the Series 2005-1 Allocation Percentage of the unpaid Adjustment Payment.

Any reductions in the Invested Amount of the collateral certificate as a result of Reallocated Principal Collections or to cover the unfunded Investor Defaulted Amount and unpaid Adjustment Payment are collectively referred to as an Investor Charge-Off and may have the effect of reducing the percentage of collections of Finance Charge Receivables and collections of Principal Receivables allocated to the collateral certificate. If the Subordinated Amount is reduced to zero, Class A noteholders will bear directly the credit and other risks associated with their interests in the owner trust.

Prior to the reduction of the Invested Amount of the collateral certificate to zero, reductions of the Invested Amount of the collateral certificate as described above will be reimbursed, and the Invested Amount of the collateral certificate increased, on later Distribution Dates to the extent of Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections from other series allocated to the collateral certificate available for that purpose.

Principal Funding Account

The Master Trust Trustee will establish and maintain for the benefit of the holder of the collateral certificate a Principal Funding Account into which it will deposit Available Series 2005-1 Principal Collections and any Shared Principal Collections and Shared Transferor Principal Collections, as applicable, allocated to the collateral certificate during the Accumulation Period.

The Master Trust Trustee will pay to the owner trust as holder of the collateral certificate, by deposit into the Note Distribution Account, principal amounts on deposit in the Principal Funding Account on the first to occur of:

•       the Class A Expected Final Payment Date, and

•       if an Early Amortization Event occurs during the Accumulation Period, the first Special Payment Date.

Amounts on deposit in the Principal Funding Account on any Distribution Date will be invested until the following Distribution Date by the Master Trust Trustee in Eligible Investments. Any Principal Funding Investment Proceeds will be withdrawn from the Principal Funding Account and deposited in the Collection Account on each Distribution Date to be applied as Available Series 2005-1 Finance Charge Collections.

Reserve Account

The Master Trust Trustee will establish and maintain a Reserve Account that may be used to fund investment earnings shortfalls during the Accumulation Period associated with amounts on deposit in the Principal Funding Account.  TRC, at its option, may designate a Reserve Account Funding Date. If TRC does not designate a Reserve Account Funding Date, there will be no funding of the Reserve Account for the collateral certificate. If TRC designates a Reserve Account Funding Date, on and after the Reserve Account Funding Date but before the date the Reserve Account is terminated, the Master Trust Trustee will deposit into the Reserve Account Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections allocated to the collateral certificate until the account balance equals the Required Reserve Account Amount.

TRC will invest money on deposit in the Reserve Account in Eligible Investments. Interest and investment income in the Reserve Account in excess of the Required Reserve Account Amount will be withdrawn on each Transfer Date from the Reserve Account and deposited in the Collection Account for application as Available Series 2005-1 Finance Charge Collections.

On each Transfer Date during the Accumulation Period, the servicer will withdraw from the Reserve Account and apply as Available Series 2005-1 Finance Charge Collections the lesser of:

•       the amount available to be withdrawn from the Reserve Account, and

•       the Principal Funding Investment Shortfall for that Transfer Date.

Upon the earliest to occur of:

•       the date the outstanding principal amount of the Class A notes is paid in full,

•       the first Transfer Date with respect to an Early Amortization Period, and

•       the Class A Expected Final Payment Date,

the Master Trust Trustee will withdraw from the Reserve Account and apply as Available Series 2005-1 Finance Charge Collections all amounts remaining in the Reserve Account and the Reserve Account will be terminated.

Increases in the Principal Amount of the Collateral Certificate

During the Revolving Period, TRC may, subject to certain conditions, cause the Master Trust Trustee to increase the outstanding principal amount and the Invested Amount of the collateral certificate.

Increases to the outstanding principal amount and the Invested Amount of the collateral certificate will only occur upon satisfaction of the following conditions:

•       before the date of increase, TRC will have given the Master Trust Trustee, the servicer and the rating agencies notice of the date and amount of the increase,

•       the total amount of Principal Receivables will equal or exceed the Required Principal Balance after the increase,

•       the increase satisfies the Rating Agency Condition,

•       TRC will have delivered to the Master Trust Trustee a certificate which states that, TRC believes that the increase will not have a material adverse effect on the collateral certificate; for the purposes of making this determination, a dilution of voting rights will not constitute a material adverse effect on the collateral certificate, see “Risk Factors—You will have limited control of master trust or owner trust actions” in this prospectus supplement,

•       the Class A Controlled Accumulation Amount shall have been increased to reflect any related increase in the outstanding principal amount of the Class A Notes,

•       as of the date of the increase, the amount of unreimbursed Investor Charge-Offs shall be zero,

•       as of the date of the increase, no Early Amortization Event shall have occurred, or been deemed to have occurred, and be continuing and the increase shall not cause an Early Amortization Event to occur,

•       the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is greater than the Required Retained Transferor Amount after the increase, and

•       TRC will have delivered to the Master Trust Trustee a tax opinion relating to the increase.

An increase in the outstanding principal amount of the collateral certificate will provide additional collateral for the issuance of additional notes as described in “Description of the Notes—Issuance of Additional Notes.”

Early Amortization Events

The following chart describes the Early Amortization Events for the collateral certificate and indicates whether each Early Amortization Event is an event which automatically triggers an Early Amortization Period or an event which requires the vote of holders of a majority by outstanding principal amount of the notes or the Master Trust Trustee to trigger an Early Amortization Period and whether the event will cause an early amortization for all outstanding series issued by the master trust.

Early Amortization Events		Requires a Majority Vote of Noteholders or the Master Trust Trustee	Automatically Causes an Early Amortization of the Collateral Certificate	Automatically Causes an Early Amortization for all Series Outstanding
1.	TRC fails to make a payment or deposit when required to under the Pooling and Servicing Agreement or the Series 2005-1 Supplement within five business days after the required date.	✓
2.	The sale, pledge, assignment or transfer by TRC or grant of any lien on any receivable other than as permitted under the Pooling and Servicing Agreement or the Series 2005-1 Supplement.	✓
3.

Target National Bank, TCC or TRC fails to observe or perform any covenant or agreement and that failure has a material adverse effect on you and the failure continues unremedied for 60 days after written notice to TRC.

✓
4.

Target National Bank, TCC or TRC makes a representation or warranty that was materially incorrect when made and that continues to be materially incorrect for 60 days after written notice from the Master Trust Trustee and as a result you are materially and adversely affected, unless TRC accepts designation of the related receivables as Ineligible Receivables.

✓
5.	The average of the Portfolio Yields for three consecutive Monthly Periods is less than the average of the Base Rates for the same period.		✓
6.	TCC or TRC fails to transfer receivables under Additional Accounts or Participation Interests when required under the Pooling and Servicing Agreement.		✓
7.	A Servicer Default occurs which has a material adverse effect on the collateral certificate.	✓
8.

Any of Target National Bank, TCC or any holder of the Transferor Certificate or TRC admits in writing its inability to pay its debts, or is subject to a bankruptcy proceeding that with respect to TRC or any holder of the Transferor Certificate is in effect and not dismissed for 60 days or enters receivership or conservatorship or otherwise becomes subject to an insolvency event.

			✓	✓
9.	TRC becomes unable to transfer receivables to the master trust in accordance with the Pooling and Servicing Agreement.		✓	✓
10.	The master trust becomes subject to regulation as an “investment company” under the Investment Company Act.		✓	✓

11.	The Transferor Amount is less than the Required Retained Transferor Amount.	✓	✓
12.	The outstanding principal amount of the Class A notes is not paid in full on the Class A Expected Final Payment Date.	✓
13.	The occurrence of an Event of Default and the acceleration of the outstanding principal amount of the notes.	✓

Servicing Fee and Expenses

The Monthly Servicing Fee for any Distribution Date means the sum of (i) the amount equal to one-twelfth of the product of:

•        the Servicing Fee Rate, and

•        an amount equal to:

—       the Adjusted Invested Amount of the collateral certificate at the end of the last day of the Monthly Period second preceding that Distribution Date, minus

—       the product of the amount, if any, on deposit in the Special Funding Account at the end of the last day of the Monthly Period second preceding that Distribution Date and the Floating Allocation Percentage as calculated with respect to the Defaulted Amount for that Monthly Period, and (ii) any amounts calculated under clause (i) for prior Distribution Dates that remain unpaid on such Distribution Date, except that the Monthly Servicing Fee for the first Distribution Date will be $1,236,264.

The remainder of the servicing fee will be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the certificateholders of other series. The master trust, the Master Trust Trustee or the owner trust as holder of the collateral certificate will not be liable for the share of the servicing fee to be paid from amounts allocable to the holder of the Transferor Certificate, holders of Participations or the certificateholders of any other series.

Optional Termination

The collateral certificate may be repurchased by TRC at its option on any Distribution Date on or after the Distribution Date on which the outstanding principal amount of the Class A notes is less than or equal to 10% of the highest outstanding principal amount of the Class A notes at any time. The purchase price for the collateral certificate will equal:

•        the outstanding principal amount of the collateral certificate, plus

•        any accrued and unpaid interest payable to the holder of the collateral certificate for payment to the noteholders through the day preceding the Distribution Date on which the repurchase occurs.

Series Termination

Target National Bank will solicit bids for the sale of some of the Principal Receivables together with the related Finance Charge Receivables if the Invested Amount of the collateral certificate is greater than zero on the Distribution Date two months before the Legal Maturity Date. The amount of receivables to be sold will not be more than 110% of the Invested Amount of the collateral certificate on the October 2014 Distribution Date. TRC will be allowed to participate in, and to receive a copy of, each bid submitted in connection with any bidding process. Target National Bank will determine:

•        which bid is the highest cash purchase offer, and

•        the amount of collections that will be available in the Collection Account on the Legal Maturity Date for distribution on the collateral certificate.

Target National Bank will sell these receivables on the Legal Maturity Date to the bidder who provided the highest cash bid and will deposit the proceeds in the Collection Account for allocation to the collateral certificate. You will incur a loss on your Class A notes if the proceeds of the sale, together with the amount of collections available in the Collection Account, are less than the outstanding principal amount of the Class A notes plus accrued and unpaid interest on the Class A notes.

Underwriting

TRC has agreed to sell to the underwriters listed below the amount of Class A notes indicated next to each underwriter’s name. Each underwriter has agreed to purchase that amount of the Class A notes.

Underwriters	Principal Amount of Class A Notes
Lehman Brothers Inc.	$180,000,000
Banc of America Securities LLC	180,000,000
Citigroup Global Markets Inc.	180,000,000
JPMorgan Securities Inc.	180,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	180,000,000
Total	$900,000,000

The purchase commitment of the underwriters may be increased or ended if any underwriter defaults. The price to public, underwriters’ discounts and commissions, the concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to other dealers, each expressed as a percentage of the outstanding principal amount of the Class A notes, shall be as follows:

	Price to Public	Underwriting Discounts and Commissions	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A notes	100.000%	0.250%	0.150%	0.075%

After the offering is completed, TRC will receive the proceeds, after deduction of the underwriting and other expenses, listed below:

	Proceeds to TRC	Proceeds to TRC (as % of the outstanding principal amount of the Class A Notes)	Underwriting Discounts and Commissions
Class A notes	$897,750,000	99.750%	$2,250,000

After the public offering, the public offering price and other selling terms may be changed by the underwriters. Additional offering expenses are estimated to be $850,000.

Any underwriter may engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act:

•        over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position,

•        stabilizing transactions, which permit bids to purchase the Class A notes so long as the stabilizing bids do not exceed a specified maximum,

•        syndicate covering transactions, which involve purchases of the Class A notes in the open market after the distribution has been completed to cover syndicate short positions, and

•        penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes originally sold by the syndicate member are purchased in a syndicate covering transaction.

The use of the above transactions may cause the price of the Class A notes to be higher than it would otherwise be. These transactions, if or once commenced, may be stopped without notice.

Each underwriter has represented and agreed that:

•        it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A notes, will not offer or sell any Class A notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,

•        it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Class A notes in, from or otherwise involving the United Kingdom, and

•        it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any Class A notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the owner trust.

TRC may indemnify the underwriters against liabilities which include liabilities under the federal securities laws. TRC may also contribute to payments the underwriters may be required to make on these liabilities.

The underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with TCC, TRC and their affiliates.

Other Series Issued and Outstanding

The master trust has previously issued one other series that remains outstanding. The table below describes the principal characteristics of that series. For more specific information relating to any series, any prospective investor should contact TRC at (612) 696-3102. TRC will provide, without charge, to any prospective purchaser of the Class A notes, a copy of the disclosure documents for any previous publicly issued series.

Series 2002-1

1. Class A Certificates

Class A Initial Invested Amount	$750,000,000
Certificate Rate	three-month LIBOR + 0.125% p.a.
Class A Controlled Accumulation Amount	$62,500,000 (subject to adjustment)
Commencement of Accumulation Period	May 27, 2006 (subject to adjustment)
Annual Servicing Fee Rate	2%
Credit Support	Subordination of the Series 2002-1 Class B Certificates
Class A Expected Final Payment Date	June 25, 2007
Scheduled Series Termination Date	June 27, 2011
Series Issuance Date	July 2, 2002

2. Class B Certificates

Class B Initial Invested Amount	$250,000,000
Annual Servicing Fee Rate	2%
Scheduled Series Termination Date	June 27, 2011
Series Issuance Date	July 2, 2002

Glossary of Terms for Prospectus Supplement

“Accumulation Period” means the period described under “Description of the Collateral Certificate—Application of Collections—Payment of Principal—Accumulation Period” during which collections of Principal Receivables and other available amounts are first accumulated in a Principal Funding Account for payment to Class A noteholders on the Class A Expected Final Payment Date and then applied to make principal payments to the holders of the Subordinated Interests.

“Adjusted Invested Amount” means for any date of determination, an amount equal to:

•        the Invested Amount of the collateral certificate, minus

•        the principal amount on deposit in the Principal Funding Account on that day.

“Adjustment Payment” means any payment TRC must make into the Special Funding Account equal to the amount by which the servicer adjusts downward the Principal Receivables:

•        for which it received no collections and no charge-off has occurred, and

•        which causes the Required Retained Transferor Amount to exceed the Transferor Amount, excluding the interest represented by any Supplemental Certificate.

“Available Reserve Account Amount” means, for any Transfer Date, the lesser of:

•        the amount on deposit in the Reserve Account, before any deposit or withdrawals made or to be made from that account on that date, and

•        the Required Reserve Account Amount on that date.

“Available Series 2005-1 Finance Charge Collections” means for any Distribution Date, the sum of:

•        the Floating Allocation Percentage of collections of Finance Charge Receivables from the preceding Monthly Period,

•        any Principal Funding Investment Proceeds and, if TRC, at its option, designates a Reserve Account Funding Date, available investment earnings on amounts on deposit in the Reserve Account,

•        the amount of Excess Transferor Finance Charge Collections needed to cover the Principal Funding Investment Shortfall, if any, and

•        any amount withdrawn from the Reserve Account—if TRC, at its option, had designated a Reserve Account Funding Date—and deposited into the Collection Account with respect to a Principal Funding Investment Shortfall or upon termination of the Reserve Account.

“Available Series 2005-1 Principal Collections” means for any Distribution Date, the sum of:

•        the Principal Allocation Percentage of collections of Principal Receivables from the preceding Monthly Period minus Reallocated Principal Collections with respect to that Distribution Date, and

•        any amounts applied with respect to the Investor Defaulted Amount and Investor Charge-Offs and treated as Available Series 2005-1 Principal Collections as specified under “Description of the Collateral Certificate—Application of Collections—Payment of Interest, Fees and Other Items.”

“Base Rate” means for any Monthly Period, the sum of the annualized percentage equivalent of the weighted average Class A Interest Rate and the Subordinated Interest Rate, both for the related Interest Accrual Period (weighted by the outstanding principal amount of the Class A notes and the

Subordinated Interests, both as of the end of the last day of the Monthly Period), and the Servicing Fee Rate.

“Class A Carryover Interest” means for any Distribution Date:

•        any Class A Monthly Interest due but not paid to the Class A noteholders on any previous Distribution Date, plus

•        an amount equal to the product of:

—       the Class A Monthly Interest for any preceding Distribution Date that remains unpaid,

—       a fraction, whose numerator is the actual number of days in the related Interest Accrual Period and whose denominator is 360, and

—       the sum of the Class A Interest Rate plus 2% per annum.

“Class A Controlled Accumulation Amount” means:

•        for any Distribution Date during the Accumulation Period, on or prior to the Class A Expected Final Payment Date, $75,000,000 plus any increase thereto in connection with an increase in the outstanding principal amount of the collateral certificate and a related issuance of additional Class A Notes; except that if the servicer postpones the start of the Accumulation Period:

—       the Class A Controlled Accumulation Amount will exceed the amount stated above and will be determined by the servicer according to the Series 2005-1 Supplement, and

—       the sum of the Class A Controlled Accumulation Amounts for all Distribution Dates for that modified Accumulation Period shall not be less than the outstanding principal amount of the Class A notes; and

•        for any other Distribution Date, zero.

“Class A Controlled Deposit Amount” means for any Distribution Date during the Accumulation Period, an amount equal to:

•        the Class A Controlled Accumulation Amount, plus

•        any Class A Deficit Controlled Accumulation Amount for the preceding Distribution Date.

“Class A Covered Amount” means for any Interest Accrual Period prior to the payment in full of the Class A notes, the product of:

•        the Class A Interest Rate for that Interest Accrual Period,

•        a fraction, whose numerator is the actual number of days in that Interest Accrual Period and whose denominator is 360, and

•        the balance of the Principal Funding Account on the first day of that Interest Accrual Period.

“Class A Defeasance Covered Amount” means, with respect to any Interest Accrual Period within the Defeasance Period, the product of:

•        the Class A Interest Rate for that Interest Accrual Period,

•        a fraction whose numerator is the actual number of days in that Interest Accrual Period and whose denominator is 360, and

•        the outstanding principal amount of Class A notes as of the first day of that Interest Accrual Period.

“Class A Deficit Controlled Accumulation Amount” means on each Distribution Date during the Accumulation Period, the excess, if any, of:

•        the Class A Controlled Deposit Amount for that Distribution Date, over

•        the amount distributed from the Collection Account as principal for the benefit of the Class A notes for that Distribution Date.

“Class A Expected Final Payment Date” means the October 2010 Distribution Date.

“Class A Initial Principal Amount” means $900,000,000.

“Class A Interest Rate” means a rate equal to one-month LIBOR plus 0.06% per annum.

“Class A Monthly Interest” means for any Distribution Date, an amount equal to the product of:

•        the Class A Interest Rate for the related Interest Accrual Period,

•        a fraction equal to the actual number of days in the related Interest Accrual Period divided by 360, and

•        the outstanding principal amount of the Class A notes at the end of the last day of the preceding Monthly Period or, with respect to the first Distribution Date, the Class A Initial Principal Amount.

“Class A noteholder” means any holder of Class A notes.

“Class A notes” means $900,000,000 Floating Rate Class A Asset Backed Notes issued by the owner trust.

“Closing Date” means November 9, 2005.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defeasance Period” means the period commencing on (and including) the date of the deposit, if any, to be made into the Noteholder Reserve Account and the Note Principal Funding Account in connection with a defeasance of the notes and ending on the Class A Expected Final Payment Date.

“Distribution Date” means December 27, 2005, and the 25th day of each month thereafter, or if the 25th day is not a business day, the next business day.

“Early Amortization Event” means any of the events described under “Description of the Collateral Certificate—Early Amortization Events.”

“Early Amortization Period” means the period described under “Description of the Collateral Certificate—Application of Collections—Payment of Principal—Early Amortization Period” during which collections of Principal Receivables allocable to the collateral certificate will be paid to holders thereof on each Special Payment Date.

“Floating Allocation Percentage” means for any Monthly Period, the percentage described under “Description of the Collateral Certificate—Allocation Percentages.”

“Group I” means the group of series under the master trust to which the collateral certificate belongs for the purpose of sharing Excess Finance Charge Collections.

“Initial Invested Amount” means $1,153,846,154.

“Interest Accrual Period” means in relation to any Distribution Date, the period from and including the previous Distribution Date to but excluding that Distribution Date, except the first Interest

Accrual Period will begin on and include the Closing Date and end on but exclude the first Distribution Date.

“Invested Amount” means, with respect to the collateral certificate and any date, an amount equal to:

•        the Initial Invested Amount, plus

•        the amount of any increase in the outstanding principal amount of the collateral certificate after the Closing Date, plus

•        the sum of the aggregate amounts allocated with respect to the reimbursement of Investor Charge-Offs and available on all prior Distribution Dates, minus

•        the total amount of principal paid to the holder of the collateral certificate before that date, minus

•        the aggregate amount of Investor Charge-Offs allocable to the collateral certificate, minus

•        the amount of any reduction in the Invested Amount of the collateral certificate because of the purchase by TRC and subsequent cancellation of notes.

“Investor Charge-Off” means for any Distribution Date, the amount by which the Invested Amount of the collateral certificate is reduced, as described under “Description of the Collateral Certificate—Reallocation of Cash Flows; Defaulted Receivables; Investor Charge-Offs.”

“Investor Defaulted Amount” means for any Monthly Period, an amount equal to the product of the Defaulted Amount and the Floating Allocation Percentage for that Monthly Period.

“Legal Maturity Date” means the October 2014 Distribution Date.

“LIBOR” means the London Interbank Offered Rate indexed to the offered rates for deposits in United States dollars, which for each Interest Accrual Period will be determined by the Indenture Trustee as follows:

•        On the LIBOR Determination Date, the Indenture Trustee will determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date. However, with respect to the initial Interest Accrual Period, LIBOR will be determined by straight-line interpolation, based on the actual number of days in the period from the Closing Date through December 27, 2005, between two rates, one of which will be determined for a period of one month and the other of which will be determined for a period of two months.

•        If that rate does not appear on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

“LIBOR Determination Date” means (i) November 7, 2005 for the first Interest Accrual Period and (ii) the second day prior to the commencement of the second and each subsequent Interest Accrual Period, provided that the day is other than (i) a Saturday or Sunday, (ii) any day on which national banking associations or state banking institutions in New York, New York, Minneapolis, Minnesota or Sioux Falls, South Dakota are authorized or obligated by law, executive order or governmental decree to be closed, or (iii) any other day on which banking institutions in London, England, trading in United States dollar deposits in the London interbank market, are authorized or obligated by law or executive order to be closed.

“Monthly Servicing Fee” means for any Monthly Period, the amount described under “Description of the Collateral Certificate—Servicing Fee and Expenses.”

“Note Distribution Account” means the account of the same name established by the Administrator for the benefit of the noteholders for the purposes indicated under “Description of the Notes—Note Distribution Account.”

“Note Principal Funding Account” means the account of the same name established by the Administrator for the benefit of the noteholders for the purposes indicated under “Description of the Notes—Note Principal Funding Account and Noteholder Reserve Account.”

“Noteholder Reserve Account” means the account of the same name established by the Administrator for the benefit of the noteholders for the purposes indicated under “Description of the Notes—Note Principal Funding Account and Noteholder Reserve Account.”

“Portfolio Yield” means for any Monthly Period, the annualized percentage equivalent of a fraction:

•        whose numerator is the sum of:

—       the Floating Allocation Percentage of collections of Finance Charge Receivables for that Monthly Period, minus

—       if the Required Reserve Account Amount is greater than zero, the excess of the Principal Funding Investment Shortfall over the amount applied from the Reserve Account with respect to that shortfall, minus

—       the Investor Defaulted Amount for that Monthly Period, and

•        whose denominator is the Adjusted Invested Amount of the collateral certificate as of the last day of the preceding Monthly Period, or in the case of the first Monthly Period, the Closing Date.

“Principal Allocation Percentage” means for any Monthly Period, the percentage described under “Description of the Collateral Certificate—Allocation Percentages.”

“Principal Funding Account” means an Eligible Deposit Account held for the benefit of the holder of the collateral certificate in which collections of Principal Receivables allocated to the collateral certificate for payment to the Class A noteholders are accumulated during the Accumulation Period as described under “Description of the Collateral Certificate—Principal Funding Account.”

“Principal Funding Investment Proceeds” means on each Distribution Date during the Accumulation Period:

•        the investment earnings on funds in the Principal Funding Account, minus

•        investment expenses and losses,

in each case, for the related Interest Accrual Period.

“Principal Funding Investment Shortfall” means on each Distribution Date during the Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds are less than the Class A Covered Amount for the related Interest Accrual Period.

“Principal Sharing Series” means a series that, under the terms of its Series Supplement, is entitled to receive and has agreed to share Shared Principal Collections.

“Reallocated Principal Collections” means for any Distribution Date, collections of Principal Receivables allocable to the collateral certificate for the related Monthly Period in an amount not to exceed the lesser of:

•        the Subordinated Amount, and

•        the amount applied to fund the Required Amount, if any.

“Record Date” means for any Distribution Date, the last business day of the calendar month preceding the month in which that Distribution Date occurs which is the day a noteholder must be the registered holder of a note to receive a payment on that Distribution Date.

“Reference Banks” shall mean four major banks in the London interbank market selected by the servicer.

“Required Amount” means for any Distribution Date, the amount of any shortfall in amounts required to be paid from Available Series 2005-1 Finance Charge Collections and Excess Finance Charge Collections as described under “Description of the Collateral Certificate—Collateral Certificate Interest Payments.”

“Required Reserve Account Amount” means for any Distribution Date on or after the Reserve Account Funding Date, an amount specified by TRC.

“Required Retained Transferor’s Percentage” means 2% as may be adjusted from time to time under the Series 2005-1 Supplement.

“Reserve Account” means an Eligible Deposit Account in which the servicer will deposit the Required Reserve Account Amount on or after the Reserve Account Funding Date to provide additional funds from which to make payments of interest on the collateral certificate during the Accumulation Period.

“Reserve Account Funding Date” means the date, if any, specified by TRC for the start of funding of the Reserve Account.

“Revolving Period” means the period described under “Description of the Collateral Certificate—Application of Collections—Payment of Principal—Revolving Period” during which collections of Principal Receivables allocable to Series 2005-1 are not paid to the collateral certificateholder or accumulated but are generally treated as Shared Principal Collections.

“Series 2005-1 Allocation Percentage” means on any date of determination, the percentage equivalent of a fraction:

•        whose numerator is the Adjusted Invested Amount of the collateral certificate, and

•        whose denominator is the sum of the invested amounts, or adjusted invested amounts, as applicable, of all then outstanding series.

“Series 2005-1 Supplement” means the supplement to the Pooling and Servicing Agreement relating to the collateral certificate.

“Servicing Fee Rate” means 2.00% per annum.

“Special Payment Date” means each Distribution Date following the Monthly Period in which an Early Amortization Event occurs that triggers the start of the Early Amortization Period.

“Subordinated Amount” means for any date, an amount equal to the greater of:

•        the Invested Amount of the collateral certificate minus the outstanding principal amount of the Class A notes, and

•        zero.

“Subordinated Carryover Interest” means for any Distribution Date:

•        any Subordinated Monthly Interest due but not paid to the holders of the Subordinated Interests on any previous Distribution Date, plus

•        an amount equal to the product of:

—       the Subordinated Monthly Interest for any preceding Distribution Date that remains unpaid,

—       a fraction whose numerator is the actual number of days in the related Interest Accrual Period and whose denominator is 360, and

—       the sum of the Subordinated Interest Rate plus 2% per annum.

“Subordinated Defeasance Covered Amount” means, with respect to any Interest Accrual Period in the Defeasance Period:

•        if no stated interest rate has been designated for the Subordinated Interests, zero, and

•        if a stated interest rate has been designated for the Subordinated Interests, the product of:

—       the interest rate so designated and in effect with respect to that Interest Accrual Period,

—       a fraction whose numerator is the actual number of days in that Interest Accrual Period and whose denominator is 360, and

—       the outstanding principal amount of the Subordinated Interests as of the first day of that Interest Accrual Period.

“Subordinated Interest Rate” means zero; provided that, at the request of TRC, the Indenture Trustee and the owner trust may, without the consent of the noteholders, enter into an indenture supplemental to the Indenture, specifying a different stated interest rate or other entitlement to interest for the Subordinated Interests and, in that event, the “Subordinated Interest Rate” will be the rate or other entitlement to interest specified in that supplemental indenture.

“Subordinated Interests” mean the subordinated interests issued by the owner trust in connection with the issuance of the Class A notes having an initial outstanding principal amount of $253,846,154.

“Subordinated Monthly Interest” means, for any Distribution Date, an amount equal to the product of:

•        the Subordinated Interest Rate for the related Interest Accrual Period,

•        a fraction equal to the actual number of days in the related Interest Accrual Period divided by 360, and

•        the outstanding principal amount of the Subordinated Interests at the end of the last day of the preceding Monthly Period or, with respect to the first Distribution Date, as of the Closing Date.

“Telerate Page 3750” means the display designated as page “3750” by Telerate, Inc. (or such other page as may replace Telerate Page 3750 on that service or a comparable service for the purpose of displaying London interbank offered rates of major banks).

“Transfer Date” means the business day immediately before a Distribution Date.

PROSPECTUS

TARGET CREDIT CARD MASTER TRUST

TARGET CREDIT CARD OWNER TRUSTS

Issuers

Target Receivables Corporation

Transferor and Administrator

Target National Bank

Servicer

Asset Backed Securities

A note is not a deposit and none of the notes, nor the underlying accounts or receivables or collateral certificates are insured or guaranteed by the FDIC or any other governmental agency.

A collateral certificate will represent an interest in the master trust only. A note will be an obligation of an owner trust only. The notes and collateral certificates will not represent interests in or recourse obligations of Target Corporation, Target National Bank, Target Capital Corporation, Target Receivables Corporation or any of their affiliates.

This prospectus may be used to offer and sell any class of notes only if accompanied by the prospectus supplement for that class of notes.

The master trust—

•        may periodically issue asset backed certificates in one or more series with one or more classes, and

•        will own—

—receivables in a portfolio of consumer open-end credit card accounts,

—payments due on those receivables, and

—other property described in this prospectus and in the prospectus supplement.

The notes offered by this prospectus and the prospectus supplement—

•        will be obligations of an owner trust and will be secured by the assets of that owner trust, including a collateral certificate,

•        will be rated in one of the four highest rating categories by at least one nationally recognized rating organization,

•        may have one or more forms of enhancement, and

•        will be issued as part of a designated issue which may include one or more classes of notes.

The noteholders will receive interest and principal as described in the prospectus supplement. The notes of each owner trust will be secured by a collateral certificate issued by the master trust and purchased by the owner trust and any other assets described in the prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed on the adequacy or accuracy of the disclosures in this prospectus and the prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 31, 2005.

Table of Contents

Important Notice About Information Presented in this Prospectus and the Prospectus Supplement	1
The Target Credit Card Master Trust	2
The Owner Trusts	2
Target Corporation	3
Target National Bank	3
Target Financial Services	3
Target Capital Corporation	3
Target Receivables Corporation	4
The Master Trust Trustee	4
Description of the Notes	5
General	5
Principal and Interest on the Notes	5
The Indentures	6
Certain Covenants of the Owner Trust	8
The Indenture Trustee	9
Certain Matters Regarding the Administrator	11
Amendments to Trust Agreement and Deposit and Administration Agreement	11
Defeasance	12
Termination	12
Form of Your Notes	12
DTC	12
Clearstream	13
Euroclear	13
Book-Entry Registration	14
Definitive Notes	16
Initial Settlement	17
Secondary Market Trading	17
Description of the Certificates	19
General	19
Allocation of Master Trust Assets	19
The Transferor Certificate	19
Supplemental Certificates	20
Participations	20
Interest Allocations	20
Principal Allocations	21
Early Amortization Events	22
Defaulted Receivables and the Defaulted Amount	22
Dilution	23
Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections	23
Shared Principal Collections and Shared Transferor Principal Collections	24
New Issuances	25
Collection Account	27
Deposits in the Collection Account	28
Special Funding Account	29
Paired Series	29
Funding Period	29
Enhancement	29
Specific Forms of Enhancement	30
The Pooling and Servicing Agreement	31
Conveyance of Receivables	31
Addition of Master Trust Assets	32
Removal of Accounts	35
Eligible Accounts and Eligible Receivables	36
Representations and Warranties	37
Discount Option Receivables	39
Indemnification	40
Collection and Other Servicing Procedures	40
Servicing Compensation and Payment of Expenses	41
Servicer Covenants	42
Certain Matters Regarding the Servicer	43
Servicer Default	43
Evidence as to Compliance	44
Amendments	45
Termination of the Master Trust	46
The Bank Receivables Purchase Agreement and the Receivables Purchase Agreement	46
Sale of the Receivables	46
Representations and Warranties	47
Covenants	48

i

Transfer of Accounts and Assumption of Target National Bank’s, TCC’s and TRC’s Obligations	49
Amendment	49
Termination	49
Legal Aspects of the Receivables	49
Transfer of Receivables	49
Matters Relating to Bankruptcy or Receivership	50
Certain Regulatory Matters	53
Consumer Protection Laws	54
Claims and Defenses of Cardholders Against the Master Trust	55
Industry Litigation	56
Other Litigation	57
Federal Income Tax Consequences	58
Tax Characterization of the Master Trust	59
Tax Characterization of an Owner Trust	59
Tax Considerations Relating to Noteholders	60
Non-U.S. Note Owners	61
Tax Consequences to Plans	63
Information Reporting and Backup Withholding	63
ERISA Considerations	64
Plan Asset Issues for an Investment in the Notes	64
Potential Prohibited Transactions from Investment in Notes	65
Investment by Plan Investors	65
General Investment Considerations for Prospective Plan Investors in the Notes	65
Plan of Distribution for the Offered Notes	66
Legal Matters	66
Reports to Noteholders	66
Forward-Looking Statements	67
Where You Can Find More Information	69
Glossary of Terms for Prospectus	70

ii

Important Notice About Information Presented in this Prospectus and the Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail:  (1) this prospectus, which provides general information, some of which may not apply to the notes of a particular owner trust, including notes of your owner trust, and (2) the prospectus supplement for your notes, which will describe the specific terms of your notes, including:

•   the timing and amount of interest and principal payments,

•   information about the receivables,

•   information about enhancement for each offered class,

•   credit ratings, and

•   the method for selling the notes.

We have included a description of some of the basic terms and characteristics of the notes that may be offered by this prospectus. We have also included a description of any collateral certificate sold to an owner trust to be pledged to secure notes. In addition, we have included a description summarizing the terms and provisions that would apply to all notes offered by this prospectus.

You should review carefully the descriptions of the collateral certificates in this prospectus and the prospectus supplement. The primary asset of each owner trust will be a collateral certificate issued by the master trust and pledged to secure the notes of the owner trust. The terms and provisions of each collateral certificate will be reflected in the terms and provisions of the notes secured by that collateral certificate.

You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which captions are located.

You can find a glossary with definitions of important terms that appear in this document under the caption “Glossary of Terms for Prospectus” beginning on page 70 in this prospectus.

The Target Credit Card Master Trust

The Target Credit Card Master Trust, referred to in this prospectus as the master trust, was formed when Target Receivables Corporation, as transferor of the receivables, Target National Bank, as servicer and originator of the receivables, and Wells Fargo Bank, National Association, as Master Trust Trustee, entered into the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is governed by the laws of the State of Delaware. The master trust was formed to issue series of certificates representing interests in a pool of credit card receivables held by the master trust. Collateral certificates issued by the master trust will be issued in amounts, at prices and on terms to be determined at the time of sale as described in the prospectus supplement.

The master trust will only engage in the following business activities:

•        acquiring and holding receivables,

•        issuing series of certificates and related enhancements that may be uncertificated interests in the master trust, Participations, Supplemental Certificates and a Transferor Certificate,

•        making payments on these certificates, related enhancements, Participations, Supplemental Certificates and the Transferor Certificate,

•   obtaining any credit enhancement or entering into any enhancement contract necessary to issue certificates, and

•   engaging in related activities.

The Owner Trusts

Each class of notes will be issued by an owner trust. Each owner trust will be formed as a statutory trust under the laws of the State of Delaware under a Trust Agreement. The master trust will issue a collateral certificate that will be deposited by Target Receivables Corporation in an owner trust under a Deposit and Administration Agreement. Target Receivables Corporation will be the administrator of each owner trust. Each owner trust will be the certificateholder of a collateral certificate. The descriptions of the collateral certificates in this prospectus and in the prospectus supplement are important to purchasers of notes because a collateral certificate will be the primary asset of each owner trust. The terms and provisions of a collateral certificate, including the payment terms, will be reflected in the terms and provisions of the notes secured thereby. The notes of each owner trust will be issued under an Indenture between the owner trust and the related Indenture Trustee. The notes of each owner trust will be secured by a collateral certificate and the other collateral pledged by the owner trust to secure those notes pursuant to the related Indenture, which may include a reserve account for the benefit of one or more classes of notes.

The activities of each owner trust will be initially limited to:

•        acquiring and holding a collateral certificate,

•        issuing notes under a single Indenture,

•        making payments on the notes,

•        entering into swap agreements to convert specified cash flows from one form to another, and

•        engaging in other activities that are appropriate to accomplish those goals.

Target Corporation

Target Corporation, referred to in this prospectus as Target, is one of America’s largest general merchandise retailers with 1,400 Target stores in 47 states as of October 2005. It is a public company and is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol TGT.

Target’s revenues and net earnings from continuing operations for the past three fiscal years are as follows (in millions):

	2004	2003	2002
Revenues	$46,839	$42,025	$37,410
Net Earnings	$1,885	$1,619	$1,376

Target National Bank

Target National Bank, formerly known as Retailers National Bank, is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. Target National Bank is a wholly owned subsidiary of Target. It was formed on January 7, 1994 to streamline Target’s credit operations by eliminating inefficiencies associated with the different retail credit regulations of the various states in which Target operates. Target National Bank issues and services the private label Target Card and Target VISA.

For a detailed description of the Target National Bank credit card business and the master trust portfolio, see “Target National Bank’s Credit Card Business” and “The Master Trust Portfolio” in the prospectus supplement.

Target Financial Services

Target Financial Services, referred to herein as TFS, is a division of Target. TFS contracts to perform many of the services which Target National Bank, as servicer, and Target Receivables Corporation, as administrator, would typically perform. These services include:

•        marketing,

•        implementation of underwriting,

•        implementation of transaction authorizations,

•        guest services,

•        collections, and

•        systems support.

Target National Bank has developed or adopted systems and specifications for underwriting and authorizations and determines the underwriting standards to which TFS must adhere.

TFS operates out of its primary facility in Minneapolis, Minnesota and an additional facility in Tempe, Arizona.

Target Capital Corporation

Target Capital Corporation, referred to herein as TCC, was formed in Minnesota on September 27, 1994, for general business purposes. TCC is a wholly owned subsidiary of Target.

Target Receivables Corporation

Target Receivables Corporation, referred to herein as TRC, is a wholly owned subsidiary of TCC. It was formed in Minnesota on May 15, 1995 for limited purposes, including:

•        buying, holding and selling receivables,

•        transferring receivables to one or more trusts pursuant to one or more pooling and servicing agreements, and

•        engaging in other related activities.

TCC’s and TRC’s respective boards of directors do not intend to change these business purposes.

The Master Trust Trustee

Wells Fargo Bank, National Association is the Master Trust Trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of the Master Trust Trustee is located at Sixth and Marquette, MAC N9311-161, Minneapolis, Minnesota 55479.

The Master Trust Trustee undertakes to perform the duties described in the Pooling and Servicing Agreement, including examining documents furnished to the Master Trust Trustee to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement, authenticating certificates, establishing and maintaining accounts for the master trust and providing notices to certificateholders.

The Master Trust Trustee and its affiliates may:

•        enter into normal banking and trust relationships with the transferor, the servicer and their affiliates,

•        hold certificates of any series in its name but will not be allowed to participate in any decisions or instructions to be given to the master trust by certificateholders as a group,

•        appoint a co-trustee or separate trustees for all or any part of the master trust, or

•        resign at any time.

If the Master Trust Trustee appoints a co-trustee or separate trustees, all rights, powers, duties and obligations of the Master Trust Trustee will be conferred or imposed on the Master Trust Trustee and each separate trustee or co-trustee jointly. In any jurisdiction in which the Master Trust Trustee is incompetent or unqualified to perform some acts, those rights, powers, duties and obligations will be conferred or imposed on each separate trustee or co-trustee individually. If so, each separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations only at the direction of the Master Trust Trustee.

If the Master Trust Trustee resigns, TRC will be required to appoint a successor trustee. The Master Trust Trustee may also be removed by the servicer if the Master Trust Trustee becomes ineligible to continue as a Master Trust Trustee under the Pooling and Servicing Agreement or if the Master Trust Trustee becomes insolvent. The servicer will then be required to appoint a successor trustee. Any resignation or removal of the Master Trust Trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

Description of the Notes

General

The notes from each owner trust offered through this prospectus and the prospectus supplement will be issued in one or more “classes,” one or more of which may be senior notes, and one or more of which may be subordinated notes or other interests in the owner trust that provide enhancement for senior notes.  Each class of notes will be an obligation of a specified owner trust, the primary asset of which will be a single collateral certificate issued by the master trust through the Pooling and Servicing Agreement and the related Series Supplement. The notes of an owner trust will be issued under an Indenture, entered into by the owner trust and the Indenture Trustee. The prospectus supplement for the notes of each owner trust describes any provisions of those notes supplementing the information in this prospectus.

Following is a summary describing the material provisions common to the notes of each owner trust. If you are purchasing notes, the prospectus supplement describes any additional provisions thereof supplementing the information in this prospectus. This prospectus and the prospectus supplement do not contain all information about your notes. For a detailed description of all the provisions of your notes, also read the related Indenture, the related Trust Agreement, the related Deposit and Administration Agreement, the Pooling and Servicing Agreement and the related Series Supplement.

Each class of notes will have the right to receive a specified portion of each distribution of principal or interest or both. Each class of notes may differ from other classes in some aspects, including:

•        maturity date,

•        interest rate, and

•        availability and amount of enhancement.

Notes offered through this prospectus and the prospectus supplement will be:

•        represented by global notes registered in the name of DTC or its nominee,

•        available for purchase in minimum denominations and integral multiples of $1,000, and

•        available for purchase in book-entry form only.

The notes in book-entry form, in which you will hold a beneficial interest, as described under “—Book-Entry Registration,” are “global securities.”  The prospectus supplement will specify if:

•        one or more classes of notes of your owner trust may be issued in a different form, and

•        your notes have any other characteristics different from those listed above.

Notes described in this prospectus and in the prospectus supplement may include uncertificated interests in the owner trust, such as an uncertificated subordinated class of notes that provide enhancement for other classes of notes. The prospectus supplement will specify if any uncertificated interests are issued by your owner trust.

The prospectus supplement may state that application will be made to list your notes on a stock exchange in Europe.

Payments will be made to noteholders in whose names the notes were registered on the Record Date specified in the prospectus supplement.

Principal and Interest on the Notes

The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes issued by your owner trust. Your right to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other class or classes of notes issued by your owner trust, as described in the prospectus supplement. Payments of interest on the class or classes of notes issued by your owner trust specified in the prospectus supplement may be made prior to payments of principal. The dates for payments of interest and principal on the class or classes of notes issued by your owner trust specified in the prospectus supplement may be different from the Transfer Dates for the collateral certificate pledged to secure payment of your notes.

Your notes may have fixed principal payment schedules. In that event, you would be entitled to receive on each specified Distribution Date the applicable amount of principal designated to be repaid, in the manner and to the extent described in the prospectus supplement.

Payments to all the noteholders of each class will have the same priority. Under some circumstances, there may not be sufficient amounts available to pay the amount of interest which is required to be paid to all the noteholders of your class. In that event, you will receive a ratable share, based upon the aggregate amount of interest due to your class, of the aggregate amount available for distribution of interest on the class or classes of notes issued by your owner trust specified in the prospectus supplement.

If your owner trust issues two or more classes of notes, the sequential order and priority of payment of principal and interest, and any schedule or formula or other provisions for determining the amount of principal and interest of each class will be described in the prospectus supplement. Payments of principal and interest on any class of notes will be made equally among all the noteholders of that class based on the principal amount of notes held by each of those noteholders.

The Indentures

Your owner trust will issue one or more classes of notes under an Indenture. A form of Indenture has been filed as an exhibit to the Registration Statement.

Events of Default; Rights Upon Event of Default.   With respect to the notes of any owner trust, “Events of Default” will be described in the prospectus supplement.

Following the occurrence of an Event of Default, the Indenture Trustee or holders of a majority in principal amount of the class or classes of notes of your owner trust may pursue remedies, including the sale of owner trust property as specified in the prospectus supplement. However, the Indenture Trustee is prohibited from selling any owner trust property following an Event of Default, unless:

•        the holders of all the notes with respect to which the Event of Default has occurred consent to the sale,

•        the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on the affected notes at the date of the sale, or

•        there has been an Event of Default arising from a failure to make a required payment of principal or interest on the affected notes, and the Indenture Trustee:

—       determines that the proceeds of the owner trust property would not be sufficient to make all payments on the notes when those payments would have become due if the obligations had not been declared due and payable, and

—       obtains the consent of the holders of sixty-six and two-thirds percent of the outstanding principal amount of the notes.

If an Event of Default occurs and is continuing, the Indenture Trustee for your owner trust will not be obligated to exercise any of the rights or powers under the related Indenture at the request or direction of any noteholders of your owner trust, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, a majority of the noteholders of your owner trust:

•        will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and

•        may, in some cases, waive any default with respect to their notes, except a default:

—       in the payment of principal or interest, or

—       in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the class or classes of notes of your owner trust specified in the related Indenture.

The Indenture Trustee’s right to sell the related collateral certificate will be subject to restrictions on transferability described in the related Series Supplement, including:

•        a requirement that no more than ninety-five persons hold interests in the master trust (including the collateral certificate) that have been issued without an opinion that for federal income tax purposes those interests would be treated as debt,

•        limitations on the nature of the potential purchasers of the collateral certificate, including, for example, that:

—       any purchaser that is not a U.S. person must certify that its ownership of the collateral certificate is effectively connected with a trade or business within the United States,

—       any potential purchaser that is a partnership, Subchapter S corporation or grantor trust for federal income tax purposes will be required to represent that its interest in the collateral certificate represents less than a specified percentage of the value of its assets, and

—       a potential purchaser must not be an employee benefit plan, a Plan or any entity whose underlying assets include “plan assets,” and

•        a requirement that each purchaser of an interest in the collateral certificate deliver to the Master Trust Trustee and TRC an investment letter relating to compliance with applicable securities laws and other restrictions described in the applicable Series Supplement.

In general, the Indenture Trustee will enforce the rights and remedies of the related holders of accelerated notes. However, holders of affected notes will have the right to institute any proceeding with respect to the related Indenture if the following conditions are met:

•        a holder gives the Indenture Trustee written notice of a continuing Event of Default,

•        the holders of at least 25% in aggregate principal amount of the outstanding notes make a written request of the Indenture Trustee to institute a proceeding as Indenture Trustee,

•        the holders offer indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities of instituting a proceeding,

•        the Indenture Trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification, and

•        the Indenture Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the request.

In addition, in all circumstances, if the owner trust fails to pay interest or principal when due and payable after specified cure periods, the holders of the notes will have the right to sue the owner trust to force payment to be made.

The Indenture Trustee and the noteholders, by accepting the notes, will agree that they will not institute against the owner trust or the master trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The Indenture Trustee, the Owner Trustee, and TRC as owner of the equity interest in the owner trust will not be personally liable for the payment of the principal of or interest on the notes or for the agreements of the owner trust contained in the Indenture.

Modification of Indenture.   The owner trust and the Indenture Trustee may, with the consent of the holders of a majority of the notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the noteholders.

The owner trust and the Indenture Trustee may, without the consent of the holders of any notes, enter into one or more supplemental indentures for any of the following purposes:

•        to correct the description of any property or to add to the property pledged to secure the notes,

•        to reflect the agreement of another person to assume the role of the owner trust,

•        to add to the covenants of the owner trust, for the benefit of the holders of the notes, or to surrender any right or power of the owner trust,

•        to transfer or pledge any property to the Indenture Trustee,

•        to cure any ambiguity or supplement any provision in any Indenture that may be inconsistent with any other provision in that Indenture if that action would not materially and adversely affect the interests of the holders of the notes,

•        to appoint a successor Indenture Trustee with respect to the notes,

•        to modify, eliminate or add to the provisions of the Indenture as necessary to qualify the Indenture under the Trust Indenture Act of 1939, or

•        to designate a stated interest rate and other provisions applicable to any subordinated interests issued thereunder; provided that those other provisions will not have a material adverse effect on the senior notes.

The owner trust and the Indenture Trustee will not enter into any supplemental indenture that would:

•        cause the owner trust or the master trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, or

•        cause a taxable event that would cause the beneficial owner of any outstanding notes to recognize gain or loss.

Certain Covenants of the Owner Trust

The owner trust will not:

•        except as expressly permitted by the Indenture, the Deposit and Administration Agreement and the Trust Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the owner trust,

•        claim any credit on or make any deduction from the principal or interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed on the owner trust,

•        permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the Indenture except as permitted by the Indenture,

•        permit any lien, claim, or security interest to be created on the assets of the owner trust, or

•        permit the lien of the Indenture not to constitute a valid first priority security interest in the owner trust property.

Annual Compliance Statement.   The owner trust will be required to present to the Indenture Trustee each year a written statement as to the performance of its obligations under the Indenture.

Indenture Trustee’s Annual Report.   The Indenture Trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, the property and funds physically held by the Indenture Trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders.   Upon the issuance of Definitive Notes, noteholders evidencing not less than 10% of the aggregate outstanding principal amount of the notes may obtain access to the list of noteholders the Indenture Trustee maintains for the purpose of communicating with other noteholders. The Indenture Trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Satisfaction and Discharge of Indenture.   An Indenture will be discharged with respect to the notes upon the delivery to the Indenture Trustee for cancellation of all the notes or, with specific limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The Indenture Trustee for your notes is identified in the prospectus supplement. Under the terms of an Indenture, the owner trust agrees to cause the Administrator to pay to the Indenture Trustee reasonable compensation for performance of its duties under the related Indenture. The Indenture Trustee for your notes has agreed to perform only those duties specifically set forth in the Indenture for your notes. Many of the duties of the Indenture Trustee for your notes are described throughout this prospectus and the prospectus supplement.

Under the terms of each Indenture, the limited responsibilities of the related Indenture Trustee include the following:

•        to deliver to noteholders of record notices, reports and other documents received by the Indenture Trustee, as required under the Indenture;

•        to authenticate, deliver, cancel and otherwise administer the notes;

•        to maintain custody of the related collateral certificate;

•        to maintain control of the owner trust accounts for the benefit of the noteholders and to maintain accurate records of activity in those accounts;

•        to invest funds on deposit in the owner trust accounts at the direction of the Administrator;

•        to represent the noteholders in interactions with clearing agencies and other similar organizations;

•        to distribute and transfer funds at the direction of the owner trust in accordance with the terms of the Indenture;

•        to periodically report on and notify noteholders of certain matters relating to actions taken by the Indenture Trustee, property and funds that are possessed by the Indenture Trustee, and other similar matters; and

•        to perform certain other administrative functions identified in the Indenture.

In addition, the Indenture Trustee for your notes has the discretion to institute and maintain suits to protect the interest of the noteholders in the related collateral certificate. An Indenture Trustee is not liable for any errors of judgment as long as the errors are made in good faith and the Indenture Trustee was not negligent. An Indenture Trustee is not responsible for any investment losses to the extent that they result from permitted investments. An Indenture Trustee may rely on any document it believes to be genuine and signed or presented by the proper person. An Indenture Trustee is not obligated to investigate any information in any document received by it.

If an Event of Default occurs, in addition to the responsibilities described above, the related Indenture Trustee will exercise its rights and powers under the applicable Indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent person would exercise in the conduct of that person’s own affairs. If an Event of Default occurs and is continuing, the related Indenture Trustee will be responsible for enforcing the agreements and the rights of the noteholders.

The Indenture Trustee for your notes may, under certain limited circumstances, have the right or the obligation to do the following:

•        demand immediate payment by the owner trust of all principal and accrued interest on the notes issued under the Indenture;

•        exercise remedies as a secured party;

•        foreclose on the owner trust property;

•        protect the interests of the noteholders in the related collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•        prepare and send timely notice to noteholders of an Event of Default; and

•        institute judicial proceedings for the collection of amounts due and unpaid.

Following an Event of Default, the majority holders of any class or classes of notes specified in the prospectus supplement will have the right to direct the related Indenture Trustee to exercise certain remedies available to the Indenture Trustee under the related Indenture. In that case, the Indenture Trustee may decline to follow the direction of the majority holders only if it determines that:  (1) the action is unlawful or conflicts with the Indenture, (2) the action would involve the Indenture Trustee in liability, or (3) the action might adversely affect the rights of any noteholders who have a right to consent but have not consented to that action.

An Indenture Trustee may resign at any time or the Administrator may remove the Indenture Trustee if it ceases to be eligible to continue as an Indenture Trustee under the related Indenture or if the Indenture Trustee becomes insolvent. The Administrator will then be obligated to appoint a successor Indenture Trustee for your notes. If an Event of Default occurs under an Indenture and the prospectus supplement provides that a given class of notes of your owner trust is subordinated to one or more other classes of notes of your owner trust, under the Trust Indenture Act of 1939, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for one or more of those classes of notes. In that case, a successor Indenture Trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the Indenture Trustee which are different from those of subordinated noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee for the notes of any owner trust will not become effective until the successor Indenture Trustee accepts its appointment for those notes.

Certain Matters Regarding the Administrator

The Administrator will, to the extent provided in the Deposit and Administration Agreement, provide the notices and perform on behalf of the owner trust other administrative obligations required by the Indenture to be performed by the owner trust.

Amendments to Trust Agreement and Deposit and Administration Agreement

Parties to a Trust Agreement may amend the Trust Agreement, with notice to the rating agencies and without the consent of the related Indenture Trustee or the related noteholders, to cure any ambiguity or correct or supplement any of its provisions for the purpose of modifying the Trust Agreement or modifying the rights of the related noteholders; provided, however, that an amendment will not:

•        as evidenced by an officer’s certificate from TRC addressed and delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any noteholder, and

•        as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

Parties to a Deposit and Administration Agreement may amend the Deposit and Administration Agreement, with notice to the rating agencies and with the consent of the related Indenture Trustee, but without the consent of the related noteholders for the purpose of adding any provisions to or changing or eliminating any provisions of the Deposit and Administration Agreement or modifying the rights of the related noteholders; provided, however, that such amendment will not:

•        as evidenced by an officer’s certificate from TRC addressed and delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any noteholder, and

•        as evidenced by an opinion of counsel, cause the owner trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

In addition, a Trust Agreement or a Deposit and Administration Agreement may also be amended by the respective parties:

•        with notice to the rating agencies,

•        with the written consent of the related Indenture Trustee, and

•        with the consent of the related holders of notes evidencing at least a majority of the then outstanding principal amount of the notes,

for the purpose of adding any provisions or changing in any manner or eliminating any provisions or modifying in any manner the rights of those noteholders, provided, however, that in the case of either agreement, no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on a collateral certificate or distributions that are required to be made for the benefit of the noteholders or (2) reduce the percentage of the holders of notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes.

Defeasance

If so specified in the prospectus supplement for notes of an owner trust, the owner trust may, at its option, cause those notes to be defeased. Notes that have been defeased will no longer have the benefit of the security interest of the related Indenture Trustee in the related collateral certificate and the collateral certificate will be released from the lien of the related Indenture and transferred to TRC, subject to the satisfaction of any conditions specified in the prospectus supplement.

Termination

The obligations of the Administrator, TRC, the Owner Trustee and the Indenture Trustee under the related Indenture, Deposit and Administration Agreement and Trust Agreement will end upon the first to occur of:

•        the payment to noteholders of the aggregate principal amount of the notes and all amounts required to be paid to them under the related Indenture, Deposit and Administration Agreement and Trust Agreement, and

•        the Legal Maturity Date.

Form of Your Notes

Following is a description of the form your notes will take. We also describe how your notes will be transferred and how payments will be made to you.

DTC has informed TRC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each class of book-entry notes. This means that you, as an owner of notes, will generally not be entitled to Definitive Notes representing your interest in the issued notes: you will own notes through a book-entry record maintained by DTC. References in this document to distributions, reports, notices and statements referred to in this document to be distributed to noteholders will be distributed to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this document to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, referred to in this prospectus as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, referred to in this prospectus as DTCC. DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing

Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, the latter referred to in this prospectus as an Indirect Participant. DTC has Standard & Poor’s highest rating:  AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtc.com and www.dtc.org.

Clearstream

Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for Clearstream Customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg and, as such, is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream Customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any class of notes. Clearstream Customers in the U.S. are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank, S.A./N.V. as the operator of the Euroclear system in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear

The Euroclear system was created in 1968 to hold securities of Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including U.S. dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear system is operated by Euroclear Bank, S.A./N.V., acting as the Euroclear operator, under contract with the Cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the notes offered through this document. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear operator has a banking license from the Belgian Banking and Finance Commission. As such, it is regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Book-Entry Registration

Cede & Co., as DTC’s nominee, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of Clearstream Customers and Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers’ securities accounts in the depositaries’ names on DTC’s books.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures, and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of notes in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream Customers or Euroclear Participants on such day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Customer or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Your purchases of notes under the DTC system must be made by or through DTC participants, which will receive a credit for the notes on DTC’s records. Your ownership interest is in turn recorded on the DTC participants’ and indirect participants’ records. You will not receive written confirmation from DTC of their purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant or indirect participant through which you entered into the transaction. Transfers of ownership interests in the notes are accomplished by entries made on the books of DTC participants acting on behalf of you and other noteholders. You will not receive notes representing your ownership interest in the notes offered through this document, except in the event that use of the book-entry system for these notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual owners of the notes; DTC’s records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual note owners. DTC participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to these notes. Under its usual procedures, DTC mails an omnibus proxy to TRC as soon as possible after the Record Date, which assigns Cede & Co.’s consenting or voting rights to those DTC participants to whose accounts these notes are credited on the relevant Record Date.

Principal and interest payments on these notes will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such DTC participant and not of DTC, the Master Trust Trustee, the Indenture Trustee, the Owner Trustee or TRC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the paying agent, disbursement of these payments to DTC participants shall be the responsibility of DTC, and disbursement of such payments to noteholders shall be the responsibility of DTC participants and indirect participants.

DTC may discontinue providing its services as securities depository for these notes at any time by giving reasonable notice to TRC, the Master Trust Trustee or the Indenture Trustee. If this occurs, in the event that a successor securities depository is not obtained, Definitive Notes will be printed and delivered. TRC may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, Definitive Notes will be delivered to each noteholder. See “—Definitive Notes” for a description of the circumstances under which Definitive Notes will be issued.

Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations as described under “Federal Income Tax Consequences.”  Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the Indenture on behalf of a Clearstream Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect such actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among their participants, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Although the prospectus supplement may indicate that one or more classes of notes of your owner trust may be issued in a different form, it is expected that notes offered through this prospectus will be issued in book-entry form. If your notes are initially issued in book-entry form, Definitive Notes in fully registered, certificated form will not be issued to any party other than DTC or its nominee unless:

•        the owner trust advises the related Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to your notes, and the Indenture Trustee or the owner trust is unable to locate a qualified successor,

•        the owner trust, at its option, advises the Indenture Trustee for your notes in writing that it elects to terminate the book-entry system through DTC, or

•        after the occurrence of a Servicer Default or an Event of Default, noteholders representing not less than 50%—or such other percentage specified in the related Indenture—of the outstanding principal amount of the notes advise the Indenture Trustee and DTC, through DTC participants, in writing of such Servicer Default or Event of Default and DTC notifies the Indenture Trustee that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the noteholders.

If any of these events occur, DTC must notify all DTC participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive note representing your notes and instructions for re-registration, the Indenture Trustee will recognize the holders of Definitive Notes as holders under the Indenture.

The Indenture Trustee will make payments of interest and principal on notes that are Definitive Notes out of finance charge and principal collections that are allocated to the collateral certificate deposited in the related owner trust and received by the owner trust. Payments will be made directly to holders of Definitive Notes in accordance with the procedures set forth in this prospectus and any related Indenture. Payments on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the related Record Date. If you own Definitive Notes in an amount greater than a minimum level stated in the Indenture, payments of principal and interest will be sent to you via wire transfer. If you own less than this minimum level of Definitive Notes, payments will be made by check and mailed to you at an address maintained by the Indenture Trustee.

The final payment on any note, whether a Definitive Note or a note registered in the name of DTC or its nominee, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The Indenture Trustee will provide this notice to registered noteholders no later than the fifth day of the month in which the final distribution will occur. If the notes are listed on a stock exchange in Europe, payments of principal and interest, including the final payment on any note, may also be made at the offices of the paying agent designated by the owner trust in the listing jurisdiction.

Definitive Notes will be transferable and exchangeable at the offices of any of the transfer agents and registrars, which shall initially be the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar shall not be required to register the transfer or exchange of Definitive Notes for a period of fifteen days preceding the due date for any payment on the Definitive Notes.

Initial Settlement

All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which will hold positions in accounts as DTC participants.

Custody accounts of investors who elect to hold notes through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

Investors who elect to hold notes through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global note and no “lock-up” or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants.   Secondary market trading between investors holding notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream Customers and/or Euroclear Participants.   Secondary market trading between investors holding notes through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between Clearstream Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.   When notes are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear Participant’s account. The notes credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the notes will accrue from, the value date which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending notes to the respective depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. In this way, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser.   Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear Participant’s account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the Clearstream Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream Customer’s or Euroclear Participant’s account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase notes from DTC participants for delivery to Clearstream Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•        borrowing through Clearstream or Euroclear for one day - until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts - in accordance with the clearing system’s customary procedure,

•        borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement which would give the notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade, or

•        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear Participant.

Description of the Certificates

General

The primary asset of each owner trust will be a collateral certificate issued by the master trust and pledged to secure the notes of that owner trust. Each collateral certificate will generally be a single investor certificate representing an interest in the assets of the master trust which consists primarily of receivables in consumer open-end credit card accounts. References in this section to a series of certificates encompass a collateral certificate as well as a series comprised of classes of investor certificates sold publicly or privately directly to investors or retained by TRC. References herein to “your series of certificates” or “your collateral certificate” means the collateral certificate pledged to your owner trust to secure the payment obligations on your notes. Each series of certificates will represent an interest in the master trust distinct from the Transferor Certificate, the Participation held by Target National Bank and any other series of certificates issued by the master trust. Each series of certificates will be issued through the Pooling and Servicing Agreement and a Series Supplement.

Allocation of Master Trust Assets

The assets of the master trust are allocated among:

•        each series of certificates,

•        the holder of the Transferor Certificate and, if applicable, the holders of any Supplemental Certificates, and

•        the holders of Participations.

Each series of certificates represents interests in the assets of the master trust. Each series of certificates will receive varying amounts of collections of Principal Receivables and Finance Charge Receivables, and will also be allocated a varying portion of receivables in defaulted accounts written off during each month. The prospectus supplement describes how these amounts are allocated to your series of certificates.

As a noteholder, your right to collections is limited to the amounts allocated to your series of certificates and received by or on behalf of the owner trust and available under the terms of your notes to make required payments to you. Collections allocated to your series of certificates might be shared with other series of certificates. The prospectus supplement, the Pooling and Servicing Agreement and the Series Supplement explain how collections will be allocated to, or reallocated from, your series of certificates.

Each series of certificates may be included in a group of series. Each series in a group may share Excess Finance Charge Collections among themselves. The prospectus supplement will state if your series of certificates is in a group. In addition, the prospectus supplement will state whether your series of certificates is entitled to Shared Principal Collections, Shared Transferor Principal Collections or Excess Transferor Finance Charge Collections.

Each series of certificates represents interests in the master trust only and does not represent interests in or recourse obligations of Target, Target National Bank, TCC, TRC or any of their affiliates. A note is not a deposit and none of the notes, the series of certificates, the underlying accounts or the receivables are insured or guaranteed by the FDIC or any other governmental agency.

The Transferor Certificate

The Transferor’s Interest in the master trust is evidenced by the Transferor Certificate and any Supplemental Certificates. The Transferor Certificate represents the undivided interest in the master trust not represented by any series of certificates or the rights of any enhancement providers to receive payments from the master trust or any Supplemental Certificate or Participation. The holder of the Transferor Certificate will be allocated a portion of all collections of Principal Receivables and Finance Charge Receivables. The holder of the Transferor Certificate will also receive Excess Finance Charge Collections, Shared Principal Collections and certain other amounts allocated to each series of certificates that are not applied to make payments to any series of certificates. TRC currently holds the Transferor Certificate.

Supplemental Certificates

The Pooling and Servicing Agreement provides that the transferor may exchange a portion of the Transferor Certificate for one or more Supplemental Certificates representing an interest in the Transferor’s Interest for transfer or assignment to a person named by the transferor after the execution and delivery of a supplement to the Pooling and Servicing Agreement, only if:

•        the Rating Agency Condition is satisfied,

•        the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will not be less than the Required Retained Transferor Amount as of the date of the exchange, and

•        the transferor delivers to the Master Trust Trustee and each rating agency, with respect to any class of certificates or notes, a tax opinion.

Any Supplemental Certificates may be transferred or assigned upon satisfaction of the first and third bullet points above. Currently, no Supplemental Certificates have been issued.

Participations

The Pooling and Servicing Agreement provides for one or more participation supplements under which the transferor may require the Master Trust Trustee to issue one or more Participations on behalf of the master trust. Each Participation will entitle its holder to a specified percentage of collections of Principal Receivables and Finance Charge Receivables and any other assets of the master trust that the holder of any Participation is entitled to under a participation supplement to the Pooling and Servicing Agreement.

A Participation may be issued only upon the satisfaction of the following conditions:

•        the Rating Agency Condition is satisfied,

•        the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will not be less than the Required Retained Transferor Amount, and

•        the transferor delivers to the Master Trust Trustee and each rating agency, with respect to any class of certificates or notes, a tax opinion, dated the date of the issuance.

Any Participation may be transferred or exchanged upon the satisfaction of the first and third bullet points above. The master trust has issued a Participation to Target National Bank.

Interest Allocations

From the date of issuance of a series of certificates, interest will accrue on the related principal balance of the series of certificates, at the interest rate specified in the prospectus supplement. The interest rate may be a fixed, floating or variable rate as specified in the prospectus supplement. Interest will be distributed to the owner trust on the Distribution Dates specified in the prospectus supplement.

Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the applicable series of certificates during the previous Monthly Period.

Interest payments on any Distribution Date may also be funded, to the extent specified in the prospectus supplement, from:

•        investment earnings on funds held in accounts of the master trust,

•        Excess Finance Charge Collections and Excess Transferor Finance Charge Collections,

•        any applicable enhancement, if necessary, or

•        other amounts as specified in the prospectus supplement.

If the Distribution Date for payment of interest for a series of certificates occurs less frequently than monthly, any collections or other amounts may be deposited in one or more master trust accounts for distribution to that series of certificates.

Principal Allocations

Principal payments for any series of certificates will be funded from collections of Principal Receivables allocated to the applicable series of certificates and, if that series of certificates has been designated as a principal sharing series, from Shared Principal Collections. In addition, at its option, the transferor as holder of the Transferor Certificate may elect to apply Shared Transferor Principal Collections to that series of certificates to the extent that required principal deposits or payments exceed collections of Principal Receivables allocable to that series of certificates, Shared Principal Collections, if applicable, and other sources as specified in the prospectus supplement.

The revolving period for each series of certificates will begin on the closing date for that series of certificates and end upon the commencement of the accumulation period or amortization period for that series of certificates. No principal payments will be made to a series of certificates during its revolving period, except to the extent specified in the prospectus supplement.

Following the revolving period, each series of certificates is expected to begin to accumulate principal or begin to distribute principal. The prospectus supplement describes the conditions under which the accumulation period or amortization period will begin for your series of certificates.

Principal will accumulate in a principal funding account if your series of certificates features an accumulation period and this period begins. During the accumulation period, collections of Principal Receivables and other amounts allocable to a series of certificates will be deposited in the principal funding account on each Distribution Date for payment on the expected final payment date for that series of certificates. If your series of certificates features a controlled accumulation period, the amount deposited in the principal funding account on each Distribution Date will be limited to a specified amount plus shortfalls in amounts specified to be deposited on prior Distribution Dates. If so specified in the prospectus supplement, the commencement of the accumulation period may be postponed and the accumulation period may be shortened.

Funds on deposit in any principal funding account may be invested in Eligible Investments or may have the benefit of a guaranteed rate or investment agreement or other arrangement intended to assure a specific rate of return on the investment of the funds. The prospectus supplement will specify if investment earnings shortfalls associated with amounts on deposit in the principal funding account will be covered by Excess Transferor Finance Charge Collections. These shortfalls may also be covered by funds in a reserve account if the transferor designates a reserve account funding date and funds are available for that purpose. A principal guaranty or other similar arrangement may be used to enhance the likelihood of the payment in full of the principal amount of a series of certificates on its expected final payment date. The accumulation period will end on the first to occur of:

•        the day before the commencement of the early amortization period,

•        the date the invested amount is reduced to zero, and

•        the legal maturity date.

If your series of certificates features a controlled amortization period and this period begins, principal will be paid to you in increments, up to the amount specified in the prospectus supplement. During the controlled amortization period, collections of Principal Receivables and other amounts allocable to a series of certificates, up to an amount specified in the prospectus supplement, will be paid to the owner trust that holds that series of certificates on each Distribution Date. The controlled amortization period will end on the first to occur of:

•        the day before the commencement of the early amortization period,

•        the date the invested amount is reduced to zero, and

•        the legal maturity date.

If your series of certificates features a rapid accumulation period, certain events—which may be referred to as rapid accumulation events—will trigger the commencement of the rapid accumulation period for your series of certificates. If the rapid accumulation period begins for your series of certificates, the full amount of principal available to your series of certificates will be deposited in the principal funding account on each Distribution Date, up to the amount specified in the prospectus supplement. This accumulated principal will be paid to the owner trust that holds that series of certificates on the expected final payment date for your notes, or earlier if an event that is designated as an early amortization event occurs and the rapid accumulation period ends and an early amortization period begins.

Your series of certificates will begin to pay principal to your owner trust if an early amortization event occurs and an early amortization period begins for your series of certificates as described in the prospectus supplement. The prospectus supplement for any series of certificates will specify the early amortization events that apply to that series of certificates. You may begin receiving distributions of principal earlier than expected if an early amortization period begins before the scheduled amortization period or accumulation period or before the expected final payment date for your notes. This may shorten the average life of your notes.

Early Amortization Events

Early amortization events are comprised of events that will affect all series of certificates and notes and events that apply specifically to designated series of certificates and related notes. The prospectus supplement will describe the early amortization events for your series of certificates and indicate for each early amortization event whether it is an event which automatically triggers an early amortization period or an event which requires the vote of a majority of the affected noteholders or certificateholders or the Master Trust Trustee to trigger an early amortization period. If your series of certificates features a rapid accumulation period, certain events that may otherwise have been designated as early amortization events will be designated as rapid accumulation events and will cause the commencement of a rapid accumulation period rather than an early amortization period. See “Description of the Collateral Certificate—Early Amortization Events” in the prospectus supplement.

Defaulted Receivables and the Defaulted Amount

The servicer will charge-off receivables in accounts in accordance with the Credit Card Guidelines. See “Target National Bank’s Credit Card Business—Delinquency and Collections Procedures for Target National Bank Credit Cards” in the prospectus supplement. Defaulted Receivables are automatically removed from the master trust and may be sold after reconveyance to TRC.

The Defaulted Amount for any Monthly Period will be an amount, not less than zero, equal to the amount of Defaulted Receivables for each day in that Monthly Period minus the sum of:

•        the amount of any Defaulted Receivables for which the Transferor Amount is reduced because of the assignment of a principal balance of zero for purposes of determining the total amount of Principal Receivables or for which the servicer becomes obligated to accept assignment during that Monthly Period, in either case because of a breach of a representation, warranty or covenant contained in the Pooling and Servicing Agreement,

•        the total amount of recoveries received in the Monthly Period for both Finance Charge Receivables and Principal Receivables which were previously charged-off as uncollectible, and

•        the excess, if any, for the immediately preceding Monthly Period of the total amount subtracted under the preceding two bullet points over the amount of Principal Receivables that became Defaulted Receivables.

Each outstanding series of certificates issued by the master trust will be allocated a portion of the Defaulted Amount—referred to as the investor defaulted amount.

Dilution

The amount of the Principal Receivables in the master trust will be reduced if:

•        the servicer adjusts downward the amount of any Principal Receivable (except Ineligible Receivables that have been or are to be reassigned to the transferor), because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder,

•        the Principal Receivable was created with respect to merchandise that was refused or returned by a cardholder, or

•        the servicer adjusts downward the amount of any Principal Receivable without receiving collections or without charging off the amount as uncollectible, including downward adjustments under its optional balance protection program described under “Target National Bank’s Credit Card Business—Marketing Programs and Account Origination” in the prospectus supplement.

If the reduction of any Principal Receivables would cause the Transferor Amount, excluding the interest represented by any Supplemental Certificate, to be less than the Required Retained Transferor Amount, the transferor will be required to deposit an amount equal to such deficiency into the Special Funding Account.

Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections

If your series of certificates is issued in a series designated as belonging to an Excess Finance Charge Collections sharing group, collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables in excess of the amount required to make deposits or payments for your series of certificates will be made available to other series of certificates included in the same group, whose allocations of collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables are not sufficient to make their required deposits or payments. These amounts are referred to as Excess Finance Charge Collections.

Excess Finance Charge Collections will be distributed to each series of certificates in the same Excess Finance Charge Collections sharing group based on the amount of the shortfall, if any, for that series of certificates relative to the amount of the shortfalls, if any, for each other series of certificates in that group. While any series of certificates issued by the master trust may be included in a group that shares Excess Finance Charge Collections, there can be no assurance that any other series of certificates will be included in that group or that there will be any Excess Finance Charge Collections available to that group for any Monthly Period.

Collections of Finance Charge Receivables allocable to the Transferor’s Interest will first be used to make payments on any Supplemental Certificates and then treated as Excess Transferor Finance Charge Collections. If so specified in the prospectus supplement, collections of Finance Charge Receivables allocated to a series of certificates but not used to make payments to that series of certificates may be treated as Excess Transferor Finance Charge Collections. If so specified in the prospectus supplement, Excess Transferor Finance Charge Collections may then be applied to cover investment earnings shortfalls associated with amounts on deposit in the principal funding account during the accumulation period. In addition, if so specified in the prospectus supplement, Excess Transferor Finance Charge Collections may be applied to cover any shortfalls in amounts payable after application of collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables allocated to your series of certificates and Excess Finance Charge Collections allocated to your series of certificates from other series. Any Excess Transferor Finance Charge Collections remaining after covering shortfalls to all designated series of certificates will be treated as Shared Transferor Principal Collections.

There can be no assurance that the transferor will use Excess Transferor Finance Charge Collections to cover any shortfalls for your series of certificates or that there will be any Excess Transferor Finance Charge Collections in any Monthly Period. The prospectus supplement for your notes will specify if the transferor, as holder of the Transferor Certificate, has elected to apply Excess Transferor Finance Charge Collections to cover such shortfalls for your series of certificates.

Shared Principal Collections and Shared Transferor Principal Collections

The prospectus supplement will specify if collections of Principal Receivables and other amounts treated as collections of Principal Receivables allocated to a series of certificates for any Monthly Period, after required principal deposits or payments for that series of certificates, will be available to other series of certificates whose allocations of collections of Principal Receivables and other amounts treated as collections of Principal Receivables are not sufficient to make required principal deposits or payments for those series of certificates. Such shortfalls are referred to as Principal Shortfalls. These amounts plus any collections related to the purchase of or investments in a Participation are referred to as Shared Principal Collections. Shared Principal Collections permit coverage of Principal Shortfalls by using collections that would have otherwise been paid to the transferor. In some circumstances this sharing may allow the length of the accumulation period or amortization period for a series of certificates to be shorter than it otherwise would be.

The servicer will allocate Shared Principal Collections to cover Principal Shortfalls. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated among the applicable series of certificates based on the respective Principal Shortfalls of each series of certificates. If Shared Principal Collections exceed Principal Shortfalls for all series of certificates entitled to receive Shared Principal Collections, the balance will be distributed to the holder of the Transferor Certificate to the extent that the Transferor Amount—excluding the interest represented by any Supplemental Certificate—exceeds the Required Retained Transferor Amount. Otherwise, it will be deposited into the Special Funding Account.

Any reallocation of collections of Principal Receivables as Shared Principal Collections will not result in a reduction in the Invested Amount of the series of certificates to which collections were initially allocated.

There can be no assurance that Shared Principal Collections will be available to cover Principal Shortfalls for your collateral certificate or that there will be any Shared Principal Collections in any Monthly Period.

The servicer will determine the amount of any Shared Transferor Principal Collections. Shared Transferor Principal Collections consist of:

•       collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to the Transferor’s Interest remaining after payments are made to the holders of any Supplemental Certificates,

•       collections of Principal Receivables and other amounts treated as collections of Principal Receivables for any Monthly Period allocated to each series of certificates that are not applied to make required principal deposits or payments for any outstanding series of certificates, and

•       the amount of Excess Transferor Finance Charge Collections remaining after being applied as specified in the applicable Series Supplement for each outstanding series of certificates.

As specified in the prospectus supplement for your notes, the transferor may elect to allocate Shared Transferor Principal Collections to cover any Principal Shortfalls for your series of certificates that have not been covered out of Shared Principal Collections. In some circumstances this sharing may allow the length of the accumulation period or amortization period for a series of certificates to be shorter than it otherwise would be. If Principal Shortfalls remaining after the application of Shared Principal Collections for all series of certificates to which the transferor has elected to allocate Shared Transferor Principal Collections exceed the amount of Shared Transferor Principal Collections for any Monthly Period, Shared Transferor Principal Collections will be allocated among these series of certificates based on the respective Principal Shortfalls of each series of certificates for that date.

To the extent that Shared Transferor Principal Collections exceed Principal Shortfalls remaining after application of Shared Principal Collections for all series of certificates to which the transferor has elected to allocate Shared Transferor Principal Collections, the excess will be paid to the holder of the Transferor Certificate.

As described in the prospectus supplement for your notes, use of Shared Transferor Principal Collections to cover Principal Shortfalls for your series of certificates is at the discretion of the transferor as holder of the Transferor Certificate and there can be no assurance that the transferor will elect to use Shared Transferor Principal Collections to cover Principal Shortfalls for your series of certificates or that there will be any Shared Transferor Principal Collections in any Monthly Period.

New Issuances

The Pooling and Servicing Agreement allows the transferor to direct the Master Trust Trustee to issue a new series of certificates. There is no limit to the number of new issuances the transferor may issue under the Pooling and Servicing Agreement. Each new issuance will have the effect of decreasing the Transferor Amount by the initial Invested Amount of such series of certificates.

For each series of certificates, the Invested Amount on any date generally will be equal to the initial principal amount for that series of certificates reduced by:

•        the amount of principal paid to the holders of that series of certificates,

•        the amount of unreimbursed Investor Charge-Offs as defined in the prospectus supplement for that series of certificates, and

•        the amount of any reduction in the Invested Amount in connection with a corresponding reduction in the outstanding principal amount of the collateral certificate because of the acquisition by TRC or the owner trust and later cancellation of any notes.

The Invested Amount may further be adjusted by:

•        the amount of principal on deposit in any specified account, and

•        any other amount stated in the prospectus supplement.

The prospectus supplement may provide for further adjustments to the Invested Amount. During the revolving period for a collateral certificate, the Invested Amount is expected to remain constant to the extent noted in the prospectus supplement unless the collateral certificate or the related notes are purchased by TRC.

The transferor, the servicer, the Master Trust Trustee and the master trust are not required to and do not intend to obtain the consent of, or allow prior review by, any holder of any outstanding series of certificates to issue any additional series of certificates. There can be no assurance that the terms of any series of certificates might not have an impact on the timing and amount of payments received by another series of certificates.

Under the Pooling and Servicing Agreement, the transferor will designate the terms of each series of certificates. The prospectus supplement will specify whether collections of Principal Receivables and other amounts otherwise allocable to a series of certificates that is not amortizing or accumulating principal or that exceeds the designated amounts of deposits or payments of principal for that series of certificates may be treated as Shared Principal Collections and reallocated to a series of certificates that is amortizing or accumulating principal. The prospectus supplement will also specify whether a series of certificates will be part of a group that shares Excess Finance Charge Collections. In addition, the prospectus supplement will specify whether collections of Principal Receivables and collections of Finance Charge Receivables otherwise payable to the transferor may be paid to a series of certificates. Each series of certificates may have the benefits of enhancement issued by enhancement providers different from the enhancement providers used in any other series of certificates. Under the Pooling and Servicing Agreement, the Master Trust Trustee will hold any enhancement only on behalf of the series of certificates designated to receive the benefit of that enhancement.

A new issuance may only be issued after the satisfaction of the conditions specified in the Pooling and Servicing Agreement and under the related Series Supplement. The obligation of the Master Trust Trustee to authenticate the certificates of each new series and to execute and deliver the Series Supplement is subject to the prior satisfaction of the following conditions:

•        the transferor gives the Master Trust Trustee, the servicer and each rating agency, with respect to notes and certificates, written notice of the new issuance and its date of issuance, at least five business days before the date of the new issuance,

•        the transferor delivers to the Master Trust Trustee the Series Supplement, in a form satisfactory to the Master Trust Trustee, executed by each party to the Pooling and Servicing Agreement except the Master Trust Trustee,

•        the transferor delivers to the Master Trust Trustee the related enhancement agreement, if any, executed by each party to that agreement,

•        the transferor, the servicer and the Master Trust Trustee receive confirmation that the Rating Agency Condition is satisfied,

•        the transferor delivers to the Master Trust Trustee and enhancement providers, if any, a certificate of an authorized officer, dated the date of the new issuance, stating that the transferor reasonably believes that the issuance will not, based on the facts known to the officer at the time of the certification, cause an early amortization event to occur for any series of certificates,

•        the transferor delivers to the Master Trust Trustee and each rating agency an opinion of counsel acceptable to the Master Trust Trustee that for federal income tax purposes the new issuance will not:

—       adversely affect the tax characterization as debt of any outstanding series or class of certificates, with respect to which an opinion was delivered at the time of issuance that they would be characterized as debt,

—       cause the master trust to be classified as an association or a publicly traded partnership taxable as a corporation, and

—       constitute an event in which gain or loss would be recognized by an existing certificateholder.

•        the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will not be less than the Required Retained Transferor Amount on the date of the new issuance, and

•        any other conditions specified in any Series Supplement for each outstanding series of certificates.

After satisfaction of these conditions, the Master Trust Trustee will execute the Series Supplement and issue to the transferor the certificates of the new series for execution and redelivery to the Master Trust Trustee for authentication.

The transferor also has the option under the Pooling and Servicing Agreement to vary among series of certificates the terms on which a series of certificates may be repurchased by the transferor or remarketed to other investors.

Collection Account

The servicer has established in the name of the master trust and for the benefit of the certificateholders of each series, an Eligible Deposit Account called the Collection Account. An Eligible Deposit Account is either:

•        a segregated account with a United States depository institution or any other institution that is acceptable to each rating agency, or

•        a segregated trust account with the corporate trust department of a depository institution or any domestic branch of a foreign bank having securities rated as investment grade from each rating agency.

The Collection Account will initially be maintained with the Master Trust Trustee. If at any time the Collection Account cannot be maintained as an Eligible Deposit Account, the Collection Account will be moved so that it will again be qualified as an Eligible Deposit Account.

Funds on deposit in the Collection Account will be invested in the following Eligible Investments:

•        obligations fully guaranteed by the United States,

•        demand deposits, time deposits or certificates of deposit of depository institutions or trust companies having, at the time of investment, the highest short-term debt rating from Moody’s and Standard & Poor’s,

•        commercial paper, or other short-term obligations, having, at the time of the master trust’s investment, a rating in the highest rating category from Moody’s and Standard & Poor’s,

•        demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, with an entity the commercial paper of which is rated in the highest rating category from Moody’s and Standard & Poor’s,

•        notes or bankers’ acceptances issued by any depository institution or trust company having the highest rating from Moody’s and Standard & Poor’s,

•        time deposits with an entity having the highest rating from Moody’s and Standard & Poor’s,

•        investments in money market funds having, at the time of the master trust’s investment, a rating in the highest rating category from Moody’s and Standard & Poor’s or otherwise approved in writing by Moody’s and Standard & Poor’s, and

•        any other investments approved in writing by each rating agency which would not cause the master trust to become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Any earnings, net of losses and investment expenses, on funds on deposit in the Collection Account will be treated as collections of Finance Charge Receivables for the related Monthly Period. The servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Master Trust Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Series Supplement for each outstanding series of certificates. In addition, under the Pooling and Servicing Agreement a paying agent will be appointed having the revocable power to withdraw funds from the Collection Account to make distributions to each series of certificates. The paying agent will initially be the Master Trust Trustee.

Deposits in the Collection Account

The servicer will make the deposits and payments to the accounts and parties as described in the applicable Series Supplement for each series of certificates. Target National Bank, as servicer, may use for its own benefit all collections received from the receivables in each Monthly Period until the business day preceding the related Distribution Date as long as one of the following two conditions is met:

•        Target National Bank gives the Master Trust Trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency, or

•        Target has and maintains a commercial paper rating of at least “A-1” by Standard & Poor’s and at least “Prime-1” by Moody’s.

Except as provided below, if neither of the above conditions is met, then the servicer will deposit all collections received from the receivables in each Monthly Period into the Collection Account not later than two business days after the date of processing. Target currently maintains the required rating for use of the collections received during each Monthly Period.

If so specified in the applicable Series Supplement for any outstanding series of certificates, the servicer will only be required to deposit collections into the Collection Account up to the total amount of collections required to be deposited into an account established for that series of certificates, or, without duplication, distributed on the related Distribution Date or payment date to holders of each class of that series of certificates as described in the Series Supplement or such other amount satisfactory to the rating agencies. If at any time before the Distribution Date or payment date the amount of collections deposited in the Collection Account exceeds the amount required to be so deposited, the servicer will be permitted to withdraw the excess from the Collection Account.

Special Funding Account

The servicer has established and will maintain in the name of the master trust, for the benefit of the certificateholders of all series, a Special Funding Account which is an Eligible Deposit Account. Whenever the Transferor Amount, excluding the interest represented by any Supplemental Certificate, would otherwise be less than the Required Retained Transferor Amount, funds otherwise payable to the transferor will be deposited in the Special Funding Account on each business day until the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is at least equal to the Required Retained Transferor Amount. Deposits into and withdrawals from the Special Funding Account may be made on any business day.

Funds on deposit in the Special Funding Account may be withdrawn on any business day and paid to the transferor provided that following the payment, the Transferor Amount, excluding the interest represented by any Supplemental Certificate, will equal or continue to exceed the Required Retained Transferor Amount.

If one or more series of certificates is in an amortization period or accumulation period and has a Principal Shortfall, the servicer will allocate principal amounts on deposit in the Special Funding Account to the applicable series of certificates based on their Principal Shortfalls.

Funds on deposit in the Special Funding Account will be invested by the Master Trust Trustee at the direction of the servicer or the Transferor in Eligible Investments selected by the servicer or the Transferor. All net investment income earned on amounts in the Special Funding Account will be withdrawn from the Special Funding Account on each Distribution Date and treated as collections of Finance Charge Receivables for the preceding Monthly Period.

Paired Series

A series may be paired with another series if so specified in the prospectus supplement for that series. A paired series is a series which has been paired with a previously issued series and has an Invested Amount that increases as the Invested Amount of the previously issued series decreases, or any series designated as a paired series in the prospectus supplement. The prospectus supplement for that series will specify the relationship between the paired series.

Funding Period

The prospectus supplement will specify if there will be a funding period for any series of certificates. During the funding period, the outstanding principal balance of a pre-funded series of certificates may be greater than the investment of that series of certificates in the receivables in the master trust and an amount equal to this difference will be held in a pre-funding account for the benefit of that series of certificates.

During the funding period, funds on deposit in the pre-funding account for a series of certificates will be withdrawn and paid to the transferor to the extent there are any increases in the Invested Amount of that series of certificates. The Invested Amount will increase as receivables are delivered to the master trust or as the Invested Amounts of other series of certificates are reduced. The prospectus supplement for a series of certificates will specify the applicable terms for the funding period and the pre-funding account.

Enhancement

The prospectus supplement will state if the master trust or the owner trust provides enhancement for the series of certificates or one or more classes of notes, including your notes. If so, any form of enhancement may be structured so as to be utilized by more than one class to the extent described in that prospectus supplement.

Enhancement will not provide protection against all risks of loss or guarantee repayment of the entire outstanding principal balance of the notes and/or payment of interest. If losses occur which exceed the amount covered by enhancement or which are not covered by enhancement, noteholders will bear their allocable share of deficiencies.

Specific Forms of Enhancement

The prospectus supplement will specify the manner and to what extent the following forms of enhancement or other enhancement applies to your series of certificates or any class of notes, including your notes:

Subordination

One or more classes of notes of an owner trust may be subordinated as described in the prospectus supplement to the extent necessary to fund payments on more senior notes. The rights of the holders of any subordinated notes to receive distributions of principal and/or interest on any Distribution Date for those notes will be subordinated in right or priority to the rights of the holders of more senior notes, but only to the extent described in the prospectus supplement. The prospectus supplement may specify if subordination may apply only for some types of losses not covered by another enhancement.

If collections of receivables otherwise distributable to holders of a subordinated class of notes of an owner trust  will be used as support for a class of notes of another owner trust, the prospectus supplement will specify the manner and conditions for applying this cross-support feature.

Overcollateralization

If so specified in the prospectus supplement, support for one or more classes of notes of an owner trust will be provided by subordinated interests, which may be held by TRC, in the owner trust estate. The rights of the holders of these subordinated interests to receive distributions of principal and/or interest on any Distribution Date for those subordinated interests will be subordinate in right or priority to the rights of holders of senior notes of that owner trust, but only to the extent set forth in the prospectus supplement.

Cash Collateral Guaranty or Account

Enhancement for one or more classes of notes may be provided by:

•        a cash collateral guaranty secured by the deposit of cash or some eligible investments in a cash collateral account reserved for the beneficiaries of the cash collateral guaranty, or

•        a cash collateral account.

The amount available from the cash collateral guaranty or the cash collateral account will be the lesser of (1) amounts on deposit in the cash collateral account and (2) an amount specified in the prospectus supplement. The prospectus supplement will describe the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Letter of Credit

One or more letters of credit may provide enhancement for one or more classes of notes. The letter of credit may be used in conjunction with other forms of enhancement to provide limited protection against some losses. The issuer of the letter of credit will be obligated to honor demands as to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and under the conditions specified in the prospectus supplement.

Surety Bond or Insurance Policy

A surety bond may be purchased for the benefit of the noteholders of any class to assure distributions of interest or principal for that class of notes in the manner and amount specified in the prospectus supplement.

One or more insurance companies may provide insurance, to a series of certificates or one or more classes of notes, to guarantee, for one or more classes, distributions of interest or principal in the manner and amount specified in the prospectus supplement.

Spread Account

Support for one or more classes of notes may be provided by the periodic deposit of available excess cash from the master trust assets or the owner trust assets into a spread account, intended to assist with subsequent distribution of interest and principal on that series of certificates or those notes in the manner specified in the prospectus supplement.

Reserve Account

The establishment of a reserve account may provide support for one or more classes of notes. The reserve account may be funded, to the extent provided in the prospectus supplement, by:

•        an initial cash deposit,

•        the retention of available excess cash,

•        periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including subordinated notes,

•        the provision of a letter of credit, guarantee, insurance policy or other form of credit, or

•        any combination of these items.

The reserve account may assist with the subsequent distribution of principal or interest on those notes in the manner provided in the prospectus supplement.

The Pooling and Servicing Agreement

Conveyance of Receivables

Under the Pooling and Servicing Agreement, TRC has transferred to the master trust its interest in:

•        all receivables and proceeds existing on and after the Cut-Off Date in the initial accounts and all receivables and proceeds existing on and after each Addition Date in any Automatic Additional Accounts,

•        any Merchant Fees and deferred billing fees,

•        the Receivables Purchase Agreement, and

•        the Bank Receivables Purchase Agreement.

TRC must file all UCC (Uniform Commercial Code) financing statements necessary to perfect the security interest of the Master Trust Trustee, for the benefit of the certificateholders, in the receivables.

If TRC elects to suspend the inclusion of Automatic Additional Accounts or designates an Automatic Addition Termination Date, those accounts designated to have their receivables transferred to the master trust will be marked on Target National Bank’s computer records to differentiate them from other Target National Bank credit card accounts. TRC will then provide the Master Trust Trustee with a computer file, microfiche list or printed list containing an accurate and complete list of each initial account and Additional Account.

The physical documentation relating to the accounts or the receivables will not be stamped or marked to show the transfer of receivables to the master trust. Target National Bank will retain all other records or agreements about the accounts and the receivables.

Addition of Master Trust Assets

Since the inception of the master trust, all new accounts originated by Target National Bank have been designated as Automatic Additional Accounts. The receivables in these accounts are immediately sold by Target National Bank to TCC. These receivables are then sold by TCC to TRC and then transferred by TRC to the master trust. Each Automatic Additional Account will be included as an account from the date it is created, and all existing and future receivables in these accounts will be transferred to the master trust after being purchased by TRC to the extent they are not removed at a later date.

TRC will be permitted to continue designating Automatic Additional Accounts if the Aggregate Addition Limit would not be exceeded because of the inclusion of the Automatic Additional Accounts as accounts. The Aggregate Addition Limit is the limit on the number of accounts which may be included as Automatic Additional Accounts without confirmation from each rating agency that such action will satisfy the Rating Agency Condition and which may be designated as Supplemental Accounts without prior notice to the rating agencies.

The Aggregate Addition Limit means a number of accounts which either:

•        for any of the three consecutive Monthly Periods beginning in January, April, July and October of each calendar year, may not exceed 15% of the number of accounts as of the first day of the calendar year during which those Monthly Periods begin, or

•        for any twelve-month period, equals 20% of the number of accounts as of the first day of that twelve-month period.

If the Aggregate Addition Limit would be exceeded, TRC will be permitted to continue designating Automatic Additional Accounts without rating agency consent, provided:

•        the three-month average default rate is less than 10.5%,

•        the three-month average payment rate is greater than or equal to 10.0%, and

•        the three-month average Trust Portfolio Yield, less the three-month average of the weighted average base rates for each outstanding series, is greater than or equal to 1.5%.

In addition, if any of the conditions set forth above are not met and if the Aggregate Addition Limit would be exceeded, the designation of Automatic Additional Accounts will be permitted to continue if the designation satisfies the Rating Agency Condition.

In any event, the number of accounts to be included as Automatic Additional Accounts for the related six-month period must be less than or equal to 30% of the number of accounts as of the first day of the six-month period, unless the inclusion satisfies the Rating Agency Condition.

TRC intends to continue automatically adding accounts. However, TRC may elect at any time to end or suspend the inclusion of accounts that would otherwise be Automatic Additional Accounts by delivering to the Master Trust Trustee, the rating agencies and the servicer, 10 days’ written notice of this election. If TRC stops the automatic designation of new accounts, TRC will not restart designating Automatic Additional Accounts until a date specified in a written notice given by TRC to the Master Trust

Trustee. TRC will specify in the notice that on the Restart Date the conditions described above will be satisfied on the Restart Date.

TRC must make an addition to the master trust on the required designation date if, either:

•        the Transferor Amount, excluding the interest represented by any Supplemental Certificate, is less than the Required Retained Transferor Amount, or

•        the total amount of Principal Receivables is less than the Required Principal Balance.

TRC will not be required to add receivables in Additional Accounts if the Transferor Amount, excluding the interest represented by any Supplemental Certificate, equals or exceeds the Required Retained Transferor Amount or the total amount of Principal Receivables equals or exceeds the Required Principal Balance before the proposed Addition Date.

The receivables to be added will be generated from accounts owned by Target National Bank or another Credit Card Originator. Alternatively, Participation Interests or certificates of undivided interests in a pool of assets primarily from open-end credit card receivables originated by Target National Bank or another Credit Card Originator may be added to the master trust. These Participation Interests may, for example, include rights in TRC’s interests in other trusts which have as their primary assets open-end credit card receivables originated by Target National Bank or another Credit Card Originator. Any Participation Interests transferred to the master trust must be registered under the Securities Act of 1933, as amended, or held for at least the Securities Act Rule 144(k) holding period before transfer to the master trust. Participation Interests can be added to the master trust only upon satisfaction of the conditions specified in the Pooling and Servicing Agreement. There are currently no Participation Interests held by the master trust.

In connection with an addition of a Supplemental Account or Participation Interest, Target National Bank or another Credit Card Originator may sell to TCC or TRC, and TCC if it has purchased will then sell to TRC and TRC will then transfer to the master trust the receivables from these accounts or Participation Interests on the following conditions:

•        on or before the tenth business day before any addition, TRC has given the Master Trust Trustee, the servicer, each rating agency and the enhancement providers, if any, written notice that the receivables from Supplemental Accounts or Participation Interests will be included as master trust assets,

•        for Supplemental Accounts, on or before the date the receivables are added to the master trust, TRC has delivered to the Master Trust Trustee a written assignment and a computer file, microfiche list or printed list containing an accurate and complete list of these Supplemental Accounts specifying for each account its account number, the aggregate amount outstanding in the account and the aggregate amount of Principal Receivables outstanding in the account,

•        for an addition of Supplemental Accounts or Participation Interests other than a required addition, TRC has received confirmation that the Rating Agency Condition has been satisfied,

•        for a required addition of Supplemental Accounts which exceeds the Aggregate Addition Limit, TRC has provided Standard & Poor’s at least 10 business days’ written notice of each addition and Standard & Poor’s has notified TRC that the addition will not result in the lowering or withdrawal of its then existing rating of the certificates of any series or the rating of any notes issued by an owner trust, and

•        on or before the date any receivables in Supplemental Accounts or Participation Interests are added to the master trust, TRC has delivered to the Master Trust Trustee and any enhancement providers entitled to receive it under any Series Supplement a certificate of an authorized officer stating that:

—       the Supplemental Accounts are eligible accounts, and

—       TRC reasonably believes that:

•        the addition will not cause an early amortization event for any series of certificates based on the facts known to the officer at the time of the certification, and

•        no selection procedure was used by TRC that would result in a selection of Supplemental Accounts, from the available eligible accounts owned by Target National Bank, that would have a result that would be materially less favorable to the interests of the certificateholders of any series on the date of the addition than a random selection.

TRC may direct that the Principal Receivables in the Additional Accounts be treated as outstanding on the last day of the Monthly Period preceding the Monthly Period in which the addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages. This direction may be made on the Addition Date only if all collections from the Additional Accounts for the current Monthly Period are deposited in the Collection Account.

Target National Bank or its affiliates may originate or acquire portfolios of open-end credit card accounts. The receivables in an acquired portfolio, or a Participation Interest, may be sold to TCC, and later sold to TRC and then transferred to the master trust. These sales must meet the conditions for additions of Supplemental Accounts or Participation Interests.

Additional Accounts or Participation Interests may include accounts originated using criteria different from those that were applied to the initial accounts. These accounts may have been originated at a later date or may have been part of a portfolio of open-end credit card accounts that were not part of the master trust portfolio as of the Cut-Off Date. For example, Additional Accounts have included new Target VISA accounts which were not included on the Cut-Off Date and which were not converted from existing Target Card accounts. Some Additional Accounts may have been acquired from other institutions. Additional Accounts and accounts included in Participation Interests may not be of the same type as those previously included in the master trust. Additional Accounts may contain receivables which consist of fees, charges and amounts that are different from the fees, charges and amounts described in the prospectus supplement. Additional Accounts may also have different credit limits, balances and ages. For these reasons, there can be no assurance that the Additional Accounts or Participation Interests will be of the same credit quality or have the same payment characteristics as the initial accounts or the Additional Accounts previously included in the master trust.

Additional Accounts and accounts included in Participation Interests may contain receivables which consist of fees, charges and amounts that are different from the Finance Charge Receivables and Principal Receivables in the initial master trust portfolio. The servicer will designate the portions of funds collected or to be collected for these receivables or Participation Interests to be treated for purposes of the Pooling and Servicing Agreement as Principal Receivables and Finance Charge Receivables.

Target Card accounts that were converted to Target VISA accounts remained designated to the master trust and were not treated as new Additional Accounts at the time of conversion. Target Card accounts that are converted to Target VISA accounts in the future will not be treated as new Additional Accounts at the time of conversion. In addition, Target Card accounts and Target VISA accounts may be converted to other payment networks in the future. To the extent that accounts are converted to other payment networks, it is expected that the accounts will remain designated to the master trust and will not be treated as new Additional Accounts upon conversion.

Removal of Accounts

TRC has the right to require reassignment to itself, or another company designated by it, of all of the master trust’s rights in and to the receivables from Removed Accounts or Participation Interests under the following conditions:

•        at least ten business days before the removal date, TRC gives the Master Trust Trustee, the servicer, each rating agency and any enhancement provider written notice of the removal including the date for removal of the Removed Accounts and Participation Interests,

•        on or before ten business days after the removal date, TRC delivers to the Master Trust Trustee a computer file, microfiche list or printed list containing an accurate and complete list of the Removed Accounts specifying the account number, the receivables outstanding in the account and Principal Receivables outstanding in the account,

•        TRC will represent and warrant that as of the removal date the list of Removed Accounts delivered to the Master Trust Trustee is accurate and complete in all material respects,

•        TRC receives confirmation that the Rating Agency Condition has been satisfied,

•        TRC delivers to the Master Trust Trustee and any enhancement provider entitled to receive it under any Series Supplement a certificate of an authorized officer, dated the removal date, stating that TRC reasonably believes that:

—       the removal will not cause an early amortization event to occur for any series of certificates based on the facts then known to such officer, and

—       no selection procedure materially adverse to the interests of the certificateholders has been used in removing Removed Accounts from any pool of accounts or Participation Interests of a similar type, and

•        TRC pays the fair market value of the receivables in the Removed Accounts to the master trust.

The removal can occur for a number of reasons including a determination by TRC that the master trust contains more receivables than TRC is obligated to retain in the master trust under the Pooling and Servicing Agreement and any Series Supplements and a determination that TRC does not desire to obtain additional financing through the master trust at that time.

After satisfying the above conditions, the Master Trust Trustee will execute and deliver to TRC or its designee a written reassignment. The Master Trust Trustee will then be considered to sell, transfer, assign, set over and otherwise convey to TRC or its designee, all of its rights in the receivables arising in the Removed Accounts or Participation Interests.

In addition, on the date when any receivable in an account becomes a Defaulted Receivable, the Master Trust Trustee will automatically transfer to TRC, all of its rights to the Defaulted Receivables, any Finance Charge Receivables which have been charged off as uncollectible in that account, and all monies due or to become due and proceeds in that account. Each account with a Defaulted Receivable will be a Removed Account and the date for removal will be the first date that any receivable in that account became a Defaulted Receivable. Collections received from the cardholder or from the sale of the defaulted account will be treated as recoveries. See “Description of the Certificates—Defaulted Receivables and the Defaulted Amount.”

Eligible Accounts and Eligible Receivables

An eligible account is an open-end credit card account, which is not a commercial account, owned by the Credit Card Originator as of the Cut-Off Date for the initial account, on the date of creation for an Automatic Additional Account, or as of any date TRC designates any Supplemental Account for inclusion in the master trust, and:

•        is in existence and serviced at the facilities of the Credit Card Originator or any of its affiliates,

•        is payable in United States dollars,

•        has not been identified as an account where the credit cards were reported to the Credit Card Originator as lost or stolen,

•        has not been, and does not have any receivables that have been, sold, pledged, assigned or otherwise conveyed to any person unless the pledge or assignment is released on or before the date of issuance of a series or the Addition Date,

•        does not have any receivables that are Defaulted Receivables,

•        does not have any receivables that have been identified as having been incurred because of fraudulent use of any related credit card, and

•        has a cardholder who has provided as his or her billing address, an address located in the United States or its territories or possessions or a United States military address, except, as of any date of determination, up to 4% of the number of accounts in the master trust portfolio may have cardholders who have provided addresses outside of that jurisdiction.

An Eligible Receivable is a receivable:

•        which was created in an eligible account,

•        which was created under the Credit Card Guidelines and all requirements of law, and under a cardholder agreement which follows all requirements of law applicable to the Credit Card Originator, the failure to comply with which would have a material adverse effect on certificateholders,

•        which has obtained or received all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required for the creation of the receivable or the execution, delivery and performance by the Credit Card Originator of the related cardholder agreement and such items are in full force and effect as of the date of the creation of the receivable,

•        to which TRC or the master trust has good title free and clear of all liens and security interests at the time of its transfer to the master trust, other than any lien for municipal or other local taxes,

•        which has been validly transferred and assigned from TRC to the master trust or was granted a security interest,

•        which is the legal, valid and binding payment obligation of the cardholder at and after the time of transfer to the master trust, legally enforceable against the cardholder under its terms,

•        which is recognized as an “account,” a “general intangible” or “chattel paper” as defined in Article 9 of the UCC,

•        which has not been waived or modified at the time of its transfer to the master trust, except as permitted by the Pooling and Servicing Agreement,

•        which is not under any right of rescission, setoff, counterclaim or other defense of the cardholder at the time of its transfer to the master trust, including the defense of usury, other than bankruptcy or other debtor relief and equity-related defenses and adjustments permitted by the Pooling and Servicing Agreement to be made by the servicer,

•        for which TRC has satisfied all obligations to be fulfilled at the time it is transferred to the master trust, and

•        for which TRC has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the master trust, impair the rights of the master trust or the certificateholders.

It is not required or anticipated that the Master Trust Trustee will make any initial or periodic general examination of any documents or records of the receivables or the accounts for the purpose of:

•        establishing the presence or absence of defects,

•        ensuring compliance with TRC’s representations and warranties, or

•        for any other purpose.

In addition, it is not anticipated or required that the Master Trust Trustee make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the Pooling and Servicing Agreement or for any other purpose. The servicer, however, will deliver to the Master Trust Trustee on or before March 31 of each calendar year an opinion of counsel as to the validity of the interest of the master trust in and to the receivables.

Representations and Warranties

On the date of issuance of a series of certificates, TRC will represent and warrant to the Master Trust Trustee on behalf of the master trust that:

•        on the Cut-Off Date for each initial account, on the date of creation for each Automatic Additional Account, and on any date TRC designates any Supplemental Account for inclusion in the master trust, each account that TRC classifies as an “eligible account” satisfied or will satisfy the requirements of an eligible account,

•        on the Cut-Off Date for each initial account, on the date of creation for each Automatic Additional Account, and on any date TRC designates any Supplemental Account for inclusion in the master trust, each receivable that TRC classifies as an “eligible receivable” satisfied or will satisfy the requirements of an Eligible Receivable, and

•        on the date of creation of any new receivable, that receivable will be an Eligible Receivable.

Receivables will be designated as Ineligible Receivables and will be assigned a principal balance of zero for the purpose of determining the total amount of Principal Receivables if any representation or warranty of TRC is not true and correct in any material respect for those receivables transferred to the master trust by TRC and, as a result:

•        the receivables become Defaulted Receivables, or

•        the master trust’s rights in and to those receivables or the proceeds of those receivables are impaired or are not available to the master trust free and clear of any lien.

TRC may cure any breach of a representation or warranty of eligibility within 60 days after the earlier to occur of the discovery by TRC or the receipt by TRC of written notice given by the Master Trust Trustee of the breach. These receivables will not be considered Ineligible Receivables and these Principal

Receivables will be included in determining the total Principal Receivables in the master trust if, on any day before the end of the period:

•        the relevant representation and warranty is true and correct in all material respects as if made on that day, and

•        TRC has delivered to the Master Trust Trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the representation and warranty became true and correct.

On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable will not be given credit in determining the total amount of Principal Receivables used to calculate the Transferor Amount, the Floating Allocation Percentage and the Principal Allocation Percentage. If, following the exclusion of Principal Receivables that are Ineligible Receivables from the calculation of the Transferor Amount, the Transferor Amount, exclusive of the interest represented by any Supplemental Certificate, would be less than the Required Retained Transferor Amount, TRC will deposit into the Special Funding Account an amount, not to exceed the amount of those Principal Receivables, equal to the Required Retained Transferor Amount less the Transferor Amount as reduced by the amount of the Ineligible Receivable and exclusive of the interest represented by any Supplemental Certificate. The obligation of TRC to make these deposits is the sole remedy for any breach of the representations and warranties for the receivable available to certificateholders of any series, the Master Trust Trustee on behalf of certificateholders, or any enhancement provider.

TRC will also make representations and warranties to the master trust that as of the date of issuance of a series of certificates:

•        it is a corporation validly existing and in good standing under the laws of the State of Minnesota,

•        it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Series Supplement and each of these agreements constitutes a valid, binding and enforceable agreement of TRC,

•        the transfer of receivables by it to the master trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the master trust of all right, title and interest of TRC in and to the receivables and the proceeds or the grant of a security interest under the UCC in the receivables, and

•        the transfer of the proceeds for each receivable then existing on the date of its transfer to the master trust or, for each receivable arising later, upon its creation, is either:

—       a valid transfer and assignment to the master trust of all right, title and interest of TRC in and to the proceeds, or

—       the grant of a security interest under the UCC in the proceeds,

which will be enforceable in each case except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the enforcement of creditors’ rights and by general principles of equity, whether considered in a suit at law or in equity.

If TRC breaches these representations and warranties and that breach has a material adverse effect on the certificateholders’ interest in the receivables, either:

•        the Master Trust Trustee or the holders of certificates evidencing not less than 50% of the total unpaid principal amount of the certificates of all series, by written notice to TRC and the servicer and to the Master Trust Trustee, may direct TRC to accept the reassignment of the receivables transferred to the master trust by TRC within 60 days of the notice, or within a longer period not in excess of 150 days specified in the notice, or

•        the receivables will not be reassigned to TRC if, on any day before the end of a 60-day or longer period:

—       the relevant representation and warranty is true and correct in all material respects as if made on that day, and

—       TRC has delivered to the Master Trust Trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

TRC must accept the reassignment of these receivables on the first Distribution Date following the Monthly Period in which the reassignment obligation arises.

The payment of the reassignment price, which will generally be equal to the outstanding principal amount of the certificates plus accrued and unpaid interest on the certificates, will be considered a payment in full of the receivables and those funds will be deposited into the Collection Account. The obligation of TRC to make any deposit will be the only remedy for a breach of the representations and warranties available to certificateholders of all series, the Master Trust Trustee on behalf of these certificateholders, or any enhancement provider.

Discount Option Receivables

TRC may designate a specified fixed or floating percentage of the amount of Principal Receivables from the accounts to be treated as Finance Charge Receivables. The circumstances under which TRC may exercise its option to discount Principal Receivables may include a time when the Trust Portfolio Yield is declining and Principal Receivables are available in sufficient quantity to allow for discounting.

TRC may increase, reduce or eliminate the percentage used to calculate Discount Option Receivables without notice to or consent of the certificateholders or noteholders in accordance with the Pooling and Servicing Agreement. For the increase, reduction or elimination to become effective, TRC must give 30 days’ notice in writing to the servicer, the Master Trust Trustee and each rating agency specifying the effective date of the change and deliver to the Master Trust Trustee a certificate of an authorized officer stating that the increase, reduction or elimination will not cause an early amortization event or an event which with notice or the lapse of time would cause an early amortization event to occur. If TRC intends to increase this percentage above 3%, TRC, the servicer and the Master Trust Trustee must also receive confirmation that the Rating Agency Condition is satisfied.

Collections on the date of processing during the time Discount Option Receivables are effective will be considered collections of Finance Charge Receivables in an amount equal to the product of:

•        a fraction whose numerator is the amount of Discount Option Receivables and whose denominator is the amount of all Principal Receivables, including Discount Option Receivables, at the end of the previous Monthly Period, and

•        collections of Principal Receivables, before any reduction for Finance Charge Receivables which are Discount Option Receivables.

Any designation of Discount Option Receivables would result in an increase in the amount of Finance Charge Receivables and a corresponding increase in the portfolio yield for each series of certificates and a reduction in the amount of Principal Receivables. For this reason, the effect on certificateholders and noteholders will be to:

•        decrease the likelihood of an early amortization event based on a reduction of the average portfolio yield for any designated period to a rate below the average base rate,

•        increase the likelihood that the transferor will be required to add Principal Receivables to the master trust, and

•        increase the likelihood of an early amortization event if additional Principal Receivables are not available.

Indemnification

The Pooling and Servicing Agreement provides that the servicer will indemnify the master trust and the Master Trust Trustee from and against any loss, liability, expense, damage or injury suffered or sustained, from the servicer’s actions or omissions relating to the master trust.

Under the Pooling and Servicing Agreement, TRC and any holder of the Transferor Certificate have agreed to be liable directly to an indemnitee for the entire amount of any losses, claims, damages or liabilities relating to or based on:

•        the arrangement created by the Pooling and Servicing Agreement, or

•        the actions of the servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Revised Uniform Partnership Act in which TRC and any other holder of the Transferor Certificate were general partners, to the extent that the master trust assets that would remain after the certificateholders and enhancement providers, if any, were paid in full would be insufficient to pay those amounts.

This liability for losses, claims, damages or liabilities excludes those incurred by a certificateholder in the capacity of an investor in the certificates of any series because of the performance of the receivables, market fluctuations, a shortfall or failure to make payment under any enhancement or other similar market or investment risks associated with ownership of certificates. The servicer will indemnify and hold harmless TRC and any holder of a Transferor Certificate, but not any Supplemental Certificate or Participation, for any losses, claims, damages and liabilities of TRC and the holder relating to the actions or omissions of the servicer.

Except as already mentioned, none of TRC, any holder of the Transferor Certificate, the servicer or any of their directors, officers, employees or agents will be under any other liability to the master trust, the Master Trust Trustee, the holders of certificates of any series, any enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith under the Pooling and Servicing Agreement. However, none of TRC, any holder of the Transferor Certificate, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any person in the performance of the person’s duties or by reason of reckless disregard of the person’s obligations and duties under the Pooling and Servicing Agreement.

The servicer is also not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The servicer may, in its own discretion, undertake any legal action which it may believe is necessary or desirable for the benefit of holders of certificates of any series relating to the Pooling and Servicing Agreement and the rights and duties of the parties to that agreement and the interest of those certificateholders.

Collection and Other Servicing Procedures

The servicer is responsible for servicing, collecting, enforcing and administering the receivables under the Credit Card Guidelines.

Servicing activities to be performed by the servicer include:

•        collecting and recording payments,

•        communicating with cardholders,

•        collection activities for delinquent accounts,

•        evaluating the increase of credit limits and the issuance of credit cards,

•        providing billing and tax records, if any, to cardholders, and

•        maintaining internal records for each account.

Managerial and custodial services performed by the servicer on behalf of the master trust include:

•        providing assistance in any inspections of the documents and records relating to the accounts and receivables by the Master Trust Trustee under the Pooling and Servicing Agreement,

•        maintaining the agreements, documents and files relating to the accounts and receivables under the Credit Card Guidelines as custodian for the master trust, and

•        providing data processing and reporting services for certificateholders of any series and on behalf of the Master Trust Trustee.

TFS performs many of the services that the servicer is responsible for providing. See “Target Financial Services” for more information about TFS and the services it performs for the servicer. Under the Pooling and Servicing Agreement, Target National Bank, as servicer, has the right to delegate any of its responsibilities and obligations as servicer to any of its affiliates and to any third-party service providers that agree to conduct Target National Bank’s servicing duties under the Pooling and Servicing Agreement and the Credit Card Guidelines.

Servicing Compensation and Payment of Expenses

As compensation for its servicing activities and as reimbursement for its expenses for any Monthly Period, the servicer will receive a servicing fee payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of:

•        the weighted average of the servicing fee rates as specified in the applicable Series Supplements, and

•        the amount of Principal Receivables in the master trust at the end of the last day of the prior Monthly Period.

The share of the servicing fee for any particular series of certificates, if any, will be determined by the provisions of the applicable Series Supplement. The share of the servicing fee for any Monthly Period not allocated to a particular series of certificates will be paid from amounts allocated to the holder of the Transferor Certificate and any holder of a Participation on that Distribution Date. None of the master trust, the Master Trust Trustee, the certificateholders of any series or any enhancement provider will be directly liable to pay the share of the servicing fee for any Monthly Period to be paid by any holder of the Transferor Certificate or any holder of a Participation.

Each month, the servicer will pay from its servicing compensation any expenses incurred in connection with servicing the receivables including:

•        expenses related to the enforcement of the receivables,

•        payment of the fees and disbursements of the Master Trust Trustee and independent accountants, and

•        other fees that are not expressly stated in the Pooling and Servicing Agreement to be payable by the master trust, the certificateholders of a series or TRC (except federal, state, local and foreign income, franchise or other taxes or any interest or penalties imposed upon the master trust).

If Target National Bank is acting as servicer and fails to pay the fees and disbursements of the Master Trust Trustee, the Master Trust Trustee will be entitled to receive the portion of the servicing fee that is equal to the unpaid amounts. Certificateholders will not be liable to the Master Trust Trustee for the servicer’s failure to pay those amounts, and any amounts so paid to the Master Trust Trustee will be treated as paid to the servicer for all other purposes of the Pooling and Servicing Agreement.

Servicer Covenants

In the Pooling and Servicing Agreement, the servicer covenants that:

•        it will duly fulfill all obligations on its part to be fulfilled under or relating to the receivables and  the related accounts, and will maintain in effect all qualifications required by law to service the receivables and the related accounts, the failure to comply with which would have a material adverse effect on the interests of the certificateholders,

•        under the Pooling and Servicing Agreement, it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and under the Credit Card Guidelines,

•        it will not do, or omit to do, anything that would substantially impair the rights of the certificateholders in any receivable or account,

•        it will not reschedule, revise or defer payments due on the receivables except in the ordinary course of its business and under the Credit Card Guidelines, and

•        except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instrument, except an instrument that, together with one or more other writings, constitutes chattel paper, and if any receivable is so evidenced, it will be reassigned or assigned to the servicer.

If any of the representations, warranties or covenants of the servicer for any receivable or the related account are breached, the servicer can cure the breach within 60 days of the earlier to occur of the discovery of that breach by the servicer or receipt by the servicer of written notice of that breach given by the Master Trust Trustee. The Master Trust Trustee, however, may agree to a cure period of up to 150 days. If the breach is not cured, all receivables in the account or accounts to which the breach relates will be reassigned or assigned to the servicer if because of the breach the master trust’s rights in and to any of the receivables are impaired or the proceeds are not available to the master trust free and clear of any lien.

Receivables will not be reassigned or assigned to the servicer if the breach is cured such that the relevant representation and warranty is true and correct, or the relevant covenant has been complied with, in all material respects. The servicer must deliver to the Master Trust Trustee a certificate of an authorized officer describing the nature of the breach and the manner in which the breach was cured.

Any assignment and transfer will be made when the servicer deposits an amount equal to the amount of the receivables in the Collection Account on the business day before the Distribution Date after the Monthly Period during which the obligation arises. The amount of the deposit will be treated as Shared Principal Collections. This reassignment or transfer and assignment to the servicer is the only remedy available to the certificateholders of any series if a covenant or warranty of the servicer is not satisfied. The master trust’s interest in any reassigned receivables will be automatically assigned to the servicer. See “Description of the Certificates—Shared Principal Collections and Shared Transferor Principal Collections” for more information about these collections.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except:

•        on the determination that its duties are no longer permissible under applicable law, or

•        as may be required for any merger or consolidation of the servicer or the conveyance or transfer of all or substantially all of the servicer’s assets.

No resignation will become effective until the Master Trust Trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the Pooling and Servicing Agreement. Target National Bank may also transfer its servicing obligations to an affiliate and be relieved of its obligations and duties under the Pooling and Servicing Agreement.

Any person with whom the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Pooling and Servicing Agreement.

Servicer Default

A Servicer Default refers to:

•        any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the Master Trust Trustee as required by the Pooling and Servicing Agreement or any Series Supplement on or before the date occurring five business days after the date the payment, transfer or deposit or instruction or notice is required to be made or given,

•        failure by the servicer to observe or perform any other covenants or agreements of the servicer as described in the Pooling and Servicing Agreement or any Series Supplement which has a material adverse effect on the interests of the certificateholders of any series, regardless of whether funds are available from any enhancement, and which continues unremedied for 60 days after written notice was given to the servicer requiring that the situation be remedied,

•        delegation by the servicer of its duties under the Pooling and Servicing Agreement in a manner not permitted by the Pooling and Servicing Agreement, which delegation continues unremedied for 15 days after the date written notice was given to the servicer requiring that the situation be remedied,

•        any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered under the Pooling and Servicing Agreement or any Series Supplement which proves to have been incorrect when made, and has a material adverse effect on the rights of certificateholders of any series or class, regardless of whether funds are available from any enhancement, and which continues unremedied for 60 days after written notice was given to the servicer requiring that the situation be remedied, or

•        the occurrence of some events of bankruptcy, insolvency or receivership of the servicer.

If the delay or failure was caused by an act of God or other similar occurrence and could not be prevented by the use of reasonable diligence, the servicer is allowed an additional 60 days to remedy the situation. However, in the case of a failure to make payment, transfer or deposit or to give instruction or notice, the servicer is allowed an additional five business days to remedy the situation before a Servicer Default occurs.

The servicer agrees to provide the Master Trust Trustee, each rating agency, enhancement providers, if any, the holder of the Transferor Certificate and the certificateholders of each series with a description of any failure or delay by it to perform its obligation, together with its notice to the Master Trust Trustee. The servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner after a Servicer Default occurs.

If a Servicer Default occurs, the Master Trust Trustee may end all of the rights and obligations of the servicer under the Pooling and Servicing Agreement by sending a termination notice, in writing, to the servicer. Certificateholders holding certificates comprising more than 50% of the total unpaid principal amount of all outstanding series may also end all the rights and obligations of the servicer under the Pooling and Servicing Agreement by sending termination notices, in writing, to the servicer, the Master Trust Trustee and to any enhancement providers. If the Master Trust Trustee within 60 days of receipt of a termination notice is unable to obtain any bids from eligible successor servicers and the servicer delivers an officer’s certificate stating that the servicer cannot in good faith cure the Servicer Default that gave rise to the termination notice, then the Master Trust Trustee will offer TRC the right at its option to purchase the certificateholders’ interest for all series. The purchase price will be paid on the Distribution Date occurring in the month after receipt of the termination notice and will equal, after allowing for any deposits and distributions to be made on that Distribution Date, the Portfolio Reassignment Price.

The Master Trust Trustee will appoint a successor servicer after giving a termination notice. All rights, authority, power and obligations of the servicer under the Pooling and Servicing Agreement will pass to and be vested in the Master Trust Trustee if:

•        no successor servicer is appointed by the Master Trust Trustee, or

•        no successor servicer has accepted the appointment by the time the servicer stops acting as servicer.

Before any successor servicer is appointed, the Master Trust Trustee will seek to obtain bids from potential servicers meeting eligibility requirements described in the Pooling and Servicing Agreement to serve as a successor servicer for servicing compensation not more than the servicing fee. The rights and interest of TRC as holder of the Transferor Certificate will not be affected by any termination notice or appointment of a successor servicer.

Evidence as to Compliance

The Pooling and Servicing Agreement requires the servicer to furnish an annual report prepared by a firm of nationally recognized independent public accountants stating:

•        that the firm has applied some procedures agreed upon with the servicer and examined specified documents and records relating to the servicing of the accounts during the servicer’s preceding fiscal year, and

•        that, on the basis of the agreed upon procedures, nothing came to the attention of the firm that caused them to believe that the servicing was not conducted in compliance with the Pooling and Servicing Agreement and the applicable provisions of each Series Supplement, except for exceptions or errors as the firm believes to be immaterial and any other exceptions as described in the report.

The Pooling and Servicing Agreement requires TRC to deliver to the Master Trust Trustee, each rating agency and enhancement providers, if any, an annual statement stating that the servicer has performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding fiscal year. If there has been a default in the performance of any obligation during the preceding year, the annual statement will specify the nature and status of the default.

Both the report and the statement are expected to be provided within ninety days after the end of each fiscal year. Copies of all statements, certificates and reports furnished to the Master Trust Trustee may be obtained by a request in writing delivered to the Master Trust Trustee.

Amendments

The Pooling and Servicing Agreement and each Series Supplement may be amended without the consent of the certificateholders of any series to:

•        add covenants, restrictions or conditions of the transferor as considered by TRC’s board of directors and the Master Trust Trustee to be for the benefit or protection of the certificateholders,

•        make the occurrence, or the occurrence and continuance, of a default in any additional covenants, restrictions or conditions a default or early amortization event and to provide for grace periods, immediate enforcement or limits on available remedies to the added default,

•        fix any ambiguity or correct or supplement any provision that may be defective or inconsistent with any other provision,

•        surrender any right or power of the transferor,

•        issue a Supplemental Certificate or Participation,

•        add a Participation Interest to the master trust,

•        designate an additional transferor,

•        provide additional enhancement for the benefit of certificateholders of any series,

•        enable the master trust or a portion of the master trust to elect to qualify as a financial asset securitization investment trust or comparable tax entity for the securitization of financial assets, or

•        add, change or eliminate any provisions or modify in any manner the rights of certificateholders of any series then issued and outstanding, only if:

—       the transferor delivers to the Master Trust Trustee a certificate of an authorized officer stating that the transferor reasonably believes based on facts then known that the amendment will not adversely affect in any material respect the interests of any certificateholder,

—       except for adding covenants, restrictions or conditions and fixing any ambiguity or correcting or supplementing a provision or surrendering any right or power of the transferor, the amendment satisfies the Rating Agency Condition, and

—       a tax opinion is provided.

The Pooling and Servicing Agreement and each Series Supplement may also be amended at any time by the transferor, the servicer and the Master Trust Trustee with the consent of the holders of certificates that represent at least 66 2/3% of the total unpaid principal amount of the certificates of all adversely affected series. Any amendment may add any provisions, change or eliminate any provisions, or modify in any manner the rights of the certificateholders in the affected series.

However, without the consent of each affected certificateholder, no amendment may:

•        reduce the amount of or delay the timing of any distributions to be made to certificateholders or deposits of amounts to be so distributed or the amount available under any enhancement except to amend the terms of an early amortization event,

•        change the definition of or the manner of calculating the interest on any certificate, or

•        reduce the percentage required to consent to any amendment.

The Master Trust Trustee will provide written notice of the substance of any amendment requiring the consent of certificateholders. The notice will be sent to each certificateholder as soon as possible after any amendment becomes effective.

Termination of the Master Trust

Unless TRC instructs the Master Trust Trustee otherwise, the master trust will terminate on the earlier to occur of:

•        the day following the Distribution Date on which the Invested Amount, and any subordinated interest, of each series of certificates is zero, provided that TRC has delivered a written notice to the Master Trust Trustee electing to terminate the master trust, and

•        September 30, 2095.

Once the master trust has ended, all right, title and interest in and to the receivables and other funds of the master trust will be conveyed and transferred to the holder of the Transferor Certificate, any Supplemental Certificate and any Participation except for amounts in accounts maintained by the master trust for the final payment of principal and interest to certificateholders.

The Bank Receivables Purchase Agreement
and the Receivables Purchase Agreement

The receivables are transferred from Target National Bank to TCC and from TCC to TRC before being transferred to the master trust. The Bank Receivables Purchase Agreement governs the transfer of the receivables from Target National Bank to TCC. The Receivables Purchase Agreement governs the transfer of the receivables from TCC to TRC. TRC could also enter into other purchase agreements directly with Credit Card Originators.

Sale of the Receivables

Under the Purchase Agreements, Target National Bank as seller to TCC or TCC as seller to TRC, each referred to in that capacity as the seller, sold to TCC or TRC, referred to in that capacity as the purchaser, all of its right, title and interest in and to:

•        the receivables existing at the close of business on the Cut-Off Date and later created at any time from the initial accounts until the end of the master trust,

•        the receivables existing on each Addition Date and later created at any time from any Automatic Additional Accounts until the end of the master trust,

•        any Merchant Fees and deferred billing fees,

•        all recoveries from the initial accounts and from the Automatic Additional Accounts,

•        all recoveries from specific Defaulted Receivables, and

•        all monies due or to become due, all amounts received, and all proceeds under the applicable Purchase Agreement.

In addition, under the Receivables Purchase Agreement TCC has sold to TRC all of TCC’s rights under the Bank Receivables Purchase Agreement.

In connection with any sale of the receivables after the Automatic Addition Termination Date or the date TRC determines to suspend the inclusion of Automatic Additional Accounts and before the Restart Date, the seller will indicate in its computer files or other relevant microfiche or printed records that the receivables were sold to the purchaser and subsequently transferred to the master trust. Additionally, the seller will provide to the purchaser a computer file, a microfiche list or a printed list containing an accurate and complete list showing each account identified by account number and by total outstanding balance in each account as of the Automatic Addition Termination Date, the date TRC determines to suspend the inclusion of Automatic Additional Accounts or on any date TRC designates any Supplemental Account for inclusion in the master trust.

The seller will also indicate in its computer files or other records that receivables in Removed Accounts have been repurchased by the seller. The records and agreements of the accounts and receivables are not segregated by either seller from other documents and agreements relating to other credit card accounts and receivables and are not stamped or marked to reflect the sale or transfer of the receivables to the purchaser. The computer records, other relevant microfiche or printed records of each seller will be marked to evidence the sale or transfer after the Automatic Addition Termination Date or the date TRC determines to suspend the inclusion of Automatic Additional Accounts and before the Restart Date. TCC has filed one or more UCC financing statements meeting the requirements of state law in the jurisdictions which are necessary to perfect the transfer of the receivables. See “Legal Aspects of the Receivables” for more discussion.

Under each Purchase Agreement, the seller will be required in specified circumstances to, and the purchaser is required to cause the seller to, designate Supplemental Accounts under the Pooling and Servicing Agreement to be included as master trust accounts. See “The Pooling and Servicing Agreement—Addition of Master Trust Assets” for information on the conditions to any addition of accounts.

Representations and Warranties

In each Purchase Agreement, the seller represents and warrants to the purchaser as of the date of issuance of a series of certificates and on each Addition Date that, among other things:

•        the seller has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Purchase Agreement,

•        the Purchase Agreement constitutes a valid and binding obligation of the seller, enforceable against the seller under its terms, according to customary bankruptcy- and equity-related exceptions,

•        the seller is the legal and beneficial owner of all right, title and interest in and to each receivable,

•        the seller has the full right, power and authority to transfer the receivables under the Purchase Agreement,

•        the Purchase Agreement, or the supplement to the Purchase Agreement for Supplemental Accounts, to be delivered by the seller, forms a valid transfer and assignment to the purchaser of all right, title and interest of the seller in and to:

—       the receivables,

—       all monies due or to become due, and

—       all related proceeds, and

•        on the Cut-Off Date for each initial account, on the date of creation for each Automatic Additional Account, and on any date TRC designates any Supplemental Account for inclusion in the master trust:

—       each account classified as an “eligible account” by the seller in any document or report delivered under the Purchase Agreement will satisfy the requirements for an eligible account, and

—       each receivable classified as an “eligible receivable” by the seller in any document or report delivered under the Purchase Agreement will satisfy the requirements for an Eligible Receivable.

In addition, Target National Bank represents and warrants to TCC that it is validly existing and in good standing as a national banking association under the laws of the United States and TCC represents and warrants to TRC that it is validly existing and in good standing as a corporation under the laws of the State of Minnesota.

If any representation or warranty is not true and correct in any material way as of the date specified in the Purchase Agreement and, as a result, the value of the receivable used to determine the total Principal Receivables in the master trust is reduced to zero, then, the principal balance of that receivable under the Purchase Agreement will be changed to show that the receivable was an Ineligible Receivable when sold. If so, the seller will repay to the purchaser the amount of the purchase price originally paid to the seller less the amount of any collections already received from that receivable.

If any representation or warranty described above is not true and correct in any material way on the date specified in the Purchase Agreement and, as a result, the purchaser is required to accept a reassignment of all of the receivables transferred to the master trust by paying the Portfolio Reassignment Price, the seller will be required to accept a reassignment of the purchaser’s interest in those receivables. The seller will also be required to deposit into the Collection Account an amount equal to the Portfolio Reassignment Price on the next Distribution Date.

Covenants

It is the intention of the parties to each Purchase Agreement that the transfer of the receivables by the seller to the purchaser under that Purchase Agreement be viewed as an absolute sale of the receivables. Each transfer is not intended to be a pledge of the receivables by the seller to the purchaser to secure a debt or other obligation of the seller. Each Purchase Agreement will also be considered a security agreement within the meaning of Article 9 of the UCC and the conveyance described in that Purchase Agreement will be considered a grant by the seller to the purchaser of a “security interest” within the meaning of Article 9 of the UCC in all of the seller’s right, title and interest in and to the receivables.

Target National Bank continues to be the owner of the accounts and, under the Bank Receivables Purchase Agreement, is permitted to reduce the annual percentage rates of the periodic finance charges assessed on the receivables, reduce other fees charged on any of the accounts or change the other terms of the accounts as required by law or as Target National Bank may determine to be appropriate. However, Target National Bank may not otherwise take these actions if, either:

•        as a result of a reduction or change it is reasonably expected that the reduction or change will cause an early amortization event to occur for the related series of certificates, or

•        a reduction or change:

—       when Target National Bank owns a comparable segment of receivables, is not applied to the comparable segment of consumer open-end credit card accounts owned by Target National Bank with the same characteristics as the receivables that are being reduced or changed, and

—       when Target National Bank does not own a comparable segment of receivables, will be made with the intent to benefit TRC over the certificateholders or to materially adversely affect the certificateholders, unless restricted by an endorsement, sponsorship, or other agreement between TRC and an unrelated third party or by the terms of the accounts.

Transfer of Accounts and Assumption of Target National Bank’s, TCC’s and TRC’s Obligations

The Purchase Agreements and the Pooling and Servicing Agreement allow Target National Bank, TCC and TRC to assign, convey and transfer all or a portion of Target National Bank’s consumer open-end credit card accounts and the receivables arising under those accounts and all servicing functions and other obligations to an assuming entity, without the consent or approval of certificateholders if the following conditions are met:

•        the assuming entity, the Master Trust Trustee and any of Target National Bank, TCC or TRC have entered into an assumption agreement providing for the assuming entity to assume all servicing functions and other obligations, including the obligations under the Purchase Agreements and the Pooling and Servicing Agreement, to transfer the receivables generated by the accounts to any of TCC, TRC or the master trust, as the case may be,

•        all filings required to perfect the interest of TCC, TRC or the Master Trust Trustee in the receivables generated by the accounts were made and copies have been delivered to the Master Trust Trustee,

•        TCC, TRC or the Master Trust Trustee, as the case may be, has received confirmation that the Rating Agency Condition is satisfied, and copies of the confirmation notice were sent to the servicer and the Master Trust Trustee,

•        TCC, the transferor, or the Master Trust Trustee, as the case may be, has received an opinion of counsel as to matters specified by TCC, TRC or the Master Trust Trustee, and

•        the Master Trust Trustee has received a tax opinion.

The Purchase Agreements and the Pooling and Servicing Agreement provide that the parties to each document may enter into amendments to that document to permit a transfer and assumption without the consent of the certificateholders. After any permitted transfer and assumption, Target National Bank and TCC will have no further liability or obligation under the Purchase Agreements and the Pooling and Servicing Agreement, other than any liabilities that existed before the transfer. Target National Bank and TCC will remain liable for all representations, warranties and covenants made by them before the transfer.

Amendment

The Purchase Agreements may be amended without the consent of the certificateholders or noteholders. No amendment to either Purchase Agreement will be allowed unless the Rating Agency Condition is satisfied.

Termination

The Bank Receivables Purchase Agreement will end upon the mutual agreement of the parties to that agreement. The Receivables Purchase Agreement will end immediately after the master trust has ended. Additionally, if a bankruptcy trustee or receiver is appointed for the seller under either Purchase Agreement, the seller will immediately stop selling Principal Receivables to the purchaser and promptly give notice of the event to the purchaser and to the Master Trust Trustee.

Legal Aspects of the Receivables

Transfer of Receivables

The transfer of the receivables by TRC to the master trust constitutes either a valid transfer and assignment of all of TRC’s interest in and to the receivables or a grant of a security interest in the receivables. See “The Pooling and Servicing Agreement—Representations and Warranties.”

The receivables are accounts, general intangibles or chattel paper for purposes of the UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest. The filing of a financing statement is required to perfect the master trust’s interest. If a transfer of general intangibles is considered the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more financing statements is also required to perfect the master trust’s security interest. Financing statements covering the receivables of the master trust will be filed under the UCC.

If a transfer of general intangibles is treated as a sale, the UCC is not applicable and no further action is required to protect the master trust’s interest. Although the priority of general intangibles that come into existence after the date of issuance of the initial series in this case is not as clear, Target National Bank, TCC and TRC believe that it would not be consistent for a court to give the master trust less favorable treatment if the transfer of the receivables is considered to be a sale than if it were considered to be creating a security interest.

There are some limited circumstances under the UCC in which an earlier or later transferee of receivables could have an interest in the receivables with priority over the master trust’s interest. Under the Pooling and Servicing Agreement, TRC will represent and warrant that it has transferred the receivables to the master trust free and clear of all liens and security interests other than tax liens and the interest of TRC as holder of the Transferor Certificate. In addition, TRC will covenant that it will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any receivable except to the master trust or in connection with any transfer of the accounts selected for the master trust. A tax or other governmental lien on TRC’s property arising before a receivable comes into existence also may have priority over the interest of the master trust in the receivable. There is a good possibility that the master trust may not have a perfected security interest in any of the receivables created after the filing of a petition for relief by or against TCC or TRC under the U.S. bankruptcy code or after the appointment of a receiver or conservator for Target National Bank. It is anticipated that the master trust will either own or have a perfected security interest in receivables existing on the date of filing a petition by or against TCC or TRC under the U.S. bankruptcy code or after the date of appointment of a receiver or conservator for Target National Bank and will be able to make payments of principal and interest on the series of certificates permitting payments of principal and interest on the notes, although there can be no assurance that any of these payments would be timely.

Because the owner trust’s interest in the receivables is dependent upon the master trust’s interest in the receivables, and the master trust’s interest is dependent upon TRC’s interest in the receivables, which is dependent upon TCC’s interest in the receivables, any negative change in the priority or perfection of the master trust’s, TRC’s or TCC’s security interest would correspondingly affect the owner trust’s interest in the affected receivables. In addition, if a receiver or conservator were appointed for Target National Bank, some administrative expenses of the receiver or conservator also may have priority over the interest of the master trust in those receivables. While Target National Bank is the servicer, some cash collections on the receivables may be held by Target National Bank and commingled with its funds for brief periods, and if an insolvency event occurs, the master trust may not have a perfected interest in the commingled collections.

Matters Relating to Bankruptcy or Receivership

Target National Bank has represented and warranted to TCC, and TCC has represented and warranted to TRC that the conveyance of the receivables is a valid sale. In addition, Target National Bank, TCC and TRC have treated and will treat the conveyances of the receivables from Target National Bank to TCC and from TCC to TRC as sales. TCC has taken or will take all actions that are required by the UCC to perfect TCC’s and TRC’s ownership interest in the receivables. If TCC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to take the position that the sale of receivables from TCC to TRC should be recharacterized as a pledge of the receivables to secure a borrowing from that debtor, then delays in payments of collections of receivables to TRC, to the master trust and to noteholders could occur and reductions in the amount of those payments could result.

Target National Bank is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Target National Bank becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations, or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as conservator or receiver for Target National Bank, then an early amortization event will occur for all outstanding series and new principal receivables will cease to be transferred to the master trust. The FDIC, as conservator or receiver, may nonetheless have the power, regardless of the terms of the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement, or the Pooling and Servicing Agreement, to prevent the beginning of an early amortization period, to require new principal receivables to continue to be sold by Target National Bank to TCC, or to prohibit the continued transfer of receivables to TCC.

The FDIC, as conservator or receiver, is authorized by statute to repudiate any contract of Target National Bank within a reasonable time following the date of receivership and limit the master trust’s resulting claim to “actual direct compensatory damages”—not including lost profits or opportunity—measured as of the date of receivership, not the date of payment. This authority may permit the FDIC to repudiate the transfer of receivables by Target National Bank to TCC under the Bank Receivables Purchase Agreement. In addition, this authority may affect the transfer of receivables from TCC to TRC and from TRC to the master trust, and it might affect the granting of a security interest from Target National Bank to TCC, from TCC to TRC, from TRC to the master trust, and from the master trust to the owner trust in the transferred receivables. Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the receivables, transferred by a bank if certain conditions are met. These conditions include transfers that qualify for sale accounting treatment, were made for adequate consideration, and were not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. Target National Bank believes that the transfer of the receivables from Target National Bank to TCC qualifies for sale accounting treatment, that this FDIC regulation applies to the transfer of receivables under the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement and that the conditions of the regulation have been satisfied.

The FDIC has the right to require the Master Trust Trustee to establish its right to payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The conservator or receiver has the right to request a stay of proceedings as to Target National Bank. This could result in delays in payments on the notes and possible losses to you.

In addition, if TCC is a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself requests a court to order TCC substantively consolidated with TRC, an early amortization event will occur and payments on the notes may be accelerated or delayed. If the bankruptcy court rules in favor of any creditor, trustee-in-bankruptcy or debtor, reductions in payments may result.

TRC has taken or will take all actions that are required under the UCC to perfect the master trust’s interest in the receivables. TRC has also warranted to the master trust that the master trust will have a first priority interest in the receivables and, with some exceptions, in the proceeds as well. However, a tax or other government lien on property of Target National Bank, TCC or TRC which predates the time a receivable is conveyed to the master trust may have priority over the interest of the master trust in that receivable. TRC’s articles of incorporation state that it shall not file a voluntary petition for relief under the U.S. bankruptcy code without the unanimous affirmative vote of all of its directors, including the independent directors. The Master Trust Trustee and the Indenture Trustee will each covenant that it will not at any time institute against TRC any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps have been or will be taken to avoid TRC’s becoming a debtor in a bankruptcy case. Aside from these steps, if TRC is a debtor in a bankruptcy case, and a bankruptcy trustee for TRC or a creditor of TRC takes the position that the transfer of the receivables from TRC to the master trust should be recharacterized as a pledge of the receivables, then delays in payments on the notes and, should the court rule in favor of the bankruptcy trustee or any creditor, reductions in the amount of the payments could result.

TRC has been structured in a manner intended to reduce the likelihood of the voluntary or involuntary application for relief under the U.S. bankruptcy code or similar applicable state laws. TRC is also structured to avoid the substantive consolidation of TRC with TCC. TRC is a separate, special purpose subsidiary, whose articles of incorporation contain limitations on the nature of TRC’s business and restrictions on the ability of TRC to commence voluntary or involuntary cases or proceedings under these laws without the unanimous vote of all its directors. Additionally, TRC does not intend to file, and TCC has agreed that it will not file, a voluntary petition for relief under the U.S. bankruptcy code or any similar state laws as to TRC.

If TRC is a debtor in a bankruptcy case causing an early amortization event to occur, then, under the Pooling and Servicing Agreement, additional Principal Receivables will not be transferred to the master trust. On the occurrence of some events of bankruptcy, insolvency or receivership, if no early amortization event except the commencement of the bankruptcy or similar event exists, the trustee-in-bankruptcy may have the power to continue to require TRC to transfer new receivables to the master trust and to prevent the commencement of an early amortization period or, if applicable for any series of certificates as specified in the prospectus supplement, the rapid accumulation period.

The Pooling and Servicing Agreement provides that, upon the appointment of a conservator or receiver, with respect to Target National Bank, an early amortization event will occur with respect to all series of certificates then outstanding and a Servicer Default will occur. Pursuant to the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement, newly created Principal Receivables will not be transferred from Target National Bank to TCC, from TCC to TRC, or from TRC to the master trust on and after the appointment of a conservator or receiver for Target National Bank. The FDIC, as conservator or receiver, however, may have the power, regardless of the Bank Receivables Purchase Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement to prevent the commencement of an early amortization period with respect to any series of certificates in the master trust or to require new assets to continue to be transferred to TCC. In addition, the FDIC, as conservator or receiver, may have the power to prohibit the continued transfer of assets. The FDIC as conservator or receiver for the servicer may have the power to prevent the termination of Target National Bank as servicer and may have the power to prevent the Master Trust Trustee or the certificateholders from appointing a successor servicer under the Pooling and Servicing Agreement if no Servicer Default exists except the commencement of a receivership or similar event.

Payments made on repurchases of receivables by TCC or TRC may be recoverable by TCC or TRC, or by a creditor, conservator, receiver or a trustee-in-bankruptcy of TCC or TRC, as a preferential transfer from TCC or TRC if these payments are made within one year before the filing of a bankruptcy case as to TCC or TRC.

The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 was signed into law on April 20, 2005, and generally became effective on October 17, 2005. The Act extensively amends the U.S. bankruptcy code and is widely viewed as making it more difficult for individual debtors to discharge debts in bankruptcy. As a result, there was an increase in bankruptcy filings prior to October 17, 2005, as individuals took advantage of the more favorable provisions in the U.S. bankruptcy code before they were repealed.

Certain Regulatory Matters

The operations and financial condition of Target National Bank are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. The appropriate banking agencies have broad enforcement powers over Target National Bank. These enforcement powers may adversely affect the operation of the master trust and your rights under the securitization agreements prior to the appointment of a receiver or conservator.

If the appropriate banking agency were to find that any securitization agreement of Target National Bank, the master trust or the owner trust, or the performance of any obligation under such an agreement, or any activity of Target National Bank that is related to the operation of its credit card business or its obligations under the related securitization agreements, constitutes an unsafe or unsound practice or violates any law, rule, regulation, or written condition or agreement, that banking agency has the power to order Target National Bank, among other things, to rescind that agreement, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate. Target National Bank may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.

On March 14, 2003, the Office of the Comptroller of the Currency, referred to in this prospectus as the OCC, issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables. On April 15, 2003, the OCC terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

•        cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003;

•        withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust’s perfected security interest in those funds; and

•        withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period from April 1, 2003 to the date of the order, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank’s securitization documents. The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

In the event that Target National Bank was in economic or regulatory difficulty and servicing fees payable under the securitization documents did not fully compensate Target National Bank for its actual servicing costs, a federal banking regulatory authority might order Target National Bank to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the agency. In addition, the appropriate banking agency would have the power to order Target National Bank to cease extending new credit to its credit card customers. While Target National Bank has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to Target National Bank acting as servicer or the payment of a servicing fee to Target National Bank, or any other obligation of Target National Bank under any securitization agreements to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did reach such a conclusion, and ordered Target National Bank to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection and related laws. For credit cards issued by Target National Bank, the most significant laws include:

•        the Truth-in-Lending Act,

•        the Fair Credit Billing Act,

•        the Fair Debt Collection Practices Act,

•        the Equal Credit Opportunity Act,

•        the Fair Credit Reporting Act,

•        the Electronic Funds Transfer Act,

•        the National Banking Act, and

•        applicable state laws.

Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit discriminatory practices in extending credit and impose limitations on the type of account-related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers:

•        the interest rates,

•        cardholder fees,

•        grace periods, and

•        balance calculation methods.

In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

Some laws, including the laws described above, may limit Target National Bank’s ability to collect amounts owing on the receivables regardless of any act or omission on the part of Target National Bank. For example, under the Fair Credit Billing Act, a credit card issuer is open to all claims, other than tort claims, and defenses arising out of transactions in which a credit card is used as a method of payment or extension of credit, if:

•        the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card, and

•        except in cases where there is a relationship between the person honoring the card and the credit card issuer, the amount of the initial transaction exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder’s mailing address or within 100 miles of that address.

These statutes further provide that in some cases cardholders cannot be held liable for, or the cardholder’s liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the accounts. If the portfolio yield is reduced, an early amortization event may occur, and the early amortization period or, if applicable for any series of certificates as specified in the prospectus supplement, the rapid accumulation period would commence. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables. In addition, failure of the servicer to comply with those requirements could adversely affect the servicer’s ability to enforce the receivables.

Some jurisdictions may attempt to require out-of-state credit card issuers to comply with their consumer protection laws in connection with their operations in those jurisdictions. These laws may include a limitation on the charges imposed by credit card issuers. If it were determined that out-of-state credit card issuers must comply with a jurisdiction’s laws limiting the charges imposed by credit card issuers, those actions could have an adverse impact on Target National Bank’s credit card operations. Application of federal and state bankruptcy and debtor relief laws, including the Servicemembers Civil Relief Act, would affect the interests of the holders of the notes if the protection provided to debtors under those laws result in any receivables of the master trust being written off as uncollectible.

The master trust may be liable for violations of consumer protection laws that apply to the receivables transferred to it, either as assignee from TRC for obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert these violations by way of set-off against his or her obligation to pay the amount of receivables owing. TRC will warrant to the master trust in the Pooling and Servicing Agreement that all receivables transferred to the master trust have been and will be created in compliance with the requirements of these laws. See “The Pooling and Servicing Agreement—Representations and Warranties” for additional discussion.

Claims and Defenses of Cardholders Against the Master Trust

The UCC provides that unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the master trust are limited by:

•        all the terms of the cardholder agreement between Target National Bank and the cardholder,

•        any defense or claim of the cardholder,

•        rights of set-off, and

•        any other defense or claim of the cardholder against Target National Bank that accrues before the cardholder receives notification of the assignment.

The UCC also provides that any cardholder is authorized to continue to pay Target National Bank until:

•        the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Master Trust Trustee or successor servicer, and

•        if requested by the cardholders, the Master Trust Trustee or successor servicer has furnished reasonable proof of assignment.

No agreement as to defenses has been entered into and no notice of the assignment of the receivables to the master trust will be sent to the cardholders obligated on the accounts in connection with the transfer of the receivables to the master trust.

Industry Litigation

In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York (the “District Court”). The suit asserted that the rules of the foregoing associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constituted an illegal tying arrangement. In April 2003, MasterCard and VISA each agreed to settle the matter by among other things, reducing interchange rates for debit cards, allowing merchants to decline debit cards, and agreeing to pay into settlement funds as follows: MasterCard agreed to pay into a settlement fund approximately $1 billion over ten years and VISA agreed to pay approximately $2 billion over ten years. On December 19, 2003, the District Court granted final approval of the settlement. The court interpreted the release provided by the merchant class as encompassing any possible suit by class members with respect to debit or credit card interchange fees or with respect to exclusionary rules barring issuance of American Express or Discover cards by member banks and as prohibiting such suits against the member banks as well as against the associations. On January 4, 2005, the U.S. Court of Appeals for the Second Circuit affirmed the District Court’s order approving the settlement in all respects. However, certain merchants have previously opted out of the settlement and have filed separate lawsuits that are currently pending. Target National Bank cannot predict with any degree of certainty the final outcome of the litigation described above or their effect on the competitive environment in the credit card industry.

In 1998, the U.S. Department of Justice (“DOJ”) filed suit against VISA U.S.A., Inc., VISA International, Inc. and MasterCard International Incorporated alleging that VISA by-law 2.10(e) and MasterCard’s Competitive Programs Policy, both of which precluded any member of any of the foregoing associations from issuing credit cards and debit cards over the Discover or American Express network (or any other competitive network), violated antitrust laws and were anticompetitive. The district court found in favor of the DOJ holding that the exclusionary rules had substantial adverse impact on competition and could not be enforced by the associations. The 2nd Circuit affirmed and the U.S. Supreme Court denied review on October 4, 2004, resulting in the repeal of these rules.

On November 15, 2004, American Express filed suit against VISA, MasterCard, Chase Bank USA, National Association, Bank of America, Capital One, Household, U.S. Bank, Wells Fargo, Providian and USAA Federal Savings Bank in the Southern District of New York, alleging that it suffered damages from the exclusionary rules. American Express claims that, in addition to VISA and MasterCard, member banks were instrumental in adopting and carrying out the associations’ exclusionary rules and that the exclusionary rules were restrictions by and for the member banks; that the member banks agreed not to compete by means of offering American Express cards; and that the motives of the member banks were to restrict competition to enhance member bank profitability. Target National Bank cannot predict with any degree of certainty the final outcome of the litigation described above, its effect on the competitive environment in the credit card industry or the effect of the American Express action on Target National Bank’s credit card business.

In February 2000, plaintiff Adam A. Schwartz filed a lawsuit in California Superior Court against VISA International Corp., VISA International Service Association, Inc., VISA U.S.A., Inc. and MasterCard International Incorporated alleging that VISA and MasterCard have unlawfully concealed the fact that each increased by 1% the rate at which it converted foreign currency to United States dollars for credit card purchases made in foreign currencies by United States cardholders. The case was brought under the California unfair business practices statute. On April 7, 2003, the court issued a decision in favor of the plaintiff and against VISA and MasterCard, holding that the networks’ disclosures of the 1% currency conversion fee were inadequate under California law. VISA and MasterCard appealed the decision. On September 28, 2005, the appellate court reversed the judgment and remanded the case to the trial court for further consideration. The reversal was based on an amendment to the California statute at issue in the case, which now requires the plaintiff to have suffered actual injury. Target National Bank cannot predict with any degree of certainty the ultimate outcome of any further review by the trial court or the effect of this action on Target National Bank’s credit card business.

Beginning in or around February 2001, more than twenty individual credit cardholders filed putative class actions against VISA International Service Association, Inc., VISA U.S.A., Inc., MasterCard International Incorporated and seven credit card issuing banks and their parent companies, alleging that VISA and MasterCard, together with their members banks, had conspired to fix the price of currency conversion services for credit card purchases made in a foreign currency by United States cardholders. The plaintiffs also asserted that disclosure requirements of the Truth-in-Lending Act and regulations promulgated thereunder had not been observed. The cases were consolidated in the District Court for the Southern District of New York for pretrial purposes. On July 3, 2003, the court denied in principal part the defendants’ motion to dismiss the consolidated complaint. On November 12, 2003, the plaintiffs moved for an order certifying the action as a class action, and by Order dated October 15, 2004, the court granted class certification. Target National Bank cannot predict with any degree of certainty the outcome of the consolidated action or the effect of this action on Target National Bank’s credit card business.

Since approximately June 2005, a number of actions, including some putative class actions, have been filed in various federal courts by merchants alleging that VISA, MasterCard and certain member banks, as well as unnamed people and entities, unlawfully conspired to set the price of Interchange, unlawfully tied or bundled charges for separate and distinct services, entered into unlawful exclusive dealing arrangements, and unlawfully prohibited merchants from surcharging cardholders. Target National Bank cannot predict with any degree of certainty the final outcome of these actions, their effects on the competitive environment in the credit card industry or their effects on Target National Bank’s credit card business.

Other Litigation

From time to time, Target National Bank is subject to various pending or threatened lawsuits, including certain class actions, arising out of the normal course of business. These lawsuits have challenged certain policies and practices of Target National Bank’s credit card business. Target National Bank has defended itself against claims in the past and intends to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, Target National Bank believes that any liability which might result from any of these lawsuits will not have a material adverse effect on the credit card receivables.

Federal Income Tax Consequences

The following general discussion summarizes the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of a note. This discussion applies only to notes offered under this prospectus and the prospectus supplement. This summary deals primarily with U.S. Note Owners who acquire their notes at their original issue price in the original issuance of those notes and who hold their notes as capital assets.

This discussion is based on present provisions of the Code, the proposed, temporary and final Treasury regulations under the Code, administrative rulings or pronouncements and judicial decisions:

•        all as in effect on the date of this prospectus, and

•        all of which are subject to change, possibly with retroactive effect.

This discussion does not address all of the U.S. federal tax consequences that may be relevant to a noteholder because of that noteholder’s particular circumstances. It does not address the U.S. federal income tax consequences that may be relevant to some types of noteholders that are subject to special treatment under the Code, including:

•        dealers in securities or currencies,

•        financial institutions,

•        tax-exempt entities,

•        regulated investment companies,

•        real estate investment trusts,

•        traders in securities who elect to mark their securities holdings to market,

•        insurance companies,

•        persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle,

•        persons whose functional currency is not the United States dollar, or

•        partnerships and partners in such partnerships.

Also, the following discussion does not consider the alternative minimum tax consequences, if any, of an investment in the notes, or the state, local or foreign tax consequences of an investment. Each prospective noteholder is urged to consult its own tax advisor in determining the U.S. federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a note.

No ruling will be sought from the IRS regarding any of the U.S. federal income tax consequences discussed in this prospectus. Furthermore, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP described below are not binding on the IRS or the courts. As a result, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, such opinions are based on the representations and assumptions described in those opinions, including, but not limited to, the assumption that all of the relevant parties will comply with all terms of the Indenture, the Deposit and Administration Agreement, the Trust Agreement, the Pooling and Servicing Agreement, the Series Supplement, the Receivables Purchase Agreement, the Bank Receivables Purchase Agreement and the other related documents. The conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences in this prospectus may not be accurate:

•        if those representations are inaccurate, and/or

•        if the relevant parties fail to comply with the terms of these agreements.

Tax Characterization of the Master Trust

The transferor anticipates that Skadden, Arps, Slate, Meagher & Flom LLP will furnish an opinion to the transferor, in relation to the issuance of any notes offered by this prospectus, that the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The opinion will be based on the assumptions and qualifications described in that opinion and on certain representations or covenants. As discussed in the previous paragraph, however, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail. If the master trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the taxable income of the master trust would be subject to U.S. federal income tax at the marginal corporate income tax rates applicable to such income. This entity-level tax could result in reduced distributions to an owner trust and, therefore, to noteholders.

Tax Characterization of an Owner Trust

The transferor anticipates that Skadden, Arps, Slate, Meagher & Flom LLP will furnish an opinion to the transferor, in relation to the issuance of notes offered by this prospectus and the prospectus supplement, that the owner trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. The opinion will be based on the assumptions and qualifications described in that opinion and on certain representations or covenants. As discussed above, however, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

If other interests in an owner trust, excluding the notes, for which no opinion will be rendered that those interests would constitute debt for U.S. federal income tax purposes, are characterized as equity interests in a partnership, or if all or part of an owner trust were treated as a partnership in which some or all holders of one or more classes of notes were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. Unless specified exceptions apply, a partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests in that partnership:

•        are traded on an “established securities market,” or

•        are “readily tradable” on a “secondary market” or its “substantial equivalent.”

If an owner trust were classified as a publicly traded partnership taxable as a corporation, the taxable income of the owner trust would be subject to U.S. federal income tax at the applicable corporate income tax rates. This entity-level tax could result in reduced distributions to noteholders. In addition, the distributions from the owner trust would not be deductible in computing the taxable income of the deemed corporation, except to the extent that:

•        any notes were treated as debt of the corporation, and

•        distributions to the related noteholders were treated as payments of interest on the notes.

Furthermore, distributions to noteholders not treated as holding debt would be treated as dividends for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the owner trust.

Tax Considerations Relating to Noteholders

Tax Characterization of the Notes as Debt

The owner trust will express in the Indenture its intent that the notes will be treated as debt for all U.S. tax purposes. The owner trust, by entering into the Indenture, and each noteholder, by the acceptance of a beneficial interest in a note, will agree to treat the notes as debt for U.S. tax purposes.

It is anticipated that Skadden, Arps, Slate, Meagher & Flom LLP will furnish an opinion, in relation to the issuance of notes offered by this prospectus and prospectus supplement, that such notes will be properly characterized as indebtedness for U.S. federal income tax purposes. The discussion below assumes that the notes will be considered debt for U.S. federal income tax purposes.

Taxation of Interest Income on the Notes

General.   The owner trust intends to take the position that a U.S. Note Owner generally will include the stated interest on a note in gross income when that interest is received or accrued according to that U.S. Note Owner’s regular method of tax accounting. This conclusion is based on the owner trust’s position that the stated interest on a note is “unconditionally payable,” as that term is defined in the applicable Treasury regulations.

Under the applicable Treasury regulations, the stated interest on the notes will be considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the terms and conditions of the notes make the likelihood of late payment or non-payment of the stated interest a remote contingency. The owner trust believes that the late payment or non-payment of stated interest on the notes is a remote contingency:

•        because an owner trust and the Owner Trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the notes, if an owner trust has sufficient cash on hand to allow the Owner Trustee to make those interest payments, and

•        based on the ratings of the notes.

If, however, the stated interest on the notes is not considered to be unconditionally payable:

•        the stated interest on the notes will be considered original issue discount, and

•        a U.S. Note Owner will be required to include that stated interest in income in the manner described below in “—Original Issue Discount Obligations.”

Original Issue Discount Obligations.   Assuming that the stated interest on the notes is considered to be “unconditionally payable,” a class of notes will not be considered to have been issued with original issue discount unless:

•        a substantial amount of that class of notes is sold, in the original issuance of those notes, to investors at a price that is less than the stated principal amount of those notes, and

•        the amount of such discount exceeds a statutory de minimis amount of original issue discount.

Under applicable regulations, a holder of a note issued with de minimis original issue discount must include the original issue discount in income proportionately as principal payments are made on a class of notes.

If a note is considered to have been issued with original issue discount, a U.S. Note Owner of such note must include the amount of the original issue discount in income on a daily economic accrual basis without regard to that person’s method of accounting and without regard to receipt of cash related to that income. Receipt of cash representing original issue discount that has been reported will not give rise to additional income. The relevant prospectus supplement will disclose whether the transferor believes that any class of notes issued pursuant to such prospectus supplement is issued with original issue discount.

Market Discount or Premium.   A noteholder who purchases a note at a discount from its adjusted issue price may be subject to the “market discount” rules of the Code. The relevant provisions of these rules generally provide:

•        for gain equal to accrued market discount to be treated as ordinary income when the note is sold or disposed of,

•        for partial principal payments to be treated as ordinary income to the extent of accrued market discount, and

•        for certain interest deductions related to any debt incurred to acquire or carry the market discount note to be deferred.

A noteholder that purchases a note for an amount greater than the sum of all amounts payable on that note after the purchase date other than payments of “qualified stated interest,” will be considered to have purchased the note at a premium. That noteholder may generally choose to amortize the premium as an offset to interest income using a constant yield method over the remaining term of the note.

Sale, Exchange or Retirement of Notes

Upon a sale or other taxable exchange, retirement or disposition of a note, a U.S. Note Owner will generally recognize gain or loss equal to the difference between:

•        the amount realized on that sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest), and

•        the U.S. Note Owner’s adjusted tax basis in that note:

—       as increased by any original issue discount or market discount previously included in income by the holder, and

—       as decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or original issue discount received for that note.

This gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the U.S. Note Owner held the note for more than one year at the time of the sale, exchange, retirement or other disposition (subject to the market discount provisions of the Code described above). The long-term capital gains of individuals, estates, and trusts generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Note Owners

Taxation of Interest Income on the Notes

Assuming that all of the notes issued to Non-U.S. Note Owners are considered to be debt for U.S. federal income tax purposes, and the interest on the notes is not “contingent interest,” under present U.S. federal income and estate tax law, and subject to the discussion on backup withholding below under “—Information Reporting and Backup Withholding”:

•        no withholding of U.S. federal income tax will be required on the payment by the owner trust or any withholding agent of principal or interest on a note owned by a Non-U.S. Note Owner if:

—       the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the transferor entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations under the Code,

—       the beneficial owner is not a controlled foreign corporation that is related to the transferor through stock ownership,

—       the beneficial owner is not a bank whose receipt of interest on a note is pursuant to a loan agreement entered into in the ordinary course of its trade or business, and

—       the beneficial owner satisfies the statement requirements.

To satisfy the statement requirements referred to above, the noteholder or a financial institution holding the note on behalf of the owner must provide, in accordance with specified procedures, the owner trust or any withholding agent with a statement to the effect that the noteholder is not a U.S. Note Owner. Currently, these requirements will be met if:

•        the noteholder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. Note Owner, which certification may be made on an IRS Form W-8BEN or successor form, and

•        a financial institution holding the note on behalf of a noteholder certifies, under penalties of perjury, that the statement has been received by it and furnishes any withholding agent with a copy.

If a Non-U.S. Note Owner cannot satisfy the requirements described above, payments of interest made to that beneficial owner will be subject to a 30% withholding tax unless that beneficial owner provides the owner trust or any withholding agent with a properly executed:

•        IRS Form W-8BEN, or successor form, claiming an exemption from, or a reduction in the rate of, that withholding tax under the benefit of an applicable U.S. income tax treaty, or

•        IRS Form W-8ECI, or successor form, stating that the interest paid on the note is not subject to that withholding tax because it is effectively connected with the noteholder’s conduct of a trade or business in the United States.

The Non-U.S. Note Owner, although exempt from the U.S. withholding tax discussed above, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if it were a U.S. Note Owner if:

•        it is engaged in a trade or business in the United States, and

•        the interest on its notes is effectively connected with the conduct of that trade or business.

In addition, if that Non-U.S. Note Owner is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30%, or any lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, the interest income will be included in that corporation’s earnings and profits.

Sale, Exchange or Retirement of Notes

Any gain realized by a Non-U.S. Note Owner upon the sale, exchange, retirement or other disposition of a note generally will not be subject to U.S. federal income or withholding tax unless:

•        the gain is effectively connected with a U.S. trade or business of the Non-U.S. Note Owner in the United States, or

•        for a Non-U.S. Note Owner who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and other conditions are met.

Alternative Characterizations

If the notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, a Non-U.S. Note Owner may be treated as engaged in a trade or business in the United States as a result of owning a note. In such case, the Non-U.S. Note Owner:

•        would be required to file a U.S. federal income tax return, and

•        generally, would be subject to U.S. federal income tax, including, for a Non-U.S. Note Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from the partnership.

Furthermore, withholding may apply to partnership income that is allocable to a Non-U.S. Note Owner that is considered to be a partner in the partnership. That withholding would be imposed on the holder’s deemed share of the owner trust’s income at a rate equal to the highest marginal U.S. federal income tax rate applicable to the Non-U.S. Note Owner. Alternatively, if some or all of the notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a Non-U.S. Note Owner generally would be subject to U.S. withholding tax at the rate of 30%, unless that rate were reduced under an applicable U.S. income tax treaty. See the last two paragraphs of “—Tax Characterization of an Owner Trust” above for discussion of possible alternative characterizations of an owner trust.

Special rules may apply for Non-U.S. Note Owners who:

•        have an office or other fixed place of business in the U.S.,

•        are former U.S. citizens,

•        are engaged in a banking, financing, insurance or similar business in the U.S., or

•        are “controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings in order to avoid U.S. federal income tax.

These persons should consult their own U.S. tax advisors before investing in the notes.

Tax Consequences to Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to Plans that are tax-exempt under the Code, unless the notes were “debt-financed property” because of borrowings by the Plan itself. However, if, contrary to the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel for federal income tax purposes, the notes are equity interests in a partnership and the owner trust or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the Plan as “debt-financed income.”  Plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Information Reporting and Backup Withholding

Information returns will be required to be filed with the IRS reporting payments made to certain U.S. Note Owners. In addition, certain U.S. Note Owners may be subject to U.S. backup withholding tax in respect of such payments if such a holder does not provide its taxpayer identification number to the owner trust or if the IRS notifies the owner trust that such a holder is subject to backup withholding due to a failure to report certain interest or dividend income. Certain U.S. Note Owners may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of notes. Generally, the owner trust must report annually to the IRS and to a Non-U.S. Note Owner the amount of interest paid to such Non-U.S. Note Owner on a note and the amount of tax, if any, that the owner trust withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such Non-U.S. Note Owner resides under the provisions of an applicable income tax treaty. Non-U.S. Note Owners may be required to comply with applicable certification procedures to establish that they are not U.S. persons in order to avoid the application of other U.S. information reporting requirements and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus as ERISA, and Section 4975 of the Code impose restrictions on:

•        employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

•        plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans;

•        any entities whose underlying assets include plan assets by reason of a plan’s investment in these entities—each of the entities described in the two preceding clauses and this clause are referred to in this prospectus as a “Plan”; and

•        persons who have specified relationships to Plans which are “parties in interest” under ERISA and “disqualified persons” under the Code, which collectively are referred to in this prospectus as “Parties in Interest.”

In addition, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of that investment.

However, governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

Plan Asset Issues for an Investment in the Notes

The Plan Asset Regulation is a regulation issued by the United States Department of Labor, which states that if a Plan makes an “equity” investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless one or more of the exceptions set forth in the regulation apply.

Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, because the notes (1) are expected to be treated as indebtedness under local law and will, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, be treated as indebtedness, rather than equity, for federal tax purposes and (2) should not be deemed to have any “substantial equity features,” the notes should not be treated as an equity interest for purposes of the Plan Asset Regulation. These conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Accordingly, the assets of the owner trust should not be treated as the assets of Plans investing in the notes. It should be noted that the debt treatment of the notes for ERISA purposes could change subsequent to their issuance, in other words, they could be treated as equity, if, for instance, the owner trust or master trust incur losses or there is a change in the ratings of the notes.

Potential Prohibited Transactions from Investment in Notes

A prohibited transaction could arise if:

•        a Plan acquires notes, and

•        under the Plan Asset Regulation, the assets of the owner trust are treated as if they were plan assets of the Plan.

Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Investment by Plan Investors

Prior to making an investment in the notes, each Plan investor and each fiduciary causing the notes to be purchased by, on behalf of or using “plan assets” of a Plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code, including without limitation an insurance company general account, shall be deemed to have represented and warranted that, an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the notes does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Code.

Any purchaser that is an insurance company using the assets of an insurance company general account should note that regulations promulgated under Section 401(c) of ERISA established that assets held by an insurance company general account will not constitute plan assets for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts or policies issued to Plans on or before December 31, 1988, provided the insurer complies with the specified conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as plan assets of any Plan invested in a separate account.

General Investment Considerations for Prospective Plan Investors in the Notes

Prior to making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

•        whether the fiduciary has the authority to make the investment;

•        whether the investment constitutes a direct or indirect transaction with a Party in Interest;

•        the composition of the Plan’s portfolio with respect to diversification by type of asset;

•        the Plan’s funding objectives;

•        the tax effects of the investment; and

•        whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of notes to a Plan will not be deemed a representation by TRC or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

Plan of Distribution for the Offered Notes

The place and time of delivery for any offered class of notes will be described in the prospectus supplement for that series. TRC may sell notes:

•        through underwriters or dealers,

•        directly to one or more purchasers, or

•        through agents.

The prospectus supplement for any offered series will describe the terms of the offering of the offered notes, including:

•        the name or names of any underwriters for the notes,

•        the purchase price of the notes,

•        the proceeds to TRC from the sale,

•        any underwriting discounts and commissions,

•        any other compensation of the underwriters,

•        the initial offering price, and

•        any discounts or concessions allowed or reallowed or paid to dealers.

Under each underwriting agreement, TRC will agree to sell to each of the underwriters in the prospectus supplement the principal amount of the offered notes. In turn, each of those underwriters will agree to purchase from TRC the principal amount of notes described in the underwriting agreement and in the prospectus supplement. The underwriting agreement may allow for a proportional adjustment in the event of an increase or decrease in the full amount of the offered notes. If there is a default by any underwriter, the underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be ended.

Each underwriting agreement will provide that TRC may indemnify the related underwriters against some liabilities, including liabilities under the federal securities laws.

Legal Matters

Legal matters relating to the issuance of notes will be passed upon for Target National Bank, TCC, TRC, the master trust and the owner trust by Timothy R. Baer, Senior Vice President, General Counsel and Corporate Secretary of Target. Legal matters relating to the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Baer owns or has the right to acquire a number of shares of common stock of Target which total less than 1% of the outstanding common stock of Target. Federal income tax matters will be passed upon for TRC by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Reports to Noteholders

On or before January 31 of each calendar year, the Indenture Trustee will provide to any noteholder of record during the preceding year a statement containing the information required to be given by an issuer of debt under the Code along with any other customary information which is necessary to allow the noteholders to prepare their tax returns. See “Federal Income Tax Consequences” for a detailed discussion.

Unless and until Definitive Notes are issued, monthly and annual reports, which contain unaudited information concerning the master trust and which are prepared by the servicer, will be sent on behalf of the master trust to Cede & Co., as nominee of DTC and registered holder of the related notes. These reports will not constitute financial statements prepared under generally accepted accounting principles. TRC does not intend to send any of its financial reports to registered holders of notes or to owners of beneficial interests in the notes. TRC will file with the SEC the periodic reports relating to the owner trust and the master trust that are required under federal securities laws. TRC may suspend the filing of periodic reports to the extent the filings are no longer required of TRC. See “Description of the Notes—Book-Entry Registration” and “The Pooling and Servicing Agreement—Evidence as to Compliance.”

Forward-Looking Statements

This prospectus and the prospectus supplement, including information included or incorporated by reference in this prospectus and the prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by TRC, in press releases and in oral and written statements made by or with TRC’s approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, the performance of the master trust portfolio, Target National Bank’s, TCC’s or TRC’s financial condition, results of operations, plans, objectives, future performance or business.

Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference—many of which are beyond TRC’s control—include the following, without limitation:

•        Changes in credit card use, payment patterns and default rates as well as Target National Bank’s ability to extend credit and collect payments may be different than anticipated,

•        Local, regional and national business, political or economic conditions may differ from those expected,

•        The effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect Target National Bank’s, TCC’s and TRC’s business and the performance of the master trust portfolio,

•        The effects of changes in interest rates, recession, inflation, deflation, consumer credit availability, consumer debt levels, tax rates and policy, unemployment trends, energy costs and other matters that influence consumer confidence and spending may differ from those expected,

•        The timely development of new products and services by Target National Bank and Target, and acceptance by consumers of these products and services, may be different than anticipated,

•        The ability to increase market share by Target National Bank and Target may be more difficult than anticipated,

•        Competitive pressures among retailers and issuers of credit cards and charge cards may increase significantly,

•        Changes in laws and regulations may adversely affect Target National Bank, TCC and TRC and their business and the performance of the master trust portfolio,

•        The costs, effects and outcomes of litigation may adversely affect Target National Bank, TCC and TRC or their business and the performance of the master trust portfolio, and

•        Target National Bank, TCC and TRC may not manage the risks involved in each of the foregoing factors as well as anticipated.

Forward-looking statements speak only as of the date they are made. TRC undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

Where You Can Find More Information

TRC filed a registration statement on Form S-1 relating to the notes with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, including the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC.

Copies of the registration statement and other related filings can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Glossary of Terms for Prospectus

“Addition Date” means the date TRC, under the conditions specified in the Pooling and Servicing Agreement, adds the following to the master trust:

•        receivables arising in designated accounts owned by Target National Bank or another Credit Card Originator, or

•        any Participation Interest.

“Additional Account” means each Automatic Additional Account and Supplemental Account.

“Administrator” means Target Receivables Corporation as the administrator of an owner trust under a Deposit and Administration Agreement.

“Aggregate Addition Limit” means the limit on the number of accounts which may be included as Automatic Additional Accounts without confirmation from each rating agency that such action will satisfy the Rating Agency Condition and which may be designated as Supplemental Accounts without prior notice to the rating agencies, as described under “The Pooling and Servicing Agreement—Addition of Master Trust Assets.”

“Automatic Addition Termination Date” means the date on which new open-end credit card accounts owned by the Credit Card Originators will cease to become Automatic Additional Accounts.

“Automatic Additional Accounts” means each open-end credit card account established under a credit card agreement with a Credit Card Originator arising:

•        after the Cut-Off Date and before the first to occur of the date TRC determines to suspend the inclusion of Automatic Additional Accounts or the Automatic Addition Termination Date, and

•        after a Restart Date and before any subsequent date TRC determines to suspend the inclusion of Automatic Additional Accounts or the Automatic Addition Termination Date,

provided, with respect to any accounts initially originated by an entity other than Target National Bank or any transferees of accounts from Target National Bank, that account will be deemed to be an Automatic Additional Account only upon satisfaction of the Rating Agency Condition.

“Bank Receivables Purchase Agreement” means the Amended and Restated Bank Receivables Purchase Agreement, dated as of April 28, 2000, between TCC, as purchaser of the receivables, and Target National Bank, as seller of the receivables, as may be amended from time to time.

“Clearstream” means Clearstream Banking, société anonyme, an institution administering a book-entry settlement system for trading of securities in Europe.

“Clearstream Customers” means organizations participating in Clearstream’s book-entry system.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means an Eligible Deposit Account for the benefit of the certificateholders into which the servicer deposits collections on the receivables.

“Cooperative” means the Euroclear Clearance System, S.C., a Belgian cooperative corporation.

“Credit Card Guidelines” means the written policies and procedures of the Credit Card Originator relating to the operation of its consumer revolving lending business, including:

•        determining the creditworthiness of credit card customers,

•        the extension of credit to credit card customers, and

•        the maintenance of credit card accounts and collection of receivables,

as these policies and procedures may be modified in accordance with requirements of law, the failure to comply with which would have a material adverse effect on the interests of the certificateholders.

“Credit Card Originator” means Target National Bank and any transferee, successor or assign of Target National Bank or any other originator of consumer open-end credit card accounts designated to have their receivables included in the master trust.

“Cut-Off Date” means June 30, 1995.

“Defaulted Amount” means the amount of receivables described under “Description of the Certificates—Defaulted Receivables and the Defaulted Amount.”

“Defaulted Receivables” means for any date of determination, Principal Receivables that are charged-off as uncollectible on that day.

“Definitive Notes” means notes in fully registered, certificated form that are only issued to noteholders under the circumstances described under “Description of the Notes—Definitive Notes.”

“Deposit and Administration Agreement” means an agreement between Target Receivables Corporation and an owner trust as specified in the prospectus supplement under which a collateral certificate is deposited with the owner trust and Target Receivables Corporation agrees to act as Administrator of the owner trust.

“Discount Option Receivables” means those receivables that otherwise would have been treated as Principal Receivables that are to be treated as Finance Charge Receivables at TRC’s option.

“Distribution Date” means, with respect to any Series, the date specified in the related Series Supplement.

“Eligible Deposit Account” means any bank account satisfying the requirements listed in “Description of the Certificates—Collection Account.”

“Eligible Investments” means those investments described under “Description of the Certificates—Collection Account.”

“Eligible Receivable” means each receivable satisfying the requirements listed in “The Pooling and Servicing Agreement—Eligible Accounts and Eligible Receivables.”

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means the system operated by Euroclear Bank, S.A./N.V. under contract with the Cooperative.

“Euroclear Participants” means participants of the Euroclear system.

“Events of Default” means, with respect to the notes, those events described under “Description of the Notes—The Indentures—Events of Default; Rights Upon Event of Default.”

“Excess Finance Charge Collections” means those collections of Finance Charge Receivables and other amounts treated as collections of Finance Charge Receivables described under “Description of the Certificates—Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections.”

“Excess Transferor Finance Charge Collections” means those collections of Finance Charge Receivables described under “Description of the Certificates—Sharing of Excess Finance Charge Collections and Excess Transferor Finance Charge Collections.”

“FDIC” refers to the Federal Deposit Insurance Corporation.

“Finance Charge Receivables” means, with respect to any Monthly Period:

•        all amounts billed to the obligors at the beginning of that Monthly Period for periodic finance charges,

•        fees and charges, including late fees, overlimit fees, return check fees, deferred billing fees and Merchant Fees,

•        the amount of any Discount Option Receivables, and

•        other amounts billed for receivables that are not Eligible Receivables.

“Floating Allocation Percentage” means for each Monthly Period, the percentage used to allocate to your series of certificates the Defaulted Amount and collections of Finance Charge Receivables as described in the prospectus supplement.

“Indenture” means an agreement between an Owner Trustee on behalf of an owner trust and the applicable Indenture Trustee under which notes are issued.

“Indenture Trustee” means the trustee acting on behalf of the noteholders under an Indenture.

“Ineligible Receivables” means receivables not satisfying the requirements of Eligible Receivables.

“Interchange” means fees received by creditors participating in the VISA and MasterCard associations as partial compensation for taking credit risk, absorbing fraud losses, and funding receivables for a limited period prior to initial billing.

“Invested Amount” means with respect to any series of certificates, the outstanding principal balance of that series minus the amount of any unreimbursed investor charge-offs for that series, subject to any additional adjustments as specified in the applicable Series Supplement for that series.

“IRS” means the United States Internal Revenue Service.

“Legal Maturity Date” means the final date on which principal and accrued interest on the notes are due as specified in the prospectus supplement.

“Master Trust Trustee” means Wells Fargo Bank, National Association, as trustee acting on behalf of the master trust.

“Merchant Fees” means the fees paid with respect to the Target Card by Target stores, and with respect to the Target VISA accounts by merchants accepting Target VISA, to Target National Bank, in its capacity as Credit Card Originator, in connection with obligor charges for goods and services.

“Monthly Period” means a fiscal month of TRC.

“Non-U.S. Note Owner” means a beneficial owner of a note that is not a U.S. Note Owner.

“Owner Trustee” means the trustee acting on behalf of the owner trust identified in the prospectus supplement.

“Participation” means an interest in the assets of the master trust entitling its holder to a specified percentage of collections of Principal Receivables and Finance Charge Receivables and any other assets of the master trust.

“Participation Interest” means any participation or certificate representing an undivided interest in a pool of assets primarily consisting of open-end credit card receivables originated by Target National Bank or another Credit Card Originator and collections on those receivables and other assets.

“Pooling and Servicing Agreement” means the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, among TRC, as transferor of the receivables to the master trust, Target National Bank, as servicer and originator of the receivables, and Wells Fargo Bank, National Association, as Master Trust Trustee, as may be amended from time to time.

“Portfolio Reassignment Price” means the amount TRC deposits into the Collection Account to satisfy its reassignment obligations equal to:

•        the total Invested Amount for all outstanding series of certificates,

•        outstanding amounts invested by enhancement providers, if any, of all series of certificates,

•        interest payable to each series of certificates on that Distribution Date,

•        any interest amounts that were due but not paid on an earlier Distribution Date, and

•        interest on the overdue interest amounts, if the applicable Series Supplement so provides, at the applicable rates through the day before that Distribution Date.

“Principal Allocation Percentage” means for each Monthly Period, and for each series of certificates, the percentage used to allocate collections of Principal Receivables to that series of certificates as described in the prospectus supplement.

“Principal Receivables” means all Eligible Receivables included in the master trust that are not Finance Charge Receivables or Defaulted Receivables, reduced by the aggregate amount of credit balances in the accounts on the date of determination.

“Principal Shortfall” means for any series of certificates, the deficiency that occurs when collections of Principal Receivables allocated to that series of certificates and other amounts are insufficient to cover required principal deposits or payments.

“Purchase Agreement” means individually, the Bank Receivables Purchase Agreement and the Receivables Purchase Agreement and in the plural, means both the Bank Receivables Purchase Agreement and the Receivables Purchase Agreement.

“Rating Agency Condition” means, for any action requiring rating agency approval or consent, that each rating agency notifies TRC, the Administrator, the Indenture Trustee, the Owner Trustee and, if applicable, the Master Trust Trustee in writing that such action will not result in a reduction or withdrawal of the ratings of:

•        the applicable class or classes of outstanding notes or

•        any class of outstanding securities collateralized by any subordinated interests of the related owner trust, in each case for which it is a rating agency.

“Receivables Purchase Agreement” means the Amended and Restated Receivables Purchase Agreement, dated as of April 28, 2000, between TRC, as purchaser of the receivables, and TCC, as seller of the receivables, as may be amended from time to time.

“Record Date” means with respect to any payment to noteholders, the date specified in the prospectus supplement as of which a noteholder must be the registered holder of a note to receive a payment on the following Distribution Date.

“Removed Accounts” means accounts designated by TRC to have their receivables conveyed from the master trust to TRC and which will no longer constitute master trust accounts if TRC satisfies the conditions specified in the Pooling and Servicing Agreement.

“Required Principal Balance” means on any date of determination, an amount equal to:

•        the sum of the numerators used to calculate:

—       the Principal Allocation Percentages with respect to Principal Receivables for all series of certificates then outstanding, and

—       the amount, equal to a percentage of all collections, that each holder of a Participation is entitled to for all Participations then outstanding, minus

•        the amount on deposit in the Special Funding Account as of that date.

“Required Retained Transferor Amount” means on any date of determination, the product of:

•        the sum of:

—       the total amount of Principal Receivables, and

—       the amount on deposit in the Special Funding Account and the amount of other specified master trust assets, including any other accounts specified in the prospectus supplement, and

•        the highest of the Required Retained Transferor’s Percentages specified in the prospectus supplement for each series of certificates outstanding.

“Restart Date” means the date TRC specifies in a written notice to the Master Trust Trustee that it will start redesignating Automatic Additional Accounts to the master trust only if:

•        the conditions described under “The Pooling and Servicing Agreement—Addition of Master Trust Assets” are satisfied, and

•        all accounts of the Credit Card Originators have been designated either as Automatic Additional Accounts or as Supplemental Accounts.

“Series Supplement” means the supplement to the Pooling and Servicing Agreement relating to a particular series of certificates.

“Servicer Default” means any failure of the servicer under the Pooling and Servicing Agreement and any Series Supplement:

•        to perform its duties or fulfill its obligations (each, a “breach”) which has a material adverse impact on certificateholders, and

•        to cure the breach within a specified period of time, including any grace period, after discovery or notice of the breach,

and the occurrence of some events of bankruptcy, insolvency or receivership. See “The Pooling and Servicing Agreement—Servicer Default” for a description of the specific events that could result in a Servicer Default.

“Shared Principal Collections” means those collections of Principal Receivables and other amounts treated as collections of Principal Receivables described under “Description of the Certificates—Shared Principal Collections and Shared Transferor Principal Collections.”

“Shared Transferor Principal Collections” means those collections of Principal Receivables and other amounts (and, in specified circumstances, Excess Transferor Finance Charge Collections) described under “Description of the Certificates—Shared Principal Collections and Shared Transferor Principal Collections.”

“Special Funding Account” means the Eligible Deposit Account for the benefit of each series of certificates in which collections of Principal Receivables, and other amounts treated as collections of Principal Receivables, are held as collateral if the Transferor Amount, excluding the interest representing any Supplemental Certificate, is less than the Required Retained Transferor Amount.

“Supplemental Accounts” means after the Cut-Off Date, those accounts (other than Automatic Additional Accounts) TRC designates to be added to the master trust only if they are eligible accounts.

“Supplemental Certificate” means a certificate evidencing the interest in the Transferor’s Interest not represented by the Transferor Certificate.

“Transfer Date” means the business day immediately prior to a Distribution Date.

“Transferor Amount” means, on any date of determination, the sum of:

•        the aggregate amount of Principal Receivables in the master trust, plus

•        the amounts on deposit in the Special Funding Account and other trust accounts specified in any Series Supplement, minus

•        the Invested Amount of each outstanding series of certificates, minus

•        the amount of any Participation.

“Transferor Certificate” means a certificate evidencing the interest in the Transferor’s Interest not represented by any Supplemental Certificate.

“Transferor’s Interest” means the ownership interest of TRC, its transferees and any holder of a Supplemental Certificate in the master trust.

“Trust Agreement” means the agreement under which the owner trust will be established to be entered into by TRC, as the Depositor and the applicable Owner Trustee.

“Trust Portfolio Yield” shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

•        whose numerator equals the total collections of Finance Charge Receivables for that Monthly Period, and

•        whose denominator is the total amount of Principal Receivables as of the first day of that Monthly Period.

“UCC” refers to the Uniform Commercial Code as in effect in the relevant jurisdiction.

“U.S. Note Owner” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•        a citizen or resident of the United States,

•        a corporation created or organized in the United States or under the laws of the United States, any state of the United States or the District of Columbia,

•        an estate whose income is subject to United States federal income taxation regardless of its source, or

•        a trust:

—       the primary supervision over the administration of which is exercisable by a court within the United States, and

—       all substantial decisions of which are subject to the control of one or more United States persons as described in section 7701(a)(30) of the Code, or

—       that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

SERIES 2005-1

$900,000,000
Floating Rate Class A
Asset Backed Notes

TARGET CREDIT CARD MASTER TRUST
TARGET CREDIT CARD OWNER TRUST 2005-1

Issuers

TARGET RECEIVABLES CORPORATION

Transferor and Administrator

TARGET NATIONAL BANK

Servicer

PROSPECTUS SUPPLEMENT

LEHMAN BROTHERS
BANC OF AMERICA SECURITIES LLC
CITIGROUP
JPMORGAN
MERRILL LYNCH & CO.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering these notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these notes will deliver a prospectus supplement and prospectus until January 31, 2006.

PART II

Item 14.                 Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$105,930.00
Printing and Engraving	40,000.00
Trustee’s Fees	50,000.00
Legal Fees and Expenses	250,000.00
Accountants’ Fees and Expenses	70,000.00
Rating Agency Fees	325,000.00
Miscellaneous Fees	9,070.00
Total	$850,000.00

Item 15.           Indemnification of Directors and Officers

Article VII of the By-laws of Target Receivables Corporation, a Minnesota corporation, provides for indemnification of all persons who are serving or have served at the request of Target Receivables Corporation to the extent permitted under Minnesota law. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

Pursuant to agreements which the Transferor may enter into with underwriters or agents (forms of which are included as exhibits to this Registration Statement), officers and directors of the Transferor, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been furnished to the Transferor by such underwriters or agents that appears in the Registration Statement or any Prospectus.

Item 16.                 Exhibits

(a) Exhibits
1	Form of Underwriting Agreement*
4(a)	Amended and Restated Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*
4(b)	Form of Series Supplement*
4(c)	Amended and Restated Bank Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*
4(d)	Amended and Restated Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*
4(e)	Form of Indenture*
4(f)	Form of Trust Agreement*
4(g)	Form of Deposit and Administration Agreement*
5	Opinion of Timothy R. Baer, with respect to legality*
8	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters*
23(a)	Consent of Timothy R. Baer (included in his opinion to be filed as Exhibit 5)*
23(b)	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 8)*

24	Power of Attorney*
25	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture*

      *     Previously filed.

(b) Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.                 Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)          To provide to the underwriters at the closing specified in the underwriting agreements, notes in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(6)          That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)          That, for purposes of determining any liability under the Securities Act of 1933:

(i)           The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(ii)          Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 2, 2005.

TARGET CREDIT CARD MASTER TRUST
By:	TARGET RECEIVABLES CORPORATION
as originator of the Trust
By:	/s/ Douglas A. Scovanner
Douglas A. Scovanner, President

TARGET RECEIVABLES CORPORATION
as Co-Registrant
By:	/s/ Douglas A. Scovanner
Douglas A. Scovanner, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

TARGET RECEIVABLES CORPORATION

Signature	Title
Principal Executive Officer:
/s/ Douglas A. Scovanner	President
Douglas A. Scovanner
November 2, 2005
Principal Financial Officer:
Sara J. Ross*	Vice President and Treasurer
Sara J. Ross
Principal Accounting Officer:
Terrence J. Scully*	Vice President
Terrence J. Scully
Directors:
Martin R. Rosenbaum *	Director
Martin R. Rosenbaum
Sara J. Ross*	Director
Sara J. Ross
/s/ Douglas A. Scovanner	Director
Douglas A. Scovanner
Sandra Sponem*	Director
Sandra Sponem
Terrence J. Scully*	Director
Terrence J. Scully

* By:	/s/ Douglas A. Scovanner
Douglas A. Scovanner, Attorney-in-Fact November 2, 2005

EXHIBIT INDEX

Exhibits
1	Form of Underwriting Agreement*
4(a)	Amended and Restated Pooling and Servicing Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*
4(b)	Form of Series Supplement*
4(c)	Amended and Restated Bank Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*
4(d)	Amended and Restated Receivables Purchase Agreement (incorporated herein by reference to Registration Statement No. 333-95585)*
4(e)	Form of Indenture*
4(f)	Form of Trust Agreement*
4(g)	Form of Deposit and Administration Agreement*
5	Opinion of Timothy R. Baer, with respect to legality*
8	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters*
23(a)	Consent of Timothy R. Baer (included in his opinion to be filed as Exhibit 5)*
23(b)	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 8)*
24	Power of Attorney*
25	Form T-l Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Indenture Trustee under the Indenture*

*                                         Previously filed.